UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MARKFORGED HOLDING CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MARKFORGED HOLDING CORPORATION

60 Tower Road

Waltham, MA 02451

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

November 13, 2024

Dear Stockholders of Markforged Holding Corporation:

You are cordially invited to attend a special meeting of the common stockholders of Markforged Holding Corporation, a Delaware corporation (“Markforged,” the “Company,” “we,” “us” or “our”), to be held virtually on December 5, 2024 at 9:00 a.m. Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). Common stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/MKFG2024SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” will mean virtually present at the Special Meeting.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of September 25, 2024, with Nano Dimension Ltd., an Israeli company (“Nano” or “Parent”), and Nano US II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Nano (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Markforged, with Markforged surviving the merger as an indirect wholly-owned subsidiary of Nano (the “Merger”).

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”). The affirmative vote of the holders of a majority of the outstanding shares of Markforged common stock, par value $0.0001 per share (the “Company Common Stock”), issued and outstanding as of the close of business on November 12, 2024 (the “Record Date”) is required to approve the Merger Agreement Proposal. At the Special Meeting, you also will be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”). The affirmative vote of the holders of a majority of the voting power of the Company Common Stock present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal.

If the Merger is consummated, you will be entitled to receive $5.00 in cash, without interest, for each share of Company Common Stock that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Agreement Proposal). Such merger consideration represents a premium of approximately 83% over the closing price of the Company Common Stock of $2.73 on September 24, 2024, the last trading day before the public announcement that Markforged entered into the Merger Agreement.

The Board of Directors of Markforged (the “Company Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the holders of Company Common Stock (the “Company Stockholders”), (ii) approved the Merger and the execution, delivery and performance by Markforged of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger, (iii) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement, and (iv) directed that the adoption of the Merger Agreement Proposal be submitted to a vote of the Company Stockholders at the Special Meeting. The Company Board unanimously recommends that holders of Company Common Stock vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Markforged from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of Company Common Stock that you own. We cannot consummate the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company Common Stock as of the Record Date.

If you have questions or need assistance voting your shares of Company Common Stock, please contact:

Sodali & Co. LLC

430 Park Ave., 14th Floor

New York, NY10022

Email: MKFG@info.sodali.com

(203) 658-9400

or

Toll-Free 800-662-5200

On behalf of the Company Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

/s/ Shai Terem

Shai Terem

President & Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated November 13, 2024 and, together with the enclosed form of proxy card, is first being mailed to common stockholders on or about November 13, 2024.

MARKFORGED HOLDING CORPORATION

60 Tower Road

Waltham, MA 02451

NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON DECEMBER 5, 2024

NOTICE IS HEREBY GIVEN that a special meeting of the common stockholders of Markforged Holding Corporation, a Delaware corporation (“Markforged,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast at www.virtualshareholdermeeting.com/MKFG2024SM on December 5, 2024 at 9:00 a.m. Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). The Special Meeting is being held for the following purposes:

1.

To consider and vote on a proposal (the “Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of September 25, 2024, by and among Nano Dimension Ltd., a Israeli company (“Nano”), Nano US II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Nano (“Merger Sub”), and Markforged, pursuant to which Merger Sub will be merged with and into Markforged, with Markforged surviving as an indirect wholly-owned subsidiary of Nano (the “Merger”); and

2.

To consider and vote on a proposal (the “Adjournment Proposal”) to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only Markforged common stockholders of record as of the close of business on November 12, 2024 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Company’s Board of Directors unanimously recommends that you vote:

1.	“FOR” the Merger Agreement Proposal; and

2.	“FOR” the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Markforged common stock, par value $0.0001 per share (“Company Common Stock”), that you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares of Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Under Delaware law, common stockholders and beneficial owners who do not vote in favor of the Merger Agreement Proposal will have the right to seek appraisal of the fair value of their issued and outstanding shares of Company Common Stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Markforged before the vote on the Merger Agreement Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Stephen Karp

Stephen Karp

General Counsel & Secretary

Waltham, MA

November 13, 2024

YOUR VOTE IS VERY IMPORTANT!

Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote before it is voted at the Special Meeting.

If your shares of Company Common Stock are held in the name of a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.

If your shares of Company Common Stock are registered directly in your name, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Company Common Stock through a bank, broker or other nominee and do not have a 16-digit control number, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your shares of Company Common Stock, please contact our proxy solicitor by using the contact information provided below:

Sodali & Co. LLC

430 Park Ave., 14th Floor

New York, NY10022

Email: MKFG@info.sodali.com

(203) 658-9400

or

Toll-Free: 800-662-5200

i

ii

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Please refer to the “Summary” beginning on page 13 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “Markforged,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Markforged Holding Corporation. Throughout this proxy statement, we refer to Nano Dimension Ltd. as “Nano” and Nano US II, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to: (1) the Agreement and Plan of Merger, dated as of September 25, 2024, as it may be amended from time to time, by and among Nano, Merger Sub and Markforged, as the “Merger Agreement”; (2) the merger of Merger Sub with and into Markforged, with Markforged surviving as an indirect wholly-owned subsidiary of Nano, as the “Merger”; (3) shares of our common stock, par value $0.0001 per share, as the “Company Common Stock”; (4) warrants to purchase shares of Company Common Stock as the “Company Warrants”; (5) the holders of Company Common Stock as the “Company Stockholders”; and (6) the special meeting of Company Stockholders described in this proxy statement, including any adjournments or postponements thereof, as the “Special Meeting.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Q:	Why am I receiving these materials?

A:

On September 25, 2024, Markforged entered into the Merger Agreement providing for the merger of Merger Sub, an indirect wholly-owned subsidiary of Nano, with and into Markforged, with Markforged surviving the Merger as an indirect wholly-owned subsidiary of Nano. The Board of Directors of Markforged (the “Company Board”) is furnishing this proxy statement and form of proxy card to the holders of shares of Company Common Stock in connection with the solicitation of proxies to be voted at the Special Meeting to approve the Merger.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Markforged by Nano pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”) is approved by the holders of a majority of the shares of Company Common Stock issued and outstanding as of the Record Date and the other closing conditions set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into Markforged, with Markforged surviving the Merger as an indirect wholly-owned subsidiary of Nano. As a result of the Merger, the Company Common Stock will no longer be publicly traded and will be delisted from the New York Stock Exchange (“NYSE”). In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Markforged will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will holders of Company Common Stock receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive $5.00 in cash, without interest (the “Per Share Merger Consideration”), less any applicable withholding taxes, for each share of Company Common Stock that you own as of the effective time of the Merger (the “Effective Time”), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). For

example, if you own 100 shares of Company Common Stock as of the Effective Time, you will receive $500.00 in cash in exchange for your shares of Company Common Stock (less any applicable withholding taxes). As a holder of Company Common Stock, you will not be entitled to receive any equity consideration in the surviving corporation or in Nano as Merger consideration.

Q:	How does the Per Share Merger Consideration compare to the market price of the Company Common Stock as of a recent trading date?

A:

The Per Share Merger Consideration represents a premium of approximately 83% over the closing price of the Company Common Stock on NYSE of $2.73 on September 24, 2024, the last trading day before the public announcement that Markforged had entered into the Merger Agreement. On November 7, 2024, the last practicable day before the printing of this proxy statement, the closing price of the Company Common Stock on the NYSE was $4.45 per share. You are encouraged to obtain current market quotations for the Company Common Stock.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually on December 5, 2024, at 9:00 a.m. Eastern Time. There will not be a physical meeting location. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/MKFG2024SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” will mean virtually present at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only holders of record of shares of Company Common Stock as of the close of business on November 12, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were 20,622,719 shares of Company Common Stock issued and outstanding. Each issued and outstanding share of Company Common Stock on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q:	What are Company Stockholders being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	The Merger Agreement Proposal; and

•

A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in person or by proxy to adopt the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to the Company Bylaws, the only business that will be transacted at the Special Meeting is the Merger Agreement Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?

A:

The affirmative vote of the holders of a majority of the shares of Company Common Stock issued and outstanding as of the Record Date is required to approve the Merger Agreement Proposal. As a result, the failure to grant a proxy to vote your shares of Company Common Stock by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Q:	What factors did the Company Board consider in deciding to enter into the Merger Agreement and recommending the adoption of the Merger Agreement Proposal by the Company Stockholders?

A:

In reaching its decision to unanimously adopt, approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that the Company Stockholders approve the Merger Agreement Proposal, the Company Board consulted with our senior management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Markforged Board of Directors and Reasons for the Merger” beginning on page 49 of this proxy statement.

Q:	What is a quorum and how many shares of Company Common Stock are needed to constitute a quorum?

A:

A quorum of Company Stockholders is the presence of Company Stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the shares of Company Common Stock entitled to vote at the Special Meeting, either present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under the Company Bylaws, either (i) the holders of Company Common Stock holding a majority of the voting power of the Company Stockholders entitled to vote at the Special Meeting, present at the Special Meeting in person or represented by proxy, or (ii) the presiding officer of the Special Meeting, may adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, and the means of remote communications, if any, by which Company Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting.

Q:	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies?

A:

The affirmative vote of the holders of a majority of voting power of the Company Common Stock present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal.

Q:	Are there any Company Stockholders who have already committed to voting in favor of any of the proposals?

A:

Yes. In connection with the execution of the Merger Agreement, Nano entered into voting and support agreements (the “Support Agreements”) with certain of Markforged’s executive officers, directors and certain of their affiliates under which such stockholders agreed, among other things, to vote, or cause to be voted, all of the shares of Company Common Stock beneficially owned by such Company Stockholders in favor of the Merger Agreement Proposal and the Adjournment Proposal at the Special Meeting. As of November 4, 2024, the Company Stockholders party to the Support Agreements collectively held approximately 36.8% of the total voting power of the outstanding shares of Company Common Stock.

Q:	How does the Company Board recommend that I vote?

A:

The Company Board, after considering the various factors described under “The Merger—Recommendation of the Markforged Board of Directors and Reasons for the Merger” beginning on page 49 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the Company Stockholders, (ii) approved the Merger and the execution, delivery and performance by Markforged of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger, (iii) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement, and (iv) directed that the adoption of the Merger Agreement Proposal be submitted to a vote of the Company Stockholders at the Special Meeting.

The Company Board unanimously recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your shares of Company Common Stock can be voted at the Special Meeting. If you hold your shares of Company Common Stock in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares of Company Common Stock. Please do not send your stock certificates with your proxy card.

Q:	How do I vote?

A:

If you are a stockholder of record (that is, if your shares of Company Common Stock are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”)), there are four ways to cause your shares of Company Common Stock to be voted at the Special Meeting:

•	by visiting the Internet at the address on your proxy card and granting your proxy;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy;

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•

by voting virtually at the Special Meeting; shares of Company Common Stock held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares of Company Common Stock held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, brokerage firm or other nominee, including any requirement to obtain a legal proxy.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Agreement Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your shares of Company Common Stock, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your shares of Company Common Stock.

If your shares of Company Common Stock are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares of Company Common Stock. Without those instructions, your shares of Company Common Stock will not be voted, which will have the same effect as voting “AGAINST” the Merger Agreement Proposal.

Q:	What is the difference between holding shares of Company Common Stock as a stockholder of record and as a beneficial owner?

A:

If your shares of Company Common Stock are registered directly in your name with our transfer agent, Continental, you are considered, with respect to those shares of Company Common Stock to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Markforged.

If your shares of Company Common Stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such shares of Company Common Stock and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of Company Common Stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting and may vote via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Q:

Will my shares of Company Common Stock held in “street name” or another form of record ownership be combined for voting purposes with shares of Company Common Stock I hold as the stockholder of record?

A:

No. Because any shares of Company Common Stock you may hold in “street name” will be deemed to be held of record by a different stockholder than any shares of Company Common Stock you hold directly as the stockholder of record, any shares of Company Common Stock held in “street name” will not be combined for voting purposes with the shares of Company Common Stock you hold as the stockholder of record. Similarly, if you own shares of Company Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Company Common Stock because they are held in a different form of record ownership. Shares of Company Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Company Common Stock held in an individual retirement account must be voted under the rules governing the account.

Q:

If I hold my shares of Company Common Stock in “street name,” will my bank, broker or other nominee vote my shares of Company Common Stock for me on the proposals to be considered at the Special Meeting?

A:

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your shares of Company Common Stock on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares of Company Common Stock on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares of Company Common Stock.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your shares of Company Common Stock. Without such instructions, your shares of Company Common Stock will not be voted at the Special Meeting. A failure to vote will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal.

Q:	What happens if I do not vote?

A:

The required vote to approve the Merger Agreement Proposal is based on the total number of shares of Company Common Stock issued and outstanding as of the close of business on the Record Date, not just the shares of Company Common Stock that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Markforged Holding Corporation, Attention: Corporate Secretary, 60 Tower Road, Waltham, Massachusetts 02451, prior to the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares of Company Common Stock and returning it to us by mail prior to the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on December 4, 2024, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on December 4, 2024, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Markforged or by sending a written notice of revocation to Markforged, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Markforged before the Special Meeting.

Please note that if you hold your shares of Company Common Stock in “street name,” and you have instructed a bank, broker or other nominee to vote your shares of Company Common Stock, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote.

Q:	What is a proxy?

A:

A “proxy” is your legal designation of another person to vote your shares of Company Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.” The Company Board has designated each of Shai Terem, President, Chief Executive Officer and Director of Markforged, and Stephen Karp, General Counsel of Markforged, with full power of substitution, as proxies for the Special Meeting.

Q:	If a Company Stockholder gives a proxy, how are the shares of Company Common Stock voted?

A:

Regardless of the method you choose to grant a proxy to vote your shares of Company Common Stock, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST” or to abstain from voting on the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

Q:	May I attend the Special Meeting and vote in person?

A:

All Company Stockholders as of the Record Date may attend and vote at the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/MKFG2024SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person.

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Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/MKFG2024SM.

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Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares of Company Common Stock you held as of the Record Date, your name and email address. If you hold your shares of Company Common Stock in “street name,” you must obtain the appropriate documents from your bank, broker or other nominee giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/MKFG2024SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all Company Stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/MKFG2024SM.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your shares of Company Common Stock will be represented at the Special Meeting. If you hold your shares of Company Common Stock in “street name,” because you are not the stockholder of record, we encourage you to provide voting instructions to your bank, broker or other nominee.

Q:	What happens if I sell or otherwise transfer my shares of Company Common Stock before consummation of the Merger?

A:

If you sell or transfer your shares of Company Common Stock before consummation of the Merger, you will have transferred your right to receive the Per Share Merger Consideration in the Merger. In order to receive the Per Share Merger Consideration, you must hold your shares of Company Common Stock through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person or entity to whom you sell or otherwise transfer your shares of Company Common Stock and each of you notifies Markforged in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is consummated, to the person or entity to whom you sell or transfer your shares of Company Common Stock, but you will have retained your right to vote these shares of Company Common Stock at the Special

Meeting. Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:	How will I receive the Per Share Merger Consideration to which I am entitled?

A:

If you hold your shares of Company Common Stock in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates, to an exchange agent to be designated by Nano in order to receive the Per Share Merger Consideration to which you are entitled. Please do not send in your stock certificates now. If you hold your shares of Company Common Stock in book-entry form but not through the Depository Trust Company (“DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your shares of Company Common Stock are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares of Company Common Stock in exchange for the Per Share Merger Consideration.

Q:	Should I send in my stock certificate(s) or other evidence of ownership now or with my proxy card?

A:

No. Please do not send in your stock certificates or other documents evidencing ownership of shares of Company Common Stock now or with your proxy card. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your share certificates to the bank or trust company Nano selects to act as the exchange agent for the Merger (the “Exchange Agent”) in order to receive the appropriate cash payment for the Company Common Stock represented by your share certificates.

Q:	I do not know where my stock certificate is. How will I get the Per Share Merger Consideration for my shares of Company Common Stock?

A:

If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q:	When do you expect the Merger to be consummated?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement by the holders of a majority of the shares of Company Common Stock issued and outstanding as of the Record Date, receipt of certain regulatory approvals by applicable governmental authorities, including the Committee on Foreign Investment in the United States (“CFIUS”), and certain other conditions.

We currently anticipate that the Merger will be consummated in the first quarter of 2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Markforged and Nano, that the Merger will be consummated at a later time or not at all.

Q:	What effects will the Merger have on Markforged?

A:

The shares of Company Common Stock are currently registered under the Exchange Act, and are listed on the NYSE under the symbol “MKFG.” As a result of the Merger, Markforged will cease to be a publicly traded company and will become an indirect wholly-owned subsidiary of Nano. As soon as reasonably practicable following the consummation of the Merger, the shares of Company Common Stock will cease trading on and be delisted from the NYSE and will be deregistered under the Exchange Act, and Markforged will no longer be required to file periodic reports with the SEC.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their shares of Company Common Stock pursuant to the Merger Agreement. Instead, Markforged will remain a public company, the shares of Company Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Nano a (i) termination fee of $4,600,000 upon the termination of the Merger Agreement or (ii) an expense reimbursement up to $4,000,000 of reasonable, documented out-of-pocket fees, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Q:	Do any directors or executive officers have interests in the Merger that may differ from those of Company Stockholders generally?

A:

In considering the recommendation of the Company Board with respect to the Merger Agreement Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Company Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the Company Stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Markforged in the Merger” beginning on page 62 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?

A:	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:

We will bear the cost of the solicitation of proxies. We have retained Sodali & Co. LLC (“Sodali”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000, plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisioning of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of Company Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 113 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to Company Stockholders of the exchange of shares of Company Common Stock for cash pursuant to the Merger?

A:

The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock” beginning on page 71 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock” beginning on page 71 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. You are urged to consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock” beginning on page 71 of this proxy statement.

Q.	Will the Per Share Merger Consideration payable to me be subject to Israeli capital gains tax?

A.

As a general rule, non-Israeli resident shareholders are not subject to Israeli capital gains tax with respect to their Per Share Merger Consideration, and Israeli resident shareholders are subject to Israeli capital gains tax with respect to their Per Share Merger Consideration. Such Israeli shareholders, as well as shareholders who were Israeli residents in the past, should consult their tax advisors regarding the tax consequences of the Merger to them.

Q.	Will the Per Share Merger Consideration payable to me be subject to Israeli tax withholding?

A.

According to Israeli law, unless it is provided with an exemption certificate issued by the Israel Tax Authority, Nano is required to withhold Israeli taxes from the Per Share Merger Consideration even if you are not subject to Israeli capital gains tax. Nano intends to submit an application to the Israel Tax Authority in order to clarify the withholding mechanism. As part of the application, Nano intends to request that non-Israeli shareholders who hold less than 5% of the outstanding shares of Company Common Stock be exempt from withholding to the extent that such shareholders provide the Exchange Agent with certain declarations and documents regarding their non-Israeli tax residency. We cannot assure you that Nano’s tax ruling application will be accepted. A more complete description of the Israeli withholding tax consequences of the Merger is provided under “The Merger—Material Israeli Withholding Tax Consequences of the Merger to Holders of Company Common Stock” beginning on page 75 of this proxy statement.

Q:	What will holders of Company Warrants receive in the Merger?

A:

Each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, automatically and without any action on the part of the holder of the Company Warrant or any other person, cease to represent a Company Warrant exercisable for shares of Company Common Stock and will become a warrant exercisable for the Per Share Merger Consideration that the holder of such Company Warrant would have received if such Company Warrant had been exercised immediately prior to the Effective Time. As soon as reasonably practicable following the consummation of the Merger, the Warrants will cease trading on and be delisted from the NYSE and will be deregistered under the Exchange Act. For additional information regarding the treatment of Company Warrants, see “The Merger Agreement—Treatment of Company Warrants” beginning on page 80 of this proxy statement.

Q:	What will the holders of Markforged equity awards receive in the Merger?

A:	Each Company Stock Option that has a per share exercise price less than the Per Share Merger Consideration that would be payable in respect of the shares of Company Common Stock underlying such

Company Stock Option (each, a “In-the-Money Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, and the holder of such In-the-Money Company Stock Option will be entitled to receive the Per Share Merger Consideration for each Net Share of Company Common Stock (as defined in the Merger Agreement) covered by such In-the-Money Company Stock Option, without interest and less applicable tax withholdings. Any Company Stock Option that has a per share exercise price that is equal to or greater than the Per Share Merger Consideration (each, an “Out-of-the-Money Company Stock Option”) that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, and the holder thereof will receive no consideration therefor.

Each Company Restricted Stock Unit that is not vested as of immediately prior to the Effective Time (each a “Unvested Company RSU Award”) will automatically be cancelled and replaced with a grant by Nano of a restricted stock unit award (each a “Replacement RSU Award”) on similar terms and conditions as were applicable to the Unvested Company RSU Award under the Company’s 2021 Stock Option and Incentive Plan (the “Company Incentive Award Plan”) immediately prior to the Effective Time, except that (i) any continued employment or service requirement will be based on the applicable continuing Company employee’s continued employment or service with Nano or its subsidiaries, including the Surviving Corporation, (ii) unless otherwise agreed between Nano and the holder of the Unvested Company RSU Award, the existing vesting schedule for the applicable Unvested Company RSU Award will apply to the Replacement RSU Award replacing such Unvested Company RSU (provided that, certain holders of Unvested Company RSU Award will be entitled to maintain the vesting acceleration to which they are entitled under the Company’s Executive Severance and Change in Control Plan, and such protection will continue to apply to the Replacement RSU Award), and (iii) the number of Nano’s ordinary shares, par value NIS 5.00 per share (the “Nano Ordinary Shares”), underlying the Replacement RSU Award will be determined by multiplying the number of shares of Company Common Stock issuable upon vesting of the Unvested Company RSU Award immediately prior to the Effective Time by the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the volume weighted average price of an American Depositary Share of Nano (representing a beneficial interest in one (1) Nano Ordinary Share) for the ten (10) consecutive trading days ending on (and including) the trading day that is immediately preceding the day that is three (3) days prior to the Closing, rounding down to the nearest whole number of shares and subject to certain customary reductions.

Q:	Are holders of Company Common Stock entitled to appraisal rights in connection with the Merger under the DGCL?

A:

Yes. As a holder of record or beneficial owner of shares of Company Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, holders and beneficial owners of shares of Company Common Stock who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of Company Common Stock as determined by the Delaware Court of Chancery if the Merger is consummated. Appraisal rights are only available if the holder of the shares of Company Common Stock complies fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the consideration that such holder of Company Common Stock may receive in the Merger. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Markforged before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 36 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your shares of Company Common Stock are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares of Company Common Stock are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares of Company Common Stock held through brokerage firms. If your family has multiple accounts holding shares of Company Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your shares of Company Common Stock, please contact our proxy solicitor at the contact information provided below:

Sodali & Co. LLC

430 Park Ave., 14th Floor

New York, NY10022

Email: MKFG@info.sodali.com

(203) 658-9400

or

Toll-Free: 800-662-5200

If your bank, broker or other nominee holds your shares of Company Common Stock, you should also call your bank, broker or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference into this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 113 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 30)

Markforged Holding Corporation

Markforged is a Delaware corporation with its principal executive offices located at 60 Tower Road, Waltham, Massachusetts 02451, telephone number (866) 496-1805. Markforged’s platform, The Digital Forge, is an intuitive additive manufacturing platform powering engineers, designers and manufacturing professionals globally. The Digital Forge combines precise and reliable 3D printers and both metal and composite proprietary materials seamlessly with its cloud-based software to empower manufacturers to create more resilient and agile supply chains. The Company Common Stock is listed on the NYSE under the symbol “MKFG.” See “The Companies—Markforged Holding Corporation” beginning on page 30 of this proxy statement.

Additional information about Markforged is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 113 of this proxy statement.

Nano Dimension Ltd.

Nano Dimension Ltd. is an Israeli corporation with its principal executive offices located at 2 Ilan Ramon Street, Ness Ziona, 7403635, Israel, telephone number +972-073-7509142. Nano’s vision is to transform existing electronics and mechanical manufacturing into Industry 4.0 environmentally friendly & economically efficient precision additive electronics and manufacturing. Nano delivers solutions that convert digital designs to electronic or mechanical devices — on demand, anytime, anywhere. Founded in 2012, Nano has served over 2,000 customers across vertical target markets such as aerospace and defense, advanced automotive, high-tech industrial, specialty medical technology, R&D and academia. Nano designs and makes Additive Electronics, Additive Manufacturing 3D printing machines and consumable materials. Additive Electronics are manufacturing machines that enable the design and development of High-Performance-Electronic-Devices (Hi-PED®s). Through the integration of its portfolio of products, Nano offers the advantages of rapid prototyping, high-mix-low-volume production, IP security, minimal environmental footprint and design-for-manufacturing capabilities. The American Depositary Shares (“ADSs”) of Nano are listed on the Nasdaq under the symbol “NNDM.” See “The Companies—Nano Dimension Ltd” beginning on page 30 of this proxy statement.

Nano US II, Inc.

Merger Sub is a Delaware corporation and an indirect wholly-owned subsidiary of Nano, with a registered office located at 251 Little Falls Drive, New Castle, Delaware 19808. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist. See “The Companies—Nano US II, Inc.” beginning on page 30 of this proxy statement.

The Special Meeting (page 31)

This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Company Board for use at the Special Meeting to be held virtually on December 5, 2024, at 9:00 a.m. Eastern Time, or at any adjournment or postponement thereof. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/MKFG2024SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” will mean virtually present at the Special Meeting.

Shares of Company Common Stock held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

At the Special Meeting, Company Stockholders of record as of the Record Date will be asked to vote on the Merger Agreement Proposal and the Adjournment Proposal, each as further described below.

The Merger Agreement Proposal (page 105)

Company Stockholders will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth therein, Merger Sub will be merged with and into Markforged, with Markforged surviving the Merger as an indirect wholly-owned subsidiary of Nano. At the Effective Time and as a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Preferred Stock of the Company, Company Common Stock held in the treasury of Markforged or owned by Nano or Merger Sub or any direct or indirect wholly-owned subsidiary of Nano or Markforged immediately prior to the Effective Time (the “Excluded Shares”) and shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the DGCL) (the “Dissenting Shares”) will be cancelled and converted automatically into the right to receive $5.00 per share in cash, without interest and less any applicable withholding tax.

Following the Merger, the Company Common Stock will no longer be publicly listed and traded on the NYSE, the Company Common Stock will be deregistered under the Exchange Act, Markforged will no longer file periodic reports with the SEC and existing Company Stockholders will cease to have any ownership interest in Markforged.

Record Date; Shares Entitled to Vote; Quorum (page 31)

You are entitled to receive notice and to vote at the Special Meeting if you owned Company Common Stock as of the close of business on November 12, 2024, which is the Record Date for the Special Meeting. As of the Record Date, there were 20,622,719 shares of Company Common Stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of Company Stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting and permit Markforged to transact business at the Special Meeting.

Vote Required (page 32)

Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Agreement Proposal requires the holders of a majority of the Company Common Stock issued and outstanding as of the Record Date to vote “FOR” the Merger Agreement Proposal. A failure to vote your shares of Company Common Stock or an abstention from voting for the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. If you hold your shares of Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock on the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of voting power of the Company Common Stock present in person or represented by proxy at the Special Meeting. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your shares of Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Support Agreements (page 103)

In connection with the execution of the Merger Agreement, certain of the directors and executive officers of Markforged (and certain of their affiliates) (collectively, the “Specified Stockholders”) entered into the Support Agreements. Subject to its terms, each Support Agreement obligates the Specified Stockholder to, among other things, vote (or cause to be voted) all shares of Company Common Stock beneficially owned by such Specified Stockholder in favor of the adoption of the Merger Agreement at the Special Meeting. Each Support Agreement will terminate automatically, without any notice or other action by any person, upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the Per Share Merger Consideration or changes the form of consideration thereof to be paid in respect of the Company Common Stock, (iv) an adverse change in recommendation by the Company Board with respect to their recommendation to vote in favor of the Merger Agreement Proposal, and (v) the mutual written consent of the Specified Stockholder and Nano. As of November 4, 2024, the Specified Stockholders beneficially owned in the aggregate approximately 7,608,806 shares of Company Common Stock, representing approximately 36.8% of the total voting power of the outstanding shares of Company Common Stock. A copy of the form of Support Agreement is included as Annex B to this proxy statement.

Recommendation of the Markforged Board of Directors and Reasons for the Merger (page 49)

The Company Board recommends that the Company Stockholders vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations, the Company Board held a number of meetings, consulted with Markforged senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information. For a description of the factors considered by the Company Board in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were weighed, and additional information on the recommendations of the Company Board and the Transactions Committee, see the section of this proxy statement titled “The Merger—Recommendation of the Markforged Board of Directors and Reasons for the Merger” beginning on page 49 of this proxy statement.

Opinion of Evercore Group L.L.C. (page 53)

The Company retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Company Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, the Company requested that Evercore evaluate the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the holders of Company Common Stock (other than holders of shares of Company Common Stock owned by Parent, Merger Sub or any subsidiary of the Company or held by the Company as treasury stock (collectively, “Owned Company Shares”) and Dissenting Shares). At a meeting of the Company Board held on September 25, 2024, Evercore rendered to the Company Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Per Share Merger Consideration of $5.00 to be received by the holders of Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares) in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Evercore, dated as of September 25, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Company Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Company Board or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.

Certain Effects of the Merger on Markforged (page 38)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Markforged, with Markforged surviving as an indirect wholly-owned subsidiary of Nano. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Markforged as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Nano may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger occurs.

Effect on Markforged if the Merger Is Not Consummated (page 38)

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Common Stock pursuant to the Merger Agreement. Instead, Markforged will remain a public company, the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Markforged may be required to pay Nano a termination fee of $4,600,000, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which the Company Common Stock trades as of the date of this proxy statement.

Merger Consideration (page 39)

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and Dissenting Shares) will be cancelled and cease to exist and will be converted automatically into the right to receive $5.00 per share in cash, without interest and subject to applicable withholding taxes.

After the Merger is consummated, holders of Company Common Stock will no longer have any rights as a Markforged stockholder as a result of the Merger, nor will they be entitled to receive any shares in Nano or the Surviving Corporation.

Treatment of Company Warrants (page 80)

At the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, cease to represent a warrant exercisable for Company Common Stock and automatically will become a warrant exercisable for the Per Share Merger Consideration that the holder would have been entitled to receive if the Company Warrant had been exercised immediately prior to the Effective Time, and will not be entitled to receive any shares in Nano or the Surviving Company. As such, the Warrants will no longer be publicly listed and traded on the NYSE, the Warrants will be deregistered under the Exchange Act, and Markforged will no longer file periodic reports with the SEC.

Treatment of Equity Awards and the ESPP (page 80)

Markforged Stock Options

At the Effective Time, each In-the-Money Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration in respect of each net share of Company Common Stock (if any) covered by such In-the-Money Company Stock Option, without interest and less applicable tax withholding. Each Out-of-the-Money Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, and the holder thereof will receive no consideration therefor.

Treatment of Company RSUs

At the Effective Time, each Unvested Company RSU Award will be automatically cancelled and replaced with a grant by Nano of a Replacement RSU Award, which will be granted on similar terms and conditions as were applicable to the Unvested Company RSU Award prior to the Effective Time, except (i) any continued employment or service requirement will be based on the applicable continuing Company employee’s continued employment or service with Nano or its subsidiaries, including the Surviving Corporation; (ii) unless otherwise agreed between Nano and the holder of the Unvested Company RSU, the existing vesting schedule for the applicable Unvested Company RSU will apply to the Replacement RSU Award replacing such Unvested Company RSU (provided that, certain holders of Unvested Company RSU will be entitled to maintain the vesting acceleration to which they are entitled under the Company’s Executive Severance and Change in Control Plan, and such protection will continue to apply to the Replacement RSU Award), and (iii) the number of Nano Ordinary Shares underlying the Replacement RSU Award will be determined by multiplying the number of shares of Company Common Stock issuable upon vesting of the Unvested Company RSU immediately prior to the Effective Time by the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the volume weighted average price of an American Depositary Share of Nano (representing a beneficial interest in one (1) Nano Ordinary Share) for the ten (10) consecutive trading days ending on (and including) the trading day that is immediately preceding the day that is three (3) days prior to the Closing, rounding down to the nearest whole number of shares and subject to certain customary reductions.

Treatment of the Company ESPP

With respect to the Markforged Holding Corporation 2021 Employee Stock Purchase Plan (the “Company ESPP”), Markforged will take all necessary actions required to (i) terminate the ESPP, as of immediately prior to the Effective Time and (ii) provide that no offering period will commence after September 25, 2024. The Company ESPP will no longer have any force and effect on or after the Effective Time.

Certain Actions

Prior to the Effective Time, Markforged will adopt such resolutions and take all other actions to effectuate the treatment of the Company Stock Options, Company RSU Awards, and the Company ESPP described above. In addition, Markforged will adopt such resolutions and take all other actions to terminate the Company Incentive Award Plan and the Company ESPP.

Interests of the Directors and Executive Officers of Markforged in the Merger (page 62)

Certain of Markforged’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of stockholders of Markforged generally. The Company Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders adopt the Merger Agreement. These interests include the following, among others:

•

Each right of Markforged’s executive officers and non-employee members of the Company Board to receive Company Earnout Shares (as defined in the Merger Agreement) will be cancelled in exchange for the right to receive a cash payment equal to the Per Share Merger Consideration;

•	The Company Stock Options and Company RSUs held by Markforged’s directors and executive officers will accelerate and vest and be treated as detailed above;

•	Pursuant to the Company’s Non-Employee Director Compensation Policy, all Company Stock Options and Company RSU Awards held by Markforged’s non-employee directors will accelerate at the Effective Time;

•

Pursuant to the Company’s Executive Severance and Change in Control Plan (the “Severance and CIC Plan”), certain of Markforged’s executive officers are eligible for severance payments and benefits upon their qualifying termination of employment within a certain period following the Merger; and

•	Markforged’s directors and executive officers are entitled to continued indemnification following the Merger.

The interests of Markforged’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of the Directors and Executive Officers of Markforged in the Merger” beginning on page 62 of this proxy statement.

Financing of the Merger (page 67)

The consummation of the Merger is not conditioned upon receipt of financing by Nano. Nano has represented in the Merger Agreement that it has access to, and will cause Merger Sub to have, at the closing of the Merger (the “Closing”) and the Effective Time, sufficient funds for the consummation of the Merger and other transactions contemplated by the Merger Agreement, including payment in cash of the aggregate consideration payable under the Merger Agreement, and to pay all related fees and expenses required to be paid by Nano and Merger Sub pursuant to the terms of the Merger Agreement.

Appraisal Rights (page 67)

If the Merger is consummated, stockholders who do not wish to accept the Per Share Merger Consideration are entitled to seek appraisal of their Company Common Stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Common Stock, as applicable, following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Common Stock determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, Company Stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Common Stock and a beneficial owner who:

•	continuously holds or beneficially owns, as applicable, such shares through the Effective Time;

•	has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights;

•	strictly complies with the procedures under Section 262 of the DGCL;

•	does not thereafter withdraw his, her or its demand for appraisal of such shares; and

•

in the case of a beneficial owner, a person who (1) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (2) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provides an address at which such beneficial owner consents to receive notices given by Markforged and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 67 of this proxy statement);

will be entitled to receive the fair value of his, her or its Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 67 of this proxy statement and Annex D.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock (page 71)

The receipt of cash for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock”) in exchange for such U.S. Holder’s shares of Company Common Stock in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered in the Merger. A Non-U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock” beginning on page 71 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock” beginning on page 71 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Material Israeli Withholding Tax Consequences of the Merger to Holders of Company Common Stock (page 75)

The payment of the Per Share Merger Consideration by Nano in exchange for Company Common Stock pursuant to the Merger is generally subject to Israeli withholding tax. However, Nano intends to apply for a ruling from the Israel Tax Authority requesting that non-Israeli shareholders who hold less than 5% of the outstanding shares of Company Common Stock be exempt from withholding to the extent that such shareholders provide the Exchange Agent with certain declarations and documents regarding their non-Israeli tax residency. Any Company Stockholder holding 5% or more of the outstanding shares of Company Common Stock (and any other Company Stockholder who will be excluded from the scope of the ruling, if obtained) who it is entitled to an exemption from Israeli withholding tax, may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or an individual tax ruling providing an exemption from withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the Exchange Agent at least three business days prior to the date that is 180 days following the Closing.

For more information, stockholders should refer to the discussion under “The Merger—Material Israeli Withholding Tax Consequences of the Merger to Holders of Company Common Stock” beginning on page 75 of this proxy statement and consult their tax advisors concerning the Israeli withholding tax consequences relating to the Merger in light of their particular circumstances.

Regulatory Approvals Required for the Merger (page 76)

Under the Merger Agreement, the Merger cannot be consummated until the required regulatory approvals are received, such as approval from the Committee on Foreign Investment in the United States and foreign direct investment approval in Sweden and the United Kingdom. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Israeli Tax Ruling

Nano and Markforged have agreed that Nano will use reasonable commercial efforts to request a ruling from the Israel Tax Authority in order to clarify the withholding mechanism. For more information, please refer to the section of this proxy statement captioned “Material Israeli Withholding Tax Consequences of the Merger to Holders of Company Common Stock.”

No Solicitation of Acquisition Proposals (page 20)

During the period from September 25, 2024 until the earlier of the Effective Time and the valid termination of the Merger Agreement (the “Pre-Closing Period”), Markforged will not and will cause its Subsidiaries (as defined in the Merger Agreement) and its and their respective directors and officers not to, and will use reasonable best efforts to cause its other Representatives not to, directly or indirectly:

•

solicit, initiate, induce, facilitate, or knowingly encourage any Acquisition Proposal (as described under “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board” beginning on page 89 of this proxy statement) with respect to the Company or any inquiry, expression of interest, proposal or offer that could reasonably be expected to lead to such an Acquisition Proposal;

•

take any action to make the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” or similar anti-takeover Law, including, without limitation, Section 203 of the DGCL (each a “Takeover Statute”) (including approving any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) (as described under “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board” beginning on page 89 of this proxy statement) inapplicable to any transaction contemplated by an Acquisition Proposal with respect to Markforged;

•

enter into, participate in, maintain or continue any communications, discussions or negotiations regarding, or deliver or make available to any person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Markforged;

•

enter into any letter of intent or any other contract, agreement, memorandum of understanding, commitment or other arrangement contemplating or otherwise relating to any Acquisition Proposal with respect to Markforged (whether binding or nonbinding);

•

terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement; or

•	resolve, propose or agree to do any of the foregoing.

However, if before obtaining approval of the Merger Agreement Proposal by the Company Stockholders, Markforged or any of its representatives has received an unsolicited bona fide written Acquisition Proposal made by a third party after September 25, 2024 and prior to obtaining such approval, in circumstances not involving a breach of Markforged’s obligations under the non-solicit provisions of the Merger Agreement, and the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as described under “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board” beginning on page 89 of this proxy statement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then Markforged may, at any time prior to obtaining such approval, subject to certain requirements:

•

enter into confidentiality agreement, containing provisions that is in the aggregate not less favorable (including nondisclosure provisions and use restrictions) to Markforged as the provisions of the confidentiality agreement with Nano as in effect immediately prior to the execution of the Merger Agreement, with the third party making such an Acquisition Proposal and thereafter; and

•	furnish information and data with respect to Markforged and enter into discussions and negotiations with the third party making such an Acquisition Proposal.

No Change in Recommendation (page 22)

Subject to certain exceptions described below, the Company Board may not make a change in its recommendation to Company Stockholders to vote in favor of the Merger Agreement Proposal as set forth in this proxy statement. Prior to the approval of the Merger Agreement Proposal by the Company Stockholders:

•

The Company Board may make a change in recommendation in connection with an Intervening Event (as described under “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board” beginning on page 89 of this proxy statement) if (1) the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make a change in recommendation would reasonably be expected to constitute a breach of its fiduciary duties and (2) certain other conditions are met, as described in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board.”

•

The Company Board may make a change in recommendation with respect to an Acquisition Proposal or terminate the Merger Agreement to enter into a definitive agreement with a third party, in each case, if (1) such Acquisition Proposal did not result from a breach of Markforged’s obligations under the non-solicit provisions of the Merger Agreement, (2) the Company Board determines that such Acquisition Proposal is a Superior Proposal, (3) the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure take such action would reasonably be expected to constitute a breach of its fiduciary duties, and (4) certain other conditions are met, as described in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board.”

For a further discussion of the limitations on changing the Board Recommendation, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Proposal, see “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board” beginning on page 89 of this proxy statement.

Conditions to the Closing of the Merger (page 97)

The respective obligations of Markforged, Nano and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Markforged and Nano) on or prior to the Closing Date of the following conditions:

•

the affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock as of the Record Date for the Special Meeting, represented at a stockholder meeting of the Company in person or by proxy and voting thereon, approving the adoption of the Merger Agreement Proposal (the “Company Stockholder Approval”) will have been obtained;

•

the CFIUS Approval (as defined in the Merger Agreement) will have been obtained and any waiting period (including any extensions thereof) applicable to the consummation of the Merger in respect of any required regulatory approvals will have been terminated or will have expired; and

•

no governmental restraints enjoining, making illegal or otherwise prohibiting the consummation of the Merger will be in effect and all conditions set forth in any order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or governmental entity of competent jurisdiction in order to consummate the transactions contemplated by the Merger Agreement will have been met.

The obligations of Nano and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Nano) on or prior to the Closing Date of the following conditions:

•

the representations and warranties made by Markforged in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect (as described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties” beginning on page 82 of this proxy statement) being true and correct as of and at the Closing Date as though made as of such date and that any such fact, circumstance, effect, change, event or development giving rise to the breach of such representation will not be continuing as of the Closing Date;

•

except for any inaccuracies that are, individually or in the aggregate, (i) relating solely to the impact of Markforged’s 10-for-1 reverse stock split effective September 19, 2024 and would not result in an increase in the fully diluted capitalization of Markforged as of September 24, 2024 by more than 250,000 shares of Company Common Stock, in the aggregate, or (ii) de minimis in the context of the transactions contemplated by the Merger Agreement, certain specified representations and warranties made by Markforged in the Merger Agreement with respect to the capitalization of Markforged being true and correct as of and at the Closing Date as though made as of such date;

•

the representations and warranties made by Markforged in the Merger Agreement with respect to corporate organization, standing and power, authority; execution and delivery; enforceability, intellectual property contracts, and broker’s fees and expenses being true and correct in all material respects as of and at the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Markforged in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of and at the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•

Markforged will have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date, and Nano will have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Markforged to such effect; and

•	since September 25, 2024, No Company Material Adverse Effect will have occurred.

The obligations of Markforged to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Markforged) on or prior to the Closing Date of the following conditions:

•

except for any inaccuracies that are, individually or in the aggregate, de minimis in the context of the transactions contemplated by the Merger Agreement, certain specified representations and warranties made by Nano in the Merger Agreement with respect to the capitalization of Nano being true and correct as of and at the Closing Date as though made as of such date;

•

the representations and warranties of Nano made in the Merger Agreement with respect to corporate organization, standing and power, authority; execution and delivery, enforceability and broker’s fees and expenses being true and correct in all material respects as of and at the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the other representations and warranties of Nano made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of and at the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not, and would not reasonably be expected to, have, individually or in the aggregate, result in a Parent Material Adverse Effect;

•

Nano and Merger Sub will have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by them under the Merger Agreement at or prior to the Closing Date; and

•

the delivery by Nano of a certificate signed on behalf of Nano by its Chief Executive Officer or Chief Financial Officer certifying that the conditions described in the preceding four bullets have been satisfied.

Termination (page 99)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time as follows:

•	by mutual written agreement of Markforged and Nano;

•	by either Markforged or Nano, if:

•

the Effective Time will not have occurred on or before June 25, 2025 (the “Outside Date”); however, if at the time of the original Outside Date, all of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but such conditions are then capable of being satisfied) except for the conditions related to the receipt of required regulatory approvals, then either Nano or Markforged, upon written notice to the other prior to the original Outside Date, will be entitled to extend the Outside Date to September 25, 2025;

•

(i) any governmental entity that must grant a required regulatory approval has denied approval of the Merger and such denial has become final and non-appealable or (ii) any restraint enjoining, making illegal or otherwise prohibiting the consummation of the Merger will have become final and non-appealable; or

•	the Special Meeting will have been held and the Company Stockholder Approval will not have been obtained;

•	by Markforged, if:

•

at any time prior to the Effective Time, for an uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of Nano or Merger Sub set forth in the Merger Agreement that would cause the conditions to closing with respect to the accuracy of representations and warranties or the performance of covenants of Nano and Merger Sub not to be satisfied; or

•

at any time prior to obtaining Company Stockholder Approval, in order to accept a Superior Proposal (as defined in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board” beginning on page 89 of this proxy statement) and enter into a written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”), subject to certain conditions.

•	by Nano, if:

•

at any time prior to the Effective Time, for an uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of Markforged set forth in the Merger Agreement that would cause the conditions to closing with respect to the accuracy of representations and warranties or the performance of covenants of Markforged not to be satisfied; or

•

at any time prior to obtaining Company Stockholder Approval, if a Change in Recommendation of the Company Board (as described in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—Change in Recommendation of the Company Board” beginning on page 89 of this proxy statement) will have occurred.

Termination Fee (page 100)

Under certain circumstances, Markforged will be required to pay Nano a termination fee equal to $4,600,000 (the “Termination Fee”), including upon:

•	termination of the Merger Agreement by Nano due to a Company Change in Recommendation;

•	termination of the Merger Agreement by Nano or Markforged if, following a Company Change in Recommendation, the Special Meeting has been held and the Company Stockholder Approval is not obtained;

•	termination of the Merger Agreement by Markforged to enter into a Specified Agreement relating to a Superior Proposal, subject to certain conditions; and

•

termination of the Merger Agreement by Nano or Markforged under certain circumstances where (1) an Acquisition Proposal will have been made, proposed or otherwise communicated to Markforged or the Company Stockholders or will have become publicly known after September 25, 2024 and will not have been withdrawn prior to the termination of the Merger Agreement or the date of the Special Meeting, as applicable, and (2) within 12 months of such termination, Markforged consummates, or enters into a binding written definitive agreement with respect to, an Acquisition Proposal (replacing “15%” in the definition thereof with “50%”).

Additionally, in the event that the Merger Agreement is terminated by Markforged or Nano as a result of the failure to obtain the Company Stockholder Approval, Markforged will be required to pay Nano a fee of up to $4,000,000 to reimburse Nano for reasonable, documented out-of-pocket fees and expenses, incurred or paid by or on behalf of Nano and its subsidiaries in connection with the transactions contemplated by the Merger Agreement, or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement.

For more information, please see “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Transaction Expenses (page 101)

Except as otherwise described in this proxy statement, including under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement and “The Merger Agreement—Transaction Expenses” beginning on page 101 of this proxy statement, whether or not the Merger is consummated, Markforged, Nano and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 107)

The Company Common Stock is listed on the NYSE under the symbol “MKFG.” On September 24, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of the Company Common Stock on the NYSE was $2.73 per share. On November 7, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Common Stock on the NYSE was $4.45 per share. You are encouraged to obtain current market quotations for the Company Common Stock.

Markforged has never declared or paid any cash dividends on the Company Common Stock, and Markforged does not currently intend to pay, nor under the Merger Agreement may Markforged pay without the prior written consent of Nano, any cash dividends on its capital stock.

Delisting and Deregistration of Company Common Stock and Company Warrants (page 77)

If the Merger is consummated, following the Effective Time, the Company Common Stock and Company Warrants will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

SELECTED FINANCIAL DATA

Reverse Stock Split

On September 19, 2024, we effected a 10-for-1 reverse stock split of Company Common Stock. In connection with the reverse stock split, the total number of authorized shares of Company Common Stock was reduced from 1,000,000,000 to 100,000,000. The par value per share of Company Common Stock remained unchanged at $0.0001 per share. Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 that are incorporated by reference into this proxy statement are presented without giving effect to the reverse stock split. Share numbers in this prospectus reflect the 10-for-1 reverse stock split of Company Common Stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2024, unaudited Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and the quarter ended June 30, 2024, filed with the SEC on August 8, 2024, as adjusted to reflect the reverse stock split. Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (dollars in thousands, except per share amounts):

	Year Ended December 31,
	2023	2022
Total net loss	$(103,567)	$(25,388)
Net loss per common share, basic and diluted	$(0.53)	$(0.13)
Weighted-average shares used to compute basic and diluted net loss per share	196,896,011	189,747,367
Common shares outstanding at year end	198,581,263	194,560,946

AS ADJUSTED FOR 10-for-1 REVERSE STOCK SPLIT (unaudited, dollars in thousands, except per share amounts):

	Year Ended December 31,
	2023	2022
Total net loss	$(103,567)	$(25,388)
Net loss per common share, basic and diluted	$(5.26)	$(1.34)
Weighted-average shares used to compute basic and diluted net loss per share	19,689,601	18,974,736
Common shares outstanding at year end	19,858,127	19,456,095

AS REPORTED (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2024	2023
Total net loss	$(35,946)	$(19,019)
Net loss per common share, basic and diluted	$(0.18)	$(0.10)
Weighted-average shares used to compute basic and diluted net loss per share	199,290,500	195,369,245
Common shares outstanding at period end	199,399,503	195,643,620

AS ADJUSTED FOR 10-for-1 REVERSE STOCK SPLIT (unaudited, dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2024	2023
Total net loss	$(35,946)	$(19,019)
Net loss per common share, basic and diluted	$(1.80)	$(0.97)
Weighted-average shares used to compute basic and diluted net loss per share	19,929,050	19,536,925
Common shares outstanding at period end	19,939,951	19,564,363

AS REPORTED (dollars in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total net loss	$(14,398)	$(18,988)	$(50,344)	$(38,007)
Net loss per common share, basic and diluted	$(0.07)	$(0.10)	$(0.25)	$(0.19)
Weighted-average shares used to compute basic and diluted net loss per share	201,252,969	196,372,157	200,273,880	195,873,471
Common shares outstanding at period end	202,549,293	196,880,964	202,549,293	196,880,964

AS ADJUSTED FOR 10-for-1 REVERSE STOCK SPLIT (unaudited, dollars in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total net loss	$(14,398)	$(18,988)	$(50,344)	$(38,007)
Net loss per common share, basic and diluted	$(0.72)	$(0.97)	$(2.51)	$(1.94)
Weighted-average shares used to compute basic and diluted net loss per share	20,125,296	19,637,215	20,027,388	19,587,347
Common shares outstanding at period end	20,254,931	19,688,099	20,254,931	19,688,099

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “should,” “will,” “would” and similar words or expressions. Stockholders are cautioned that any such forward-looking statements, such as statements about the consummation of the proposed Merger and the anticipated benefits thereof, are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference into this proxy statement, and the following factors:

•

the inability to consummate the Merger within the anticipated time period, or at all, including, but not limited to, as a result of the failure to obtain the Company Stockholder Approval or the failure to satisfy the other conditions to the consummation of the Merger;

•

the risk that the parties may be unable to obtain the regulatory approval required to complete the Merger, or that the required regulatory approval may delay the consummation of the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including, but not limited to, the risk that the Merger Agreement may be terminated in circumstances requiring us to pay a termination fee to Nano;

•	the risk that our stock price may decline significantly, including below our stock price prior to the public announcement of the execution of the Merger Agreement, if the Merger is not consummated;

•

the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, but not limited to, employees, suppliers, vendors, other business partners and governmental entities), operating results, cash flows and business generally;

•	risks that the proposed Merger may disrupt our current plans and operations or affect our ability to retain or recruit key employees;

•	the response of our competitors to the proposed Merger;

•	the amount of the costs, fees, expenses and charges incurred by Markforged related to the Merger Agreement or the Merger;

•	risks related to the diversion of the attention of our management and employees from ongoing business operations;

•

the effect of the restrictions placed on our business activities pursuant to the Merger Agreement and the limitations on our ability to pursue certain business opportunities and alternatives to the Merger during the pendency of the Merger;

•	the nature, cost and outcome of any litigation and other legal proceedings, including, but not limited to, any such proceedings related to the Merger and instituted against us and others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the fact that receipt of the all-cash Per Share Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

•	the fact that the payment of the Per Share Merger Consideration by Nano in exchange for Company Common Stock pursuant to the Merger is generally subject to Israeli withholding tax;

•	risks related to the implementation of our business model and strategic plans for our business and product candidates;

•	risks related to general industry conditions and competition; and

•	risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger.

Consequently, there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Markforged or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included in this proxy statement and elsewhere, including the risk factors included in Markforged’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and other reports filed with the SEC.

Any forward-looking statement made in this proxy statement speaks only as of the date on which it is made. Markforged can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Markforged undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Markforged does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE COMPANIES

Markforged Holding Corporation

Markforged is a Delaware corporation with its principal executive offices located at 60 Tower Road, Waltham, Massachusetts 02451, telephone number (866) 496-1805. Markforged’s platform, The Digital Forge, is an intuitive additive manufacturing platform powering engineers, designers and manufacturing professionals globally. The Digital Forge combines precise and reliable 3D printers and both metal and composite proprietary materials seamlessly with its cloud-based software to empower manufacturers to create more resilient and agile supply chains. The Company Common Stock is listed on the NYSE under the symbol “MKFG.” Additional information about Markforged is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 113 of this proxy statement.

Nano Dimension Ltd.

Nano Dimension Ltd. is an Israeli corporation with its principal executive offices located at 2 Ilan Ramon Street, Ness Ziona, 7403635, Israel, telephone number +972-073-7509142. Nano’s vision is to transform existing electronics and mechanical manufacturing into Industry 4.0 environmentally friendly & economically efficient precision additive electronics and manufacturing. Nano delivers solutions that convert digital designs to electronic or mechanical devices — on demand, anytime, anywhere. Founded in 2012, Nano has served over 2,000 customers across vertical target markets such as aerospace and defense, advanced automotive, high-tech industrial, specialty medical technology, R&D and academia. Nano designs and makes Additive Electronics, Additive Manufacturing 3D printing machines and consumable materials. Additive Electronics are manufacturing machines that enable the design and development of High-Performance-Electronic-Devices (Hi-PED®s). Through the integration of its portfolio of products, Nano offers the advantages of rapid prototyping, high-mix-low-volume production, IP security, minimal environmental footprint and design-for-manufacturing capabilities. The ADSs of Nano are listed on the Nasdaq under the symbol “NNDM.”

Nano US II, Inc.

Merger Sub is a Delaware corporation and an indirect wholly-owned subsidiary of Nano, with a registered office located at 251 Little Falls Drive, New Castle, Delaware 19808. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

We are furnishing this proxy statement to Company Stockholders as part of the solicitation of proxies by the Company Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Company Board for use at the Special Meeting to be held virtually on December 5, 2024, at 9:00 a.m. Eastern Time. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/MKFG2024SM.

Company Common Stock held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control and wish to vote at the Special Meeting, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Purpose of the Special Meeting

At the Special Meeting, we will ask the Company Stockholders as of the Record Date to vote on the Merger Agreement Proposal and the Adjournment Proposal. If holders of Company Common Stock fail to adopt the Merger Agreement by approving the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 78 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about November 13, 2024.

Record Date; Shares Entitled to Vote; Quorum

Only Company Stockholders of record as of the close of business on November 12, 2024, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 60 Tower Road, Waltham, MA 02451, during regular business hours for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were 20,622,719 shares of Company Common Stock issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of Company Stockholders is necessary to transact business at the Special Meeting. Our bylaws provide that the presence at the Special Meeting, in person, by remote communication, or by proxy, of the holders of a majority of the voting power of our outstanding shares of Company Common Stock entitled to vote at the Special Meeting will constitute a quorum for Markforged to transact business at the Special Meeting. In general, Company Common Stock that were issued and outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as Company Common Stock present and entitled to vote at the Special Meeting for purposes of determining a quorum. Company Common Stock represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Common Stock considered to be present at the Special Meeting for purposes of determining a quorum. If a beneficial owner of Company Common Stock held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Common Stock will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the Company Common Stock that are outstanding as of the Record Date. Adoption of the Merger Agreement by Company Stockholders is a condition to the closing of the Merger. A failure to vote your shares of Company Common Stock or an abstention from voting for the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. If you hold your shares of Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock on the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of voting power of the Company Common Stock present in person or represented by proxy at the Special Meeting. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your shares of Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Company Common Stock Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Markforged and their affiliates beneficially owned and were entitled to vote, in the aggregate, 7,814,456 shares of Company Common Stock, which represented approximately 37.8% of the Company Common Stock issued and outstanding on that date. Certain of our directors and executive officers (and certain of their affiliates) have entered into Support Agreements obligating them to vote all of their Company Common Stock “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

See the section entitled “The Support Agreements” beginning on page 103 of this proxy statement for further information.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on December 5, 2024 at 9:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/MKFG2024SM (unless the Special Meeting is adjourned or postponed).

You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Markforged offers multiple different voting methods, Markforged encourages you to vote over the Internet or by phone as Markforged believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.

Providing Voting Instructions by Proxy

To ensure that your shares of Company Common Stock are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your shares of Company Common Stock held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Company Common Stock Held by Record Holders

If you are a stockholder of record and your shares of Company Common Stock are registered in your name with our transfer agent, Computershare, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-800-690-6903 or via the Internet by following the instructions specified on the enclosed proxy card. Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m. Eastern Time on December 4, 2024, the day preceding the Special Meeting. Your shares of Company Common Stock will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m. Eastern Time on December 4, 2024, the day preceding the Special Meeting, your shares of Company Common Stock will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All shares of Company Common Stock represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Common Stock represented by your properly signed proxy card will be voted “FOR” each of the Merger Agreement Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting, your shares of Company Common Stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the vote regarding the Adjournment Proposal.

Company Common Stock Held in “Street Name”

If your shares of Company Common Stock are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares of Company Common Stock. You may cause your shares of Company Common Stock to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares of Company Common Stock on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock with respect to such matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. Markforged does not expect any broker non-votes at the Special Meeting because the Merger Agreement Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, your shares of Company Common Stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal and will have no effect on the Adjournment Proposal. However, if a beneficial owner of shares of Company Common Stock held in street name gives voting instructions to the bank, broker or other nominee with respect to one of the proposals, but gives no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Common Stock held in “street name,” only Company Common Stock affirmatively voted “FOR” the Merger Agreement Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Markforged Holding Corporation, Attention: Corporate Secretary, 60 Tower Road, Waltham, MA 02451, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Common Stock and returning it to us by mail prior the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on December 4, 2024, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Markforged or by sending a written notice of revocation to Markforged, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Markforged before the Special Meeting.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but will have no effect on the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our bylaws, (1) the chairperson of the Special Meeting or (2) the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting, will have power to adjourn the Special Meeting until a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, our bylaws provide that if any such adjournment is for more than 30 days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of the Company Stockholders necessary to adopt the Merger Agreement, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Company Board, after considering the various factors more fully described under “The Merger—Recommendation of the Markforged Board of Directors and Reasons for the Merger” beginning on page 49 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the Company Stockholders, (ii) approved the Merger and the execution, delivery and performance by Markforged of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger, (iii) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement, and (iv) directed that the adoption of the Merger Agreement Proposal be submitted to a vote of the Company Stockholders at the Special Meeting (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Company Board unanimously recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Company Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained Sodali, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the first quarter of 2025, assuming satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Markforged and Nano, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

If the Merger is consummated, stockholders who do not wish to accept the Per Share Merger Consideration are entitled to seek appraisal of their Company Common Stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such holder of Company Common Stock may receive in the Merger. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Common Stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Common Stock determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, Company Stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Common Stock and a beneficial owner who (1) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (2) has not consented to the Merger in writing, voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (3) strictly complies with the procedures under Section 262 of the DGCL, (4) does not thereafter withdraw his, her or its demand for appraisal of such shares and (5) in the case of a beneficial owner, is a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Markforged and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 36 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 36 of this proxy statement and Annex D.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request or verbal request to Markforged Holding Corporation, Attention: Corporate Secretary, 60 Tower Road, Waltham, MA 02451, telephone number (866) 496-1805. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their bank, broker or other intermediary or sending a written request to us at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

Sodali & Co. LLC

430 Park Ave., 14th Floor

New York, NY10022

Email: MKFG@info.sodali.com

(203) 658-9400

or

Toll-Free: 800-662-5200

If your bank, broker or other nominee holds your shares of Company Common Stock, you should also call your bank, broker or other nominee for additional information.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Markforged

If the Merger Agreement is adopted by the Company Stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Markforged, with Markforged continuing as the Surviving Corporation and an indirect wholly-owned subsidiary of Nano.

The Company Common Stock is listed and trades on the NYSE under the symbol “MKFG.” As a result of the Merger, Markforged will cease to be a publicly traded company and will become an indirect wholly-owned subsidiary of Nano. Prior to the Effective Time, we will cooperate with Nano to delist the Company Common Stock and Company Warrants from the NYSE and deregister the Company Common Stock and Company Warrants under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation or Nano.

Effect on Markforged if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Common Stock pursuant to the Merger Agreement. Instead, Markforged will remain a public company, the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which the Company Common Stock traded prior to the public announcement of the execution of the Merger Agreement on September 25, 2024 or as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock. If the Merger is not consummated, the Company Board will continue to evaluate and review our business, operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the Company Stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Markforged will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Markforged may be required to pay Nano a termination fee, as described under the section titled “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 100 of this proxy statement.

Merger Consideration

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically cease to exist and will be converted into the right to receive in the case of the Company Common Stock, $5.00 per share in cash, without interest and subject to applicable withholding taxes.

Each share of Company Common Stock held in the treasury of Markforged or owned by Nano or Merger Sub or any direct or indirect wholly-owned subsidiary of Nano or Markforged immediately prior to the Effective Time will automatically be cancelled without any conversion and will cease to exist and no payment or distribution will be made.

At the Effective Time, (1) each In-the-Money Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and the holder of such Company Stock Option will be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment equal to the Per Share Merger Consideration in respect of each net share of Company Common Stock (if any) covered by such Company Stock Option, without interest and less applicable tax withholdings.

Each unvested Company RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into a restricted stock unit award of Nano, which will be granted on similar terms and conditions as were applicable to the unvested Company RSU that were cancelled.

Each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, cease to represent a warrant exercisable for Company Common Stock and automatically will become a warrant exercisable for the Per Share Merger Consideration that such holder would have been entitled to receive if such Company Warrant had been exercised immediately prior to the Effective Time. Following the Effective Time, no holder of any Company Warrant will have any right to acquire any Markforged securities or any securities in the Surviving Corporation, Nano or any of their respective affiliates.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a Company Stockholder as a result of the Merger (except that any holder of Appraisal Shares (as defined in the Merger Agreement) will have those rights granted under Section 262 of the DGCL), nor will you be entitled to receive any shares in Nano or the Surviving Corporation.

Each of the paying agent, the Surviving Corporation, Merger Sub, and Nano will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the Surviving Corporation, Merger Sub, or Nano, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts will be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalog every conversation among the Company Board or the representatives of Markforged, Nano and other parties.

Markforged, as part of its business strategy, seeks to identify companies, patents, technologies, products and services to acquire or engage with in order to develop its businesses and enhance value for Company Stockholders.

The Company Board, in consultation with members of Markforged’s management team and its outside financial and legal advisors, periodically reviews such strategic opportunities and seeks to consummate acquisitions and business combinations on favorable terms. As part of such review, the Company Board has, from time to time, evaluated and considered various potential strategic alternatives with the goal of maximizing value for Company Stockholders, including potential acquisitions, dispositions and strategic business combination transactions, including evaluating Nano as a potential business combination partner.

In the ordinary course of business, the Company Board and Markforged management, with the assistance of outside advisors, have regularly reviewed the near- and long-term strategy of the business, and the performance, positioning and operating prospects of Markforged with a view toward enhancing stockholder value. These reviews have included evaluations of current and anticipated business and industry trends, regulatory conditions, the Company’s future short- and long-term growth prospects, the current and expected financing environment (including the financing challenges from time-to-time associated with the broad weakness in publicly traded technology company stock prices, including those in the additive manufacturing industry), Markforged’s need for additional capital and the overall strategic direction of the business. From time to time, Markforged evaluates potential alternatives for its achieving long-term strategic goals, including strengthening Markforged’s balance sheet and obtaining financing to support Markforged’s business growth, diversification of products beyond the current product module portfolio, continued investment in research and development in order to maintain Markforged’s competitiveness and increasing the liquidity of the publicly-traded shares of Company Common Stock. These reviews have also included, at times, consideration of, and discussions with other companies regarding, potential strategic alternatives, including business combinations, acquisitions and dispositions, to further Markforged’s strategic objectives.

On August 9, 2022, the Company Board held a regularly scheduled meeting in person at Goodwin Procter LLP’s (“Goodwin”), Markforged’s outside legal counsel, offices in Boston, Massachusetts and via videoconference at which members of senior management, including Mr. Shai Terem, Director, President and Chief Executive Officer of Markforged, Mr. Assaf Zipori, Chief Financial Officer of Markforged, and Mr. Stephen Karp, General Counsel of Markforged, and representatives of Goodwin were present. At the meeting, the Company Board discussed a number of matters relating to the business and operations of the Company, including the Company’s position in the additive manufacturing industry, risks and opportunities in management’s long-term business plan, the competitive landscape and potential strategic alternatives to remaining an independent public company. Representatives of Evercore participated in a portion of the meeting and reviewed its preliminary financial analyses of the Company.

On August 15, 2022, Greenhill facilitated an introductory call between Mr. Yoav Stern, then-Chairman of the Board and Chief Executive Officer of Nano, Mr. Terem and Mr. Zipori at which the parties agreed to schedule a time to meet in person.

On August 21, 2022, Mr. Zivi Nedivi, President of Nano, Mr. Stern and Mr. Terem had a dinner in Chestnut Hill, Massachusetts. At this dinner, the discussion centered on the general business prospects of the additive manufacturing industry and did not include discussions specifically related to a strategic transaction between the parties.

Between December of 2022 through early April 2023, Nano sent several unsolicited proposals to Markforged with respect to a potential strategic transaction. These proposals valued Markforged at between $1.85 per share and $3.10 per share. The Company Board considered all of these unsolicited proposals and declined to move forward with any potential transaction with Nano given that the Company Board perceived, at the time, that the bids (i) fundamentally undervalued Markforged, (ii) Markforged had more favorable financial prospects associated with continuing as an independent standalone company and (iii) there was perceived significant execution risk at the time with respect to Nano’s ability to consummate a transaction with Markforged based on the fact that Nano was engaged in discussions regarding other transactions with peers in the industry. No further discussions between Markforged and Nano resulted from these proposals and discussions ceased between the parties in April 2023.

In February 2023, following unsolicited outreach by Party D’s financial advisor, Party D’s senior management team had an introductory visit to Markforged’s headquarters in Watertown, Massachusetts, in which both companies provided preliminary high level diligence to one another. Party D indicated that it was interested mainly in a potential transaction to merge Markforged into a business segment of Party D with the consideration to be issued in the transaction in the form of equity of Party D.

In May 2023, there were additional discussions between Messrs. Nedivi, Stern, Terem and Zipori, during which such representatives again explored a potential strategic transaction between the parties. As part of these discussions, Nano engaged in basic preliminary diligence with Markforged management. These discussions and preliminary due diligence continued from May 2023 until June 2023. However, these discussions did not result in a formal offer from Nano and discussions between the parties ceased in June 2023.

On August 9, 2023, the Company Board held a regularly-scheduled meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present. At the meeting, the Company Board discussed a number of matters relating to the business and operations of the Company, including the Company’s position in the additive manufacturing industry, risks and opportunities in management’s long-term business plan, the competitive landscape and potential strategic alternatives to remaining as an independent public company, including the general expressions of interest from Nano.

On August 15, 2023, Messrs. Nedivi, Stern, Terem and Zipori met in Newton, Massachusetts to discuss the potential of a strategic transaction. The discussions consisted of potential next steps with respect to a transaction.

On August 17, 2023, Markforged and Nano executed a confidentiality agreement that included a customary “standstill” provision that prohibited Nano from offering to acquire or acquiring Markforged, and from taking certain other actions, including soliciting proxies, without the prior written consent of Markforged, and did not include a “sunset” provision that would allow Nano to submit a competing acquisition proposal after the date on which Markforged entered into a change of control provision, such as the Merger, with any other counterparty (the “August 17 NDA”).

On September 5, 2023, Messrs. Nedivi and Stern, as well as other members of Nano senior management visited the Markforged headquarters in Waltham, Massachusetts for a facilities tour and a management presentation.

Following this meeting, throughout the month of September 2023, there were multiple additional diligence calls between representatives of Nano and representatives of Markforged to discuss Markforged’s general business strategy and review certain financial information related to Markforged. Additionally, on October 3, 2023, Mr. Terem visited Nano’s facilities in Israel and also met on October 5, 2023, in Tel Aviv, Israel, with Mr. Nedivi to follow-up with additional business discussions regarding Markforged.

On October 16, 2023, Nano, through its financial advisor, Greenhill & Co. (“Greenhill”), delivered a draft non-binding letter of intent (the “October LOI”) which provided that (i) Nano would acquire 100% of the outstanding equity of Markforged in the range of $285 million to $335 million in aggregate cash, which would include any cash and cash equivalents of Markforged, less any indebtedness and any debt like instruments and (ii) Nano and Markforged would have an exclusivity period of 30 days from October 16, 2023, through November 15, 2023. Additionally, Nano delivered a draft exclusivity agreement to Markforged that memorialized the 30 day exclusivity period until November 15, 2023, which could be extended unilaterally by Nano for an additional 15 day period upon the meeting of certain mutual conditions with respect to the satisfactory nature of diligence and efforts to enter into an definitive agreement.

On October 25, 2023, the Company Board held a meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference at which members of senior management, including Messrs.

Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present, to discuss the October LOI, as well as to discuss general market updates and to continue a review of strategic alternatives. The Company Board instructed Markforged management to continue negotiating with Nano and continue exchanging confirmatory diligence information as a formal offer within the indicative range of the October LOI could potentially warrant entering into exclusive negotiations with Nano and continue discussions with Nano. While Markforged senior management negotiated the terms of the October LOI, there were multiple diligence sessions held between representatives of Nano and representatives of Markforged, which were held virtually and on-site at the Company’s headquarters in Waltham, MA to review Markforged’s business operations and company structure. In addition, Nano and Greenhill were granted access to the Company’s virtual data room in early November 2023.

On November 1, 2023, the Company Board held a meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference at which members of senior management, including Messrs. Terem, Zipori and Karp, representatives of Evercore and Goodwin were present, to discuss, among other things, formalizing the relationship between the Company and Evercore. The Company Board approved a substantially final form of the engagement letter with Evercore.

On November 6, 2023, representatives from Greenhill informed representatives of Evercore that, based on Nano’s due diligence to date, Nano would not be presenting any further proposals to the Company regarding a strategic transaction, as the current market conditions were not conducive for Nano to complete a transaction with the Company at the prior valuation and any revised proposal would be below the low-end of the range set forth in the October LOI. Following these discussions, Nano’s access to the Company’s virtual data room was terminated.

On December 14, 2023, the Company Board held a regularly scheduled meeting at the Company’s headquarters in Waltham, Massachusetts and via videoconference at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Goodwin were present. At this meeting, the Company Board discussed the fact that during the fall of 2023, Nano had continued to express an interest in pursuing a potential strategic transaction with the Company, as evidenced by the October LOI. The Company Board also discussed the current state of the Company’s business, including its financial condition, and 2024 operating plan goals and expectations for product delivery and innovation and the current competitive environment. Additionally, the Company Board had discussions relating to the ongoing patent litigation matter. Thereafter, Goodwin reviewed with the Company Board the terms of the previously approved engagement letter with Evercore and the Company Board discussed certain of those terms. The Company Board confirmed its approval of the engagement of Evercore as its financial advisor based on Evercore’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the industry and its knowledge of the Company’s business and affairs.

On January 9, 2024, the Company and Evercore executed an engagement letter.

On April 11, 2024, a jury found that Markforged had infringed upon the patents of Continuous Composites Inc. (“Continuous Composites”) and awarded monetary damages to Continuous Composites in the amount of $17.34 million (the “Patent Litigation Decision”).

On April 12, 2024, following delivery of the jury’s Patent Litigation Decision, the Company Board held a meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference, at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Goodwin and Quinn Emanuel LLP, litigation counsel for Markforged, were present. At this meeting, the Company Board was provided an update on the Patent Litigation Decision and potential next steps with respect to the Patent Litigation Decision.

On May 21, 2024, Messrs. Terem and Zipori had lunch with Mr. Nedivi at the Company’s headquarters in Waltham, Massachusetts, to discuss the possibility for a potential strategic transaction. No specific terms of a potential transaction were discussed between the parties.

On June 25, 2024, Mr. Terem met with a member of senior management of Party D at the Rapid TCT Conference in Los Angeles, California (the “2024 Rapid Conference”). No discussions with respect to a potential strategic transaction occurred and after which discussions with Party D ceased. Mr. Terem also met with senior management representatives of Nano at the 2024 Rapid Conference.

On July 9, 2024, Nano, through representatives of Greenhill, submitted a formal indicative offer to Markforged to acquire Markforged upon the following terms (i) the acquisition of 100% of the outstanding equity interests in Markforged in exchange for 19.99% of Nano’s outstanding shares at an assumed Nano share price of $2.50 plus the cash and cash equivalents on the Company’s balance sheet, which was subject to adjustment for expenses relating to the proposed transaction and for expenses relating to the settlement of the Patent Litigation Decision, (ii) a 30-day due diligence period and (iii) a 90-day exclusivity period (the “July 9 Proposal”).

On July 12, 2024, the Company Board held a meeting at the Company’s headquarters in Waltham, Massachusetts and via videoconference at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present to discuss the July 9 Proposal. At this meeting, representatives of Goodwin provided an overview of the Company Board’s fiduciary duties in connection with its evaluation of a potential transaction with Nano, and representatives of Evercore reviewed its preliminary financial analyses of the Company and the July 9 Proposal. The Company Board also discussed potential additional counterparties that might be able to offer a value in excess of the price offered by Nano. The Company Board discussed with representatives of Evercore and management a list of potentially interested parties, including Party A, Party B, Party C, Party E and Party F, and an assessment of those parties’ strategic rationale for potentially acquiring the Company. The Company Board also considered the risk of leaks that might arise from making contact with other parties in the Company’s industry and the potential impact on the Company’s business of such leaks, including the potential loss of partners and employees. The Company Board determined, if outreach were to be made to other parties, it should include only those parties that had the ability to consummate a transaction of this size and nature. The Company Board discussed and evaluated the benefits of contacting such third parties regarding their potential interest in an acquisition of the Company and to indicate that the Company was in the process of reviewing a potential business combination with another counterparty. Following this discussion, the Company Board directed the representatives of Evercore and senior management to contact each of Party A, Party B, Party C, Party E and Party F regarding their interest in an acquisition of the Company and to invite each party to engage in preliminary due diligence, subject to their respective execution of an appropriate confidentiality agreement. Following further discussion among the Company Board, the Company Board concluded that the July 9 Proposal was inadequate with respect to price and that an exclusivity arrangement between Nano and the Company was premature based on the July 9 Proposal. However, the Company Board authorized Evercore and management to further explore a transaction with Nano by encouraging Nano to offer all-cash consideration and a more compelling price that would warrant exclusivity, and also authorized the Company’s senior management to engage in limited, additional due diligence discussions with Nano in order to provide Nano with information necessary to enable Nano to increase its offer price. The Company Board also directed the Company management to finalize and then review with the Company Board, Markforged management’s view of the Company’s stand-alone business plan and prospects.

Over the course of the next month, at the direction of the Company Board, (i) representatives of Evercore contacted Parties A, C, E and F, and (ii) Mr. Terem contacted Party B.

Party E indicated to representatives of Evercore that it was unlikely to be interested in pursuing a transaction with Markforged.

Party F never responded to the initial outreach from representatives of Evercore and no further discussions were conducted with Party F.

After Markforged management and representatives of Evercore provided the Company Board’s direction that in order for an offer to warrant exclusivity, Nano would have to offer all-cash consideration and a more compelling price, on July 17, 2024, Nano submitted a revised proposal to Markforged, which indicated that Nano would acquire Markforged for an aggregate of $80 million in cash, plus the cash and cash equivalents on the Company’s balance sheet, which was subject to adjustment for expenses relating to the proposed transaction and for expenses relating to the settlement of the Patent Litigation Decision (the “July 17 Proposal”). The July 17 Proposal also included a request for 90 days of exclusivity with 30 days to complete due diligence.

On July 23, 2024 and July 30, 2024, the Company Board held meetings in person at the Company’s headquarters in Waltham, Massachusetts and via teleconference, at which members of Markforged management, including Messrs. Terem, Zipori and Karp, and representatives of Goodwin were present. Mr. Terem provided updates on the Patent Litigation Decision, and the Company Board discussed strategy around continuing to engage potential strategic partners with respect to a possible strategic transaction in light of the ongoing appeal related to the Patent Litigation Decision.

On August 7, 2024, the Company Board held a meeting in person at Goodwin’s offices in Boston, Massachusetts and via videoconference, at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present. At this meeting, management provided an update regarding the status of discussions with Nano including with respect to the July 17 Proposal. At this meeting, representatives of Goodwin provided an overview of the Company Board’s fiduciary duties in connection with its evaluation of a potential transaction with Nano. The Company Board concluded that the July 17 Proposal was inadequate with respect to price, as the Company Board noted the aggregate price proposal by Nano was subject to adjustments that could materially reduce price per share, including adjustment for expenses relating to the proposed transaction and for expenses relating to the settlement of the Patent Litigation Decision, and that an exclusivity arrangement between Nano and the Company was premature based on the July 17 Proposal. However, the Company Board authorized Evercore and management to further explore a transaction with Nano by encouraging Nano to offer a more compelling price on a per share basis that would warrant exclusivity, and also authorized the Company’s senior management to engage in limited, additional due diligence discussions with Nano in order to provide Nano with information, including detailed capitalization information with respect to Markforged, necessary to enable Nano to revise its proposal to bid on a per share basis. The Company Board also directed the Company management to finalize and then review with the Company Board management’s view of the Company’s stand-alone business plan and prospects. Additionally, the Company Board continued to instruct Markforged management not to, and Markforged management did not, discuss any post-Closing employment offers for any of the members of Markforged management until a definitive price was agreed upon.

On August 8, 2024, Messrs. Nedivi and Terem held a call to discuss the terms of the July 17 Proposal.

Also on August 8, 2024, Markforged and Nano entered into an amended non-disclosure agreement, extending the term of the August 17 NDA by an additional 12 months, without changing any additional terms of the August 17 NDA.

On August 10, 2024, representatives of Nano delivered a updated proposal with respect to the July 17 Proposal, which included an aggregate offer price to acquire Markforged for the lesser of (i) $80 million or (ii) a 40% premium to the closing price of the Company Common Stock on August 9, 2024, which was $0.245 per share, less expenses related to the settlement of the patent litigation and any cash and cash equivalents on Markforged’s balance sheet.

On August 11, 2024, Messrs. Nedivi, Terem and Zipori, and representatives of Greenhill and Evercore had dinner in Boston, Massachusetts to continue to discuss the potential for a strategic transaction.

On August 13, 2024, representatives of Nano delivered a further updated proposal (the “August 13 LOI”), which provided (i) for a purchase price of the lesser of (a) $88 million and (b) a 90% premium to the 10-day volume-weighted average price of the Company Common Stock, measured at the time of signing of definitive agreements, less expenses related to the settlement of the Patent Litigation and any cash and cash equivalents on Markforged’s balance sheet, and (ii) a 30 day exclusivity period.

Later on August 13, 2024, the Company Board held a meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference, at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present. At this meeting, the Company Board had preliminary discussions with respect to the August 13 LOI. Representatives of Evercore also provided their preliminary analysis of the August 13 LOI. Both the Company Board and representatives of Evercore indicated that they would need additional time to properly review and provide an analysis of the August 13 LOI.

On August 14, 2024, the Company Board held a meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference, at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present. At this meeting, the Company Board continued its discussions with respect to the August 13 LOI and Evercore provided their analysis of the August 13 LOI. The Company Board concluded that the August 13 LOI was still inadequate with respect to price, as (i) the August 13 LOI was still on an aggregate basis and not a per share basis and (ii) included adjustments for expenses relating to the proposed transaction and for expenses relating to the settlement of the Patent Litigation Decision. However, the Company Board authorized Evercore and management to further negotiate the terms of the August 13 LOI.

On August 14, 2024, Markforged and Party B entered into a non-disclosure agreement, which included customary “standstill” provision, that prohibited each party from offering to acquire or acquiring Markforged, and from taking certain other actions, including soliciting proxies, without the prior written consent of Markforged and a “sunset” provision that would allow the counterparty to submit a competing acquisition proposal after the date on which Markforged entered into a change of control provision, such as the Merger, with any other counterparty. After their entry into the non-disclosure agreement Party B was provided a preliminary due diligence information package with respect to Markforged.

Additionally on August 17, 2024, Markforged and Party A entered into a non-disclosure agreement, which included customary “standstill” provision, that prohibited each party from offering to acquire or acquiring Markforged, and from taking certain other actions, including soliciting proxies, without the prior written consent of Markforged and a “sunset” provision that would allow the counterparty to submit a competing acquisition proposal after the date on which Markforged entered into a change of control provision, such as the Merger, with any other counterparty. After their entry into the non-disclosure agreement Party A was provided a preliminary due diligence information package with respect to Markforged. After receiving the preliminary due diligence information package, Party A did not engage further with representatives of Evercore or Markforged and did not provide any formal or informal offers regarding a strategic transaction.

On August 18, 2024, the Company Board held a meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present, to continue to discuss the terms of the August 13 LOI. At this meeting, management provided an update regarding the status of discussions with Nano including with respect to the August 13 LOI. At this meeting, representatives of Goodwin provided an overview of the Company Board’s fiduciary duties in connection with its evaluation of a potential transaction with Nano. Representatives of Evercore reviewed its preliminary financial analyses of the Company. The Company Board once again concluded that the August 13 LOI was inadequate, as the Company Board reiterated that (i) the proposal in the August 13 LOI was still on an aggregate basis and not a per share basis and (ii) included adjustments for expenses relating to the proposed transaction and for expenses relating to the settlement of the Patent Litigation Decision, and that an exclusivity arrangement between Nano and the Company was premature based on the August 13 LOI. However, the Company Board continued their guidance to seek a proposal that was on a per share basis, and did not include adjustment for expenses relating to the proposed transaction and for expenses relating to the settlement of the Patent Litigation Decision, and authorized Evercore and management to respond to Nano that it would have to put forward a more compelling offer price on a per share basis in order for the Company Board to consider entering into exclusive negotiations with Nano, and to provide price guidance of $0.50 per share (or $5.00 per share after giving effect to the 10-for-1 reverse stock split of Company Common Stock (the “Reverse Stock Split”)) with no purchase price adjustments. Representatives of Evercore noted that Parties A and C had each expressed interest in evaluating a potential transaction, though after the provision of preliminary diligence information Party A made no additional contact with Evercore or Markforged, and no formal or informal offers were made by Party A with respect to a strategic transaction. Party C continued to engage in diligence (as described in further detail below), however, Party C never made a formal or informal offer with respect to a strategic transaction. Representatives of Evercore also discussed that Party E indicated that it was unlikely to be interested in pursuing a transaction with the Company and that Party F never responded to its outreach. Mr. Terem noted that Party B had expressed interest in evaluating a potential transaction.

On August 18, 2024, Messrs. Zipori and Nedivi held a telephone call to discuss that the Company Board was evaluating the August 13 LOI, but that Nano would need to present a more compelling price on a per share basis, in order for the Company Board to consider a transaction with Nano and provided price guidance of $0.50 per share (or $5.00 per share after giving effect to the Reverse Stock Split) with no purchase price adjustments, as directed by the Company Board. Mr. Nedivi indicated that although Nano believed that the August 13 LOI offered full value for the Company, Nano was nonetheless willing to increase its offer to $0.50 per share (or $5.00 per share after giving effect to the Reverse Stock Split) with no purchase price adjustments, provided that the Company agreed to enter into exclusivity with Nano prohibiting the Company from discussing or pursuing a strategic transaction with a third party for a 30-day period, in consideration for Nano’s evaluation of the transaction.

On August 19, 2024, at the direction of the Company Board, representatives of Evercore sent to Nano an updated LOI (the “August 19 Non-Binding LOI”), which provided (i) for a purchase price of $0.50 per share (or $5.00 per share after giving effect to the Reverse Stock Split) on a fully-diluted basis, assuming a fully diluted share count of approximately 23.4 million shares, (ii) for a diligence period of approximately 30 days after the date of the August 19 LOI and (iii) a 30-day exclusivity period subject to execution of a separate exclusivity agreement.

Later that day, Markforged and Nano executed the August 19 Non-Binding LOI.

On August 21, 2024, Messrs. Terem and Zipori met with senior members of management of Party B via videoconference to discuss general financial due diligence matters relating to Markforged. Following this meeting, Party B did not engage further with representatives of Evercore or Markforged and did not provide any formal or informal offers regarding a strategic transaction.

On August 21, 2024, representatives of Evercore provided customary relationship disclosures to senior management of the Company with respect to Nano and Party A.

On August 23, 2024, Markforged and Party C entered into a non-disclosure agreement, which included customary “standstill” provision, that prohibited each party from offering to acquire or acquiring Markforged, and from taking certain other actions, including soliciting proxies, without the prior written consent of Markforged and a “sunset” provision that would allow the counterparty to submit a competing acquisition proposal after the date on which Markforged entered into a change of control provision, such as the Merger, with any other counterparty. After their entry into the non-disclosure agreement Party C was provided a preliminary due diligence information package with respect to Markforged. Additionally, on August 23, 2024, the Chief

Executive Officer of Party C visited Markforged’s headquarters in Waltham, Massachusetts. After their review of the preliminary due diligence information package and their visit, Party C noted that based upon its diligence to date, it was not prepared to submit a proposal at such time, and Markforged ceased discussions with Party C in August 2024 upon its entry into exclusivity with Nano.

On August 24, 2024, Nano, through its legal counsel, Greenberg Traurig, LLP (“Greenberg”), provided an initial draft of the Merger Agreement (the “Initial Draft”) which provided for among other things, (i) a purchase price of $0.50 per share (or $5.00 per share after giving effect to the Reverse Stock Split) on a fully diluted basis, (ii) the concept of a Termination Fee of an undetermined amount, and an expense reimbursement of an undetermined amount, (iii) certain restrictions upon Markforged during the pendency of the Merger (the “Interim Operating Covenants”), and (iv) a closing condition related to the filing of a CFIUS notice. In addition, Nano and Greenhill were granted access to the Company’s virtual data room in late August 2024.

On August 27, 2024, Markforged and Nano entered into an exclusivity agreement which provided that Nano would have an initial exclusivity period until September 25, 2024 which could be automatically extended to October 10, 2024 upon the meeting of certain conditions with respect to the confirmation of purchase price, the receipt by Markforged of certain proposed definitive documentation with respect to the Merger and continued good faith efforts with respect to negotiating the proposed Merger.

During this time, the parties continued to engage in due diligence discussions, including with respect to the patent litigation matter.

Between August 29, 2024 and the signing of the Merger Agreement, Markforged, Nano and their respective advisors held numerous diligence sessions and calls with respect to the potential Merger relating to, among other things, general corporate matters, employee benefits, financial statements, intellectual property, regulatory review and tax matters. Additionally, between September 3, 2024 and signing of the Merger Agreement, Markforged, Nano and their respective advisors held weekly update calls with respect to the status of the definitive documentation, due diligence and the potential Merger.

On August 31, 2024, the Company Board held a meeting at the Company’s headquarters in Waltham, Massachusetts and via videoconference at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present, to discuss terms of the Initial Draft. At this meeting, representatives of Goodwin provided an overview of the Company Board’s fiduciary duties in connection with its evaluation of a potential transaction with Nano and provided an overview of the Initial Draft, including (i) the purchase price of $0.50 per share (or $5.00 per share after giving effect to the Reverse Stock Split) on a fully diluted basis, (ii) the Termination Fee and expense reimbursement, (iii) the Interim Operating Covenants, (iv) certain regulatory matters related to the CFIUS notice and (v) closing conditions. Additionally, representatives of Evercore reviewed its preliminary financial analyses of the Company and the proposed Merger. Following this discussion, the Company Board indicated its approval of the forecast information provided by Markforged management, including the methodology and assumptions, for use by Evercore in its analyses. See section titled “—Certain Unaudited Prospective Financial Information” for further information regarding the Markforged financial forecasts.

On August 31, 2024, representatives of Evercore provided customary relationship disclosures with respect to Nano, Party A, B, and C, to the Company Board. The Company Board considered the disclosures and determined that such relationships would not interfere with Evercore’s ability to provide financial advisory services to the Company Board.

On September 4, 2024, representatives of Goodwin, delivered a revised draft of the Merger Agreement (the “September 4 Draft”) to Nano and Greenberg. The September 4 Draft provided, among other things, that (i) In-the-Money Company Stock Options would be cancelled for the Per Share Merger Consideration and that Out-of-the-Money Company Stock Options would be assumed by Nano, (ii) Company Warrants would be exercisable for Per Share Merger Consideration, (iii) certain covenants for a period of one year after the Closing with respect to the employment of Markforged’s employees, (iv) certain covenants with respect to the obtainment of CFIUS approval, (v) Markforged’s right to terminate the Merger Agreement in order to accept a Superior Proposal, (vi) removal of the payment of the Termination Fee for the failure to obtain the Company Stockholder Approval, (vii) a Termination Fee of 2% of equity value upon certain conditions, (viii) a reverse termination fee with respect to the failure to obtain regulatory approvals and (ix) various revisions to the Interim Operating Covenants.

On September 6, 2024, the Company Board held a meeting at the Company’s headquarters in Waltham, Massachusetts and via videoconference, at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present, to continue to discuss the proposed Merger with Nano.

Also, on September 6, 2024, representatives of Greenberg, delivered a further revised draft of the Merger Agreement (the “September 6 Draft”) to Markforged and Goodwin. The September 6 Draft provided, among other things, (i) Out-of-the-Money Company Stock Options would be cancelled for no consideration, (ii) certain covenants for a period of six months after the Closing with respect to the employment of Markforged’s employees, (iii) removal of Markforged’s right to terminate the Merger Agreement in order to accept a Superior Proposal (iv) removal of the reverse termination fee with respect to the failure to obtain regulatory approvals, (v) a Termination Fee of 5% of equity value upon certain conditions and (vi) various revisions to the Interim Operating Covenants.

On September 9, 2024, Markforged issued a press release following the closing of the U.S. markets announcing that it intended to effect the Reverse Stock Split.

On September 10, 2024, representatives of Goodwin, delivered a further revised draft of the Merger Agreement (the “September 10 Draft”) to Nano and Greenberg. The September 10 Draft provided, among other things, that (i) certain covenants for a period of 1 year after the Closing with respect to the employment of Markforged’s employees, (ii) reinserted certain rights of Markforged to terminate the Merger Agreement in order to accept a Superior Proposal, (iii) a Termination Fee of 3% of equity value upon certain conditions and (iv) various revisions to the Interim Operating Covenants.

On September 11, 2024, representatives of Greenberg provided a draft form of the Support Agreement, which was to be executed by the Specified Stockholders, in order to ensure support for the Merger from major Company Stockholders and Markforged management.

Over the course of the next week, Nano, the Company and their respective advisors continued to discuss due diligence topics and to negotiate the Merger Agreement, including the treatment of the Company’s outstanding equity awards, the Interim Operating Covenants, the termination rights and related termination fees, and a closing condition with respect to the settlement of outstanding litigation with respect to the Patent Litigation Decision, and the Support Agreements and exchanged drafts of the same. The Company Board met regularly with representatives of Goodwin and Evercore to discuss the status of negotiations with Nano and the status of the draft Merger Agreement.

On September 19, 2024, the 10-for-1 reverse stock split of Company Common Stock went effective and the Company Common Stock began trading on the NYSE on a split-adjusted basis.

On September 20, 2024, Markforged entered into a settlement agreement with respect to the Patent Litigation Decision. Under the terms of the settlement agreement, Markforged is required to make an initial upfront payment of $18 million to Continuous Composites, which has been made, and three additional installment payments thereafter of $1 million, $2 million and $4 million in the fourth quarters of fiscal years 2025, 2026 and 2027, respectively.

On September 23, 2024, representatives of Greenberg, delivered a further revised draft of the Merger Agreement to Markforged and Goodwin. From September 23, 2024 until the signing of the Merger Agreement, representatives of Nano and Markforged and their respective advisors, held numerous calls to finalize the Merger Agreement and the Support Agreement.

On September 25, 2024, the Company Board held a meeting in person at the Company’s headquarters in Waltham, Massachusetts and via videoconference, at which members of senior management, including Messrs. Terem, Zipori and Karp, and representatives of Evercore and Goodwin were present, to continue to discuss the proposed Merger with Nano. Representatives of Evercore reviewed with the Company Board its financial analysis of the Per Share Merger Consideration and delivered to the Company Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Per Share Merger Consideration of $5.00 to be received by the holders of shares of Company Common Stock (other than Excluded Shares) in the Merger was fair, from a financial point of view, to such holders. Additionally, at such Company Board meeting, the Company Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the Company Stockholders, (ii) approved the Merger and the execution, delivery and performance by Markforged of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger, (iii) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement, and (iv) directed that the adoption of the Merger Agreement Proposal be submitted to a vote of the Company Stockholders at the Special Meeting.

On September 25, 2024, the Company, Nano and Merger Sub executed and delivered the Merger Agreement and the Specified Stockholders and Nano executed and delivered the Support Agreements and filed the related Current Reports on Form 6-K and Form 8-K on September 26, 2024 and September 25, 2024, respectively. Subsequently, Nano and Markforged issued a joint press release announcing the execution of the Merger Agreement. For additional information regarding the final terms of the Merger Agreement, see the section entitled “The Merger Agreement” and the copy of the Merger Agreement attached as Annex A to this proxy statement.

Recommendation of the Markforged Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

The Company Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “— Reasons for the Merger,” unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the Company Stockholders; (ii) approved the Merger and the execution, delivery and performance by Markforged of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger; (iii) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement Proposal be submitted to a vote of the Company Stockholders at the Special Meeting.

Reasons for the Merger

At a meeting of the Company Board on September 25, 2024, the Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the Company Stockholders; (ii) approved the Merger and the execution, delivery and performance by Markforged of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger; (iii) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement Proposal be submitted to a vote of the Company Stockholders at the Special Meeting.

In reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Merger Agreement be adopted by Company Stockholders, the Company Board evaluated the Merger Agreement and the Merger with Markforged’s management and Markforged’s legal and financial advisors and carefully considered a number of factors, including the following material factors (which are not intended to be exhaustive or listed in any relative order of importance):

•

the fact that the Per Share Merger Consideration before adjustments represents (i) a premium of approximately 83% over the closing price of the Company Common Stock on September 24, 2024, the last trading day before the merger was publicly announced, and (ii) a premium of 67.8% over the volume-weighted average price over the 90-day period ending on such date;

•

the Company Board’s belief that the value offered to the Company Stockholders pursuant to the Merger is more favorable to Company Stockholders than the potential value from other alternatives reasonably available to Markforged, including remaining an independent public company, after reviewing Markforged’s business, financial condition, results of operations, market trends, competitive landscape and execution risks, and discussions with Markforged’s management and advisors and considering;

•

current market dynamics, including industrial additive manufacturing’s cyclical downturn driven by eleven (11) interest-rate hikes that have delayed broader adoption of capital equipment technologies, such as industrial additive manufacturing. At this time, none of the publicly traded additive manufacturing companies outside China are generating consistent profitability or meaningful cash flow, and there is no single player in the additive manufacturing sector that has achieved significant scale. Valuations for most publicly traded additive manufacturing companies have contracted as much as 95% from their peak, with limited financing alternatives available outside of strategic consolidation. In this context, consolidation is viewed as one of the few ways for companies like Markforged to achieve necessary scale, accelerate revenue growth, and generate self-sustaining cash flow to reinvest in innovation and maintain long-term competitive advantages;

•

the historical, current and prospective financial condition, results of operations and business of Markforged and the execution risks and uncertainties associated with achieving Markforged’s stand-alone plan, including Markforged’s ability to attract and retain talent;

•	the increasingly competitive nature of Markforged’s industry; and

•	the risks and uncertainties of continuing on a stand-alone basis as an independent public company;

•

the fact that the Per Share Merger Consideration of $5.00 per share will be paid in cash (without interest and subject to applicable withholding taxes), and provides immediate value and liquidity to Markforged’s stockholders, enabling them to realize value for their interest in Markforged while eliminating business and execution risk inherent in Markforged’s business, including risks and uncertainties associated with achievement of the stand-alone plan;

•

the fact that the Merger Agreement was the product of arms’ length negotiations (conducted by Markforged with the knowledge and at the direction of the Company Board and with the assistance of its financial and legal advisors) and contained terms and conditions that are, in the Company Board’s view, advisable and favorable to Markforged and its stockholders, as well as the Company Board’s belief, based on these negotiations, that these are the most favorable terms available to Markforged and its stockholders on which Nano was willing to transact;

•

the Company Board considered the process conducted by Markforged, with the assistance of representatives of Evercore, to identify potential buyers taking into account the expected interest of parties in industrial additive manufacturing generally, their financial capability to pursue a transaction with Markforged, and their ability to move quickly and efficiently in a process. The Company Board’s belief that Nano has access to the resources needed to complete the Merger, is based on, among other factors, Nano’s cash balance;

•	the oral opinion of Evercore rendered to the Company Board on September 25, 2024, subsequently confirmed by delivery of its written opinion to the Company Board, and attached to this proxy statement as Annex C, to the effect that, as of the date of its opinion and subject to and based on the various assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in its opinion, the Per Share Merger Consideration to be paid to the holders of Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For additional information, see the section entitled “The Merger — Opinion of Evercore Group L.L.C.” and the full text of the opinion of Evercore attached as Annex C to this proxy statement;

•	Markforged’s belief that the restrictions imposed on Markforged’s business and operations by the Merger Agreement during the pendency of the Merger are reasonable and not unduly burdensome;

•	the risks facing Markforged and its industry, including the inherent costs, risks and uncertainties associated with continuing to operate independently as a public company;

•	the likelihood of consummation of the Merger and the Company Board’s evaluation of the likely time period necessary to close the Merger;

•	that the Company Stockholders will have the opportunity to vote on the Merger Agreement Proposal, the approval of which is a condition precedent to the closing of the Merger;

•	the other terms and conditions of the Merger Agreement, including the following related factors;

•	the customary nature of the representations, warranties and covenants of Markforged in the Merger Agreement;

•

the ability of the Company Board, subject to certain limitations, to respond to a bona fide written Acquisition Proposal received from a third party following the date of the Merger Agreement and prior to obtaining the stockholder approval if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal;

•

the ability of the Company Board, subject to certain limitations, to effect a Company Change in Recommendation in connection with the receipt of a Superior Proposal or the occurrence of an Intervening Event, and to terminate the Merger Agreement to accept a Superior Proposal and enter into a Specified Agreement with respect to such Superior Proposal, subject to payment to Nano of the Termination Fee;

•

the conclusion of the Company Board that the Termination Fee and the circumstances in which the Termination Fee may be payable are reasonable in light of the benefit of the Merger and would not be a significant impediment to third parties interested in making an Acquisition Proposal;

•	the conclusion of the Company Board that the circumstances in which the repayment to Nano for the Termination Expenses may be payable are reasonable in light of the benefit of the Merger;

•

the fact that Nano has agreed to use its best efforts to obtain regulatory approvals (the absence of which would not, individually or in the aggregate, reasonably be expected to cause a material adverse effect), including, if necessary, through litigation or divestiture of assets to resolve, avoid or eliminate each and every impediment under CFIUS and any antitrust, competition, foreign direct investment, trade regulation or similar law;

•	Nano’s ability to pay the Merger Consideration in cash, without the requirement for third-party debt financing;

•

the fact that, pursuant to the Merger Agreement, Markforged is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and, under specified circumstances, may enforce Nano’s obligation to consummate the transactions, including the Merger, contemplated by the Merger Agreement;

•	the fact that the Outside Date (as it may be extended) under the Merger Agreement allows for sufficient time to complete the Merger; and

•

the availability of statutory appraisal rights to Company Stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL.

The Company Board also considered a variety of risks and other potentially negative factors with respect to the Merger Agreement and the Merger, including the following (which are not listed in any relative order of importance):

•	the restrictions in the Merger Agreement on our soliciting competing bids to acquire Markforged following the date of the Merger Agreement;

•

the restrictions in the Merger Agreement on Markforged’s ability to terminate the Merger Agreement or effect a Company Change in Recommendation with the receipt of a Superior Proposal, including the fact that the Company Board must (i) provide five (5) business days’ written notice to Nano of its intention to effect Company Change in Recommendation or terminate the Merger Agreement in order to provide Nano with an opportunity to match a Superior Proposal; and (ii) negotiate in good faith with Nano during such period, and the discouraging effect such restrictions may have on other potential bidders;

•

the fact that, under certain circumstances in connection with the termination of the Merger Agreement (including if the Company Board effects a Company Change in Recommendation in light of a Superior Proposal or Intervening Event or if Markforged terminates the Merger Agreement to accept a Superior Proposal), Markforged will be required to pay Nano a Termination Fee of $4,600,000, and the potential effect of such Termination Fee to discourage other potential bidders from making an Acquisition Proposal for Markforged;

•

the fact that, under certain circumstances in connection with the termination of the Merger Agreement for the failure to obtain the Company Shareholder Approval, Markforged may be required to pay Nano an expense reimbursement of up to $4,000,000 for reasonable, documented out-of-pocket fees and expenses;

•

the fact that, if the Merger is completed, Company Stockholders would not have the opportunity to participate in the future performance of our assets, earnings growth and appreciation of the value of Company Common Stock;

•

the significant costs involved in connection with entering into and completing the Merger and the substantial time and effort of management required to complete the Merger and related disruptions to the operation of our business;

•

the risk that the conditions to the consummation of the Merger may not be satisfied and, as a result, the possibility that the Merger may not be completed in a timely manner or at all, even if the Merger Agreement is adopted by the Company Stockholders;

•	the potential negative effects if the Merger is not consummated, including:

•	the trading price of the Company Common Stock could be adversely affected;

•	we will have incurred significant transaction and opportunity costs attempting to complete the Merger;

•	we could lose customers, suppliers, business partners and employees, including key executives, sales and other personnel;

•	our business may be subject to significant disruption and decline;

•	the market’s perceptions of our prospects could be adversely affected; and

•	our directors, officers and other employees will have expended considerable time and efforts to consummate the Merger;

•

the fact that receipt of the all-cash Per Share Merger Consideration would be taxable to our stockholders that are treated as U.S. holders (as defined in “The Merger — Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock”) for United States federal income tax purposes;

•

the restrictions in the Merger Agreement on the conduct of our business prior to the consummation of the Merger, which may delay or prevent us from undertaking business or other opportunities that may arise prior to completion of the Merger, including with respect to seeking other financing or transaction opportunities; and

•

the fact that our executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of Company Stockholders. See “— Interests of the Directors and Executive Officers of Markforged in the Merger.”

After taking into account the factors set forth above, as well as others, the Company Board concluded that the potential benefits of the Merger to Markforged’s stockholders outweighed the potentially negative factors associated with the Merger. Accordingly, the Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the Company Stockholders; (ii) approved the Merger and the execution, delivery and performance by Markforged of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger; (iii) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement Proposal be submitted to a vote of the Company Stockholders at the Special Meeting.

The foregoing discussion summarizes the material factors considered by the Company Board but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of the Company Board applied his or her own business judgment to the process and may have given different weight to different factors. The Company Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The Company Board based its recommendation on the totality of the information presented, including its discussions with Markforged’s executive management and its financial advisors and outside legal counsel. This explanation of the reasoning of the Company Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Evercore Group L.L.C.

The Company retained Evercore to act as its financial advisor in connection with the Company Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, the Company requested that Evercore evaluate the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the holders of Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares) and Dissenting Shares. At a meeting of the Company Board held on September 25, 2024, Evercore rendered to the Company Board its opinion to the effect that, as of September 25, 2024 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Per Share Merger Consideration of $5.00 to be received by the holders of Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares) in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Evercore, dated as of September 25, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Company Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Company Board or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.

In connection with rendering its opinion Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•

reviewed certain internal projected financial data relating to the Company, including certain net operating loss carryforwards of the Company, prepared and furnished to Evercore by Markforged’s management, as approved for our use by the Company (referred to in this proxy statement as the “Markforged financial forecasts,” as described in more detail under “—Certain Unaudited Prospective Financial Information”);

•

discussed with Markforged’s management their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Markforged financial forecasts;

•	reviewed the reported prices and the historical trading activity of the Company Common Stock;

•	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•

compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of the Merger Agreement; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analyses and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of Markforged’s management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Markforged financial forecasts, Evercore assumed with the Company’s consent that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Markforged’s management as to the future financial performance of the Company and the other matters covered thereby. Evercore expressed no view as to the Markforged financial forecasts or the assumptions on which they were based.

For purposes of Evercore’s analyses and opinion, Evercore assumed, in all respects material to its analyses, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analyses, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of shares of Company Common Stock of the Merger. In addition, Evercore relied, without independent verification, on the assessments of Markforged’s management as to (i) the validity of, and risks associated with, the Company’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of the Company’s current and future products and services.

Evercore did not conduct a physical inspection of the properties or facilities of the Company and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of September 25, 2024 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares) from a financial point of view, of the Per Share Merger Consideration. Evercore did not express any view on, and Evercore’s opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Per Share Merger Consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Company Board or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Company Board on September 25, 2024 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before September 24, 2024 (the last trading date prior to the rendering of Evercore’s opinion), and is not necessarily indicative of current market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of the Company. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less share based compensation, less changes in net working capital and capital expenditures, less the additional intellectual property litigation settlement related payments through 2027 of approximately $7 million, that the Company was forecasted to generate during the Company’s calendar years 2025 through 2034 based on the Markforged financial forecasts. Evercore calculated terminal values for the Company by applying perpetuity growth rates of 5.0% to 7.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that the Company was forecasted to generate based on the Markforged financial forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2024 using discount rates ranging from 18.0% to 22.0%, which were based on an estimate of the Company’s weighted average cost of capital, and the mid-year cash flow discounting convention. In calculating implied enterprise values, Evercore included the present value of tax savings from the Company’s estimated usage of net operating losses, of an amount equal to $9 million, based on the Markforged financial forecasts. Based on this range of implied enterprise values, the Company’s total cash balance as of December 31, 2024 of $54 million and the number of fully diluted shares of Company Common Stock as of September 24, 2024 of approximately 23.1 million, in each case as provided by Markforged’s management, this analysis indicated a range of implied equity values per share of Company Common Stock of $1.34 to $2.55, compared to the Per Share Merger Consideration of $5.00.

Selected Public Company Trading Analysis

Evercore reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for the following selected publicly traded companies in the additive manufacturing industry (the “selected companies”):

•	Desktop Metal, Inc.

•	Stratasys Ltd.

•	3D Systems Corporation

For each of the selected companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt (excluding operating lease liabilities as debt), plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated revenue in calendar year 2024, which is referred to as “2024E Revenue” and estimated revenue in calendar year 2025, which is referred to as “2025E Revenue,” based on closing share prices as of September 24, 2024. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

This analysis indicated the following:

Benchmark	High	Low	Median
2024E Revenue	1.2x	0.7x	0.9x
2025E Revenue	1.1x	0.7x	0.8x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied an enterprise value / revenue multiple reference range of 0.5x to 1.5x to the Company’s estimated revenue in calendar year 2025 based on the Markforged financial forecasts and analyst consensus estimates, respectively. The analyst consensus estimate for the Company’s revenue in calendar year 2025 as utilized in this analysis was $100 million. Based on this range of implied enterprise values, the Company’s estimated cash and restricted cash balance as of December 31, 2024 of $54 million, additional intellectual property litigation settlement related payments through 2027 of approximately $7 million and the number of fully diluted shares of Company Common Stock as of September 24, 2024 of approximately 23.1 million, in each case as provided by Markforged’s management (other than the range of implied enterprise values derived from analyst consensus estimates), this analysis indicated a range of implied equity values per share of Company Common Stock of $4.41 to $9.12 (based on the Markforged financial forecasts) and $4.21 to $8.53 (based on analyst consensus estimates), compared to the Per Share Merger Consideration of $5.00.

Although none of the selected companies is directly comparable to the Company, Evercore selected these companies because they are publicly traded additive manufacturing companies that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business, operating characteristics and trading performance. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using the data of the selected companies.

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Selected Transactions Analysis

Evercore reviewed financial information related to the following selected transactions and announced bids involving target companies in the additive manufacturing industry announced since the beginning of 2021 (the “selected transactions”). The selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:

Month and Year Announced	Acquiror	Target
August 2021	Desktop Metal, Inc.	The ExOne Company
November 2021	3D Systems Corporation	Oqton
September 2022	Nikon Corporation	SLM Solutions Group
May 2023	Stratasys Ltd.	Desktop Metal, Inc.
July 2023*	Nano Dimension Ltd.	Stratasys Ltd.
September 2023*	3D Systems Corporation	Stratasys Ltd.
December 2023*	Nano Dimension Ltd.	Stratasys Ltd.
July 2024	Nano Dimension Ltd.	Desktop Metal, Inc.

*	Offer rejected / withdrawn.

For each selected transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of last twelve-months revenue for the target company at the time of the announcement of the applicable transaction, which is referred to as “LTM Revenue.” Estimated financial data of the selected transactions were based on available information at the time of announcement of the relevant transaction.

This analysis indicated the following:

Benchmark	High	Low	Median
LTM Revenue	12.5x	1.1x	2.6x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 1.0x to 1.5x and applied this range of multiples to the Company’s estimated LTM Revenue as of December 31, 2024 of $95 million per the Markforged financial forecasts. Based on this range of implied enterprise values, the Company’s cash and restricted cash balance as of December 31, 2024 of $54 million, additional intellectual property litigation settlement related payments through 2027 of approximately $7 million and the number of fully diluted shares of Company Common Stock as of September 24, 2024 of approximately 23.1 million, in each case as provided by Markforged’s management, this analysis indicated a range of implied equity values per share of Company Common Stock of $6.19 to $8.26, compared to the Per Share Merger Consideration of $5.00.

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to the Company and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Premiums Paid Analysis

Using publicly available information, Evercore reviewed 109 transactions and announced bids for control of U.S. public targets in the technology industry announced since September 24, 2019. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market price per share of the target companies one day prior to announcement of each transaction and the volume weighted average price per share of the target companies over a period of thirty days (“30 Day VWAP”) prior to announcement of each transaction.

This analysis indicated the following:

All Transactions (109 Transactions)	1 Day Prior	30 Day VWAP
25th Percentile	14%	19%
Median	30%	35%
Mean	42%	45%
75th Percentile	53%	54%

All Cash Transactions (100 Transactions)	1 Day Prior	30 Day VWAP
25th Percentile	14%	18%
Median	30%	33%
Mean	41%	42%
75th Percentile	51%	54%

Transactions with an Aggregate Value between $50 million and $150 million (10 Transactions)	1 Day Prior	30 Day VWAP
25th Percentile	41%	27%
Median	53%	45%
Mean	64%	64%
75th Percentile	68%	69%

Based on the premia of 25th and 75th percentiles derived from all 109 transactions, and its professional judgment and experience, Evercore applied a premium range of 20.0% to 55.0% to the closing price per share of Company Common Stock of $2.73 as of September 24, 2024 and the 30 Day VWAP of $2.23 as of September 24, 2024. This analysis indicated a range of implied equity values per share of Company Common Stock of $3.28 to $4.23 and $2.68 to $3.46, respectively, compared to the Per Share Merger Consideration of $5.00.

Equity Research Analyst Price Targets

Evercore reviewed selected public market trading price targets for the shares of Company Common Stock prepared and published by equity research analysts that were publicly available as of September 24, 2024, the last trading day prior to the delivery by Evercore of its opinion to the Company Board. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Company Common Stock at the time the price target was published. As of September 24, 2024, the range of selected equity research analyst price targets per share of Company Common Stock was $5.00 to $10.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Company Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of the Company and future general industry and market conditions.

Last 52-Week Trading Range

Evercore reviewed historical trading prices of shares of Company Common Stock during the twelve month period ended September 24, 2024, noting that the low and high closing prices during such period ranged from $1.80 to $14.50 per share of Company Common Stock, respectively.

Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Company Board. In connection with the review of the Merger by the Company Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Company Common Stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Company Board as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the holders of shares of Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares). These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Company Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Company Board or Markforged’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Company Common Stock.

Pursuant to the terms of Evercore’s engagement letter with the Company, the Company has agreed to pay Evercore a fee for its services in the amount of approximately $4.0 million, of which $1.0 million was paid upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the Merger. The Company has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to the Company and Evercore has not received any compensation from the Company during such period. In addition, during the two year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Parent and Evercore has not received any compensation from Parent during such period. Evercore may provide financial advisory or other services to the Company, Parent or any of their respective affiliates in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company or its affiliates, Parent, potential parties to the Merger and their respective affiliates or persons that are competitors, customers or suppliers of the Company.

The Company engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation in transactions similar to the Merger. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Certain Unaudited Prospective Financial Information

Markforged does not as a matter of course publicly disclose long-term projections as to future performance, earnings, or other results due to the inherent unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the discussions regarding the proposed Merger, Markforged provided the Company Board, Evercore and Nano with certain financial forecasts which were prepared by and are the responsibility of the management of Markforged (the “Markforged financial forecasts”). Evercore was directed by Markforged management, with the approval of the Company Board, to use and rely upon the Markforged financial forecasts for purposes of its financial analysis and fairness opinion. The Markforged financial forecasts were prepared in August 2024. The Markforged financial forecasts treat Markforged on a stand-alone basis and do not give effect to the Merger, and were prepared as if the Merger were never contemplated. Additionally, the Markforged financial forecasts do not take into account (i) the expenses that may be incurred in connection with negotiating and consummating the Merger, (ii) the potential synergies that may be achieved by the combined company as a result of the Merger, (iii) the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or (iv) the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.

The accompanying Markforged financial forecasts were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or accounting principles generally accepted in the United States of America (“GAAP”), but, in the view of Markforged’s management, were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of Markforged management’s knowledge and belief, the reasonable projections of the future financial performance of Markforged. However, this information is not factual and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the Markforged financial forecasts. Although Markforged’s management believes there is a reasonable basis for the Markforged financial forecasts, Markforged cautions stockholders that future results could be materially different from the Markforged financial forecasts. The summary of the Markforged financial forecasts is not being included in this proxy statement to influence your decision whether to vote for the Merger Proposal, but because these Markforged financial forecasts were provided to the Company Board, as well as Nano’s management, for purposes of considering and evaluating the Merger and the Merger Agreement and to Evercore for its use in its financial analysis. The prospective financial information included in this document has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference relates to the Company’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

The Markforged financial forecasts are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the Markforged financial forecasts are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by Markforged’s management as of the date of their preparation. These estimates and assumptions may prove to be inaccurate for any number of reasons, including general economic conditions, competition, and the risks discussed in this proxy statement under the section entitled “Cautionary Note Regarding Forward-Looking Statements.” The Markforged financial forecasts also reflect assumptions as to certain business decisions that are subject to change. Because the Markforged financial forecasts were developed for Markforged on a stand-alone basis without giving effect to the Merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies that may be realized as a result of the Merger or any changes to Markforged’s operations or strategy that may be implemented after completion of the Merger. There can be no assurance that the projections will be realized, and actual results may differ materially from those shown. Generally, the further out the period to which financial forecasts by Markforged relate, the more unreliable the information becomes.

Markforged uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring operating performance, including Adjusted EBITDA and Free Cash Flow. While Markforged believes that these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze Markforged’s financial business trends, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of Markforged’s competitors due to potential differences in the exact method of calculation. Further, these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures.

Financial measures included in forecasts (including the Markforged financial forecasts) provided to a financial advisor are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC if and to the extent such financial measures are included in the forecasts provided to the financial advisor for the purpose of rendering an opinion that is materially related to a business combination transaction and the forecasts are being disclosed in order to comply with the SEC rules or requirements under state or foreign law, including case law regarding disclosure of the financial advisor’s analyses. Therefore, the Markforged financial forecasts are not subject to the SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Evercore for purposes of its opinion to the Company Board, as described above in the section entitled “The Merger—Opinion of Evercore Group L.L.C.,” or by the Company Board in connection with its consideration of the Merger. Accordingly, no reconciliation of the financial measures included in the Markforged financial forecasts is provided.

None of Markforged, Evercore, or their respective affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the Markforged financial forecasts, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the Markforged financial forecasts. Except as required by applicable securities laws, Markforged does not intend to make publicly available any update or other revision to the Markforged financial forecasts, even in the event that any or all assumptions are shown to be in error. None of Markforged, Evercore or their respective affiliates, advisors, officers, directors or other representatives has made or makes any representation to any stockholder or other person regarding Markforged’s ultimate performance compared to the information contained in the Markforged financial forecasts or that forecasted results will be achieved. Markforged has made no representation to Nano, in the Merger Agreement or otherwise, concerning the Markforged financial forecasts.

Summary of the Markforged Financial Forecasts

In connection with the evaluation of the Merger, Markforged’s management prepared forecasts of Markforged’s financial results for calendar years 2024 through 2034. The following table presents a summary of the Markforged financial forecasts (dollars in millions):

Calendar Year Ended Dec 31	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$95	$109	$126	$148	$171	$194	$217	$242	$266	$292	$320
Adjusted EBITDA(1)	($38)	($9)	($2)	$5	$13	$20	$28	$37	$46	$56	$68
Unlevered Free Cash Flow(2)	n/a	($29)	($22)	($20)	($12)	($7)	($2)	$3	$9	$15	$23

(1)	Adjusted EBITDA (non-GAAP) means net income before interest, taxes, depreciation and amortization and is presented before the impact of stock-based compensation.
(2)

Unlevered Free Cash Flow was calculated as net operating profit after tax, plus depreciation and amortization, less stock based compensation, less changes in net working capital and capital expenditures, less the additional IP litigation settlement related payments through 2027 of approximately $7 million.

Interests of the Directors and Executive Officers of Markforged in the Merger

Certain of Markforged’s executive officers and directors may have financial interests in the Merger that are different from, or in addition to, the interests of Company Stockholders generally. The Company Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders approve the Merger Agreement as more fully discussed in “—Recommendation of the Markforged Board of Directors and Reasons for the Merger.”

Markforged’s current executive officers and their respective positions are as follows:

Name	Position
Shai Terem	Chief Executive Officer and Director
Assaf Zipori	Chief Financial Officer
Stephen Karp	General Counsel

Markforged’s current non-employee directors are as follows:

Name
Alan Masarek
Carol Meyers
Paul Milbury
Antonio Rodriguez
Edward Anderson
Michael Medici
Aaron VanDevender
George Riedel

Treatment of Equity and Equity-Based Awards

Markforged’s directors and executive officers who own Company Common Stock will receive the Per Share Merger Consideration on the same terms and conditions, as the other holders of Company Common Stock in the Merger. The following table sets forth the number of shares of Company Common Stock owned, as of November 7, 2024, by each of Markforged’s executive officers and non-employee members of the Company Board (which, for this purpose, excludes (i) Company Earnout Shares, (ii) shares underlying Company Stock

Options, whether or not currently exercisable, (iii) shares subject to outstanding and unvested Company RSU Awards, and (iv) shares held by affiliated entities of such persons).

	Shares Owned (#)	Value of Shares Owned ($)
Executive Officers
Shai Terem	136,642	$683,210
Assaf Zipori	33,031	$165,155
Stephen Karp	20,441	$102,205
Non-Employee Directors
Edward Anderson	20,424	$102,120
Michael Medici	20,424	$102,120
Paul Milbury	20,424	$102,120
Antonio Rodriguez	20,424	$102,120
Carol Meyers	23,424	$117,120
Alan Masarek	25,424	$127,120
Aaron VanDevender	9,901	$49,505
George Riedel	—	—

Company Earnout Shares

At the Effective Time, the right of Markforged’s executive officers and non-employee members of the Company Board to receive any Company Earnout Shares will be cancelled and the holder of the rights to Company Earnout Shares will be entitled to receive a cash payment equal to the Per Share Merger Consideration.

The following table sets forth, for each of Markforged’s executive officers and the non-employee members of the Company Board, (i) the aggregate number of Company Earnout Shares such individual is eligible to receive as of November 7, 2024 and (ii) the estimated value that the executive officers and non-employee members of Company Board will receive in respect of such Company Earnout Shares in connection with the Merger.

	Total Earnout Shares (#)	Value of Earnout Shares Owned ($)
Executive Officers
Shai Terem	62,869	$314,345
Assaf Zipori	7,537	$37,685
Stephen Karp	2,660	$13,300
Non-Employee Directors
Edward Anderson	—	—
Michael Medici	—	—
Paul Milbury	7,440	$37,200
Antonio Rodriguez	—	—
Carol Meyers	—	—
Alan Masarek	—	—
Aaron VanDevender	—	—
George Riedel	—	—

Company Stock Options

At the Effective Time, (i) each In-the-Money Company Stock Option will be canceled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration in respect of each Net Share (if any) covered by such Company Stock Option, without interest and less applicable tax withholding and (ii) each Out-of-the Money Company Stock Option that is then outstanding and unexercised will be canceled for no condensation.

The following table sets forth, for each of Markforged’s executive officers and the non-employee members of the Company Board, (i) the aggregate number of shares of Company Common Stock underlying vested In-the-Money Company Stock Options held by such individual as of November 7, 2024, (ii) the aggregate number of shares of Company Common Stock underlying unvested In-the-Money Company Stock Options as of November 7, 2024 and (iii) the estimated value that the executive officers and non-employee members of the Company Board will receive in respect of such In-the-Money Company Stock Options in connection with the Merger.

	Unvested Stock Options (#)	Value of Unvested Stock Options ($)	Vested Stock Options (#)	Value of Vested Stock Options ($)
Executive Officers
Shai Terem	—	—	675,099	—
Assaf Zipori	—	—	80,939	—
Stephen Karp	—	—	28,567	—
Non-Employee Directors
Edward Anderson	—	—	—	—
Michael Medici	—	—	—	—
Paul Milbury	—	—	79,900	—
Antonio Rodriguez	—	—	—	—
Carol Meyers	—	—	—	—
Alan Masarek	—	—	—	—
Aaron VanDevender	—	—	—	—
George Riedel	—	—	—	—

Company RSU Awards

At the Effective Time, each Unvested Company RSU Award will be automatically cancelled and replaced with a grant by Nano of a Replacement RSU Award, which will be granted on similar terms and conditions as were applicable to the Unvested Company RSU Award prior to the Effective Time, except (i) any continued employment or service requirement will be based on the applicable continuing Company employee’s continued employment or service with Nano or its subsidiaries, including the Surviving Corporation, (ii) unless otherwise agreed between Nano and the holder of the Unvested Company RSU, the existing vesting schedule for the applicable Unvested Company RSU Award will apply to the Replacement RSU Award replacing such Unvested Company RSU Award (provided that, the executive officers will be entitled to maintain the vesting acceleration to which they are entitled under the Severance and CIC Plan, and such protection will continue to apply to the Replacement RSU Award), and (iii) the number of Nano Ordinary Shares, underlying the Replacement RSU Award will be determined by multiplying the number of shares of Company Common Stock issuable upon vesting of the Unvested Company RSU immediately prior to the Effective Time by the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the volume weighted average price of an American Depositary Share of Nano (representing a beneficial interest in one (1) Nano Ordinary Share) for the ten (10) consecutive trading days ending on (and including) the trading day that is immediately preceding the day that is three (3) days prior to the Closing, rounding down to the nearest whole number of shares and subject to certain customary reductions.

The following table sets forth, for each of Markforged’s executive officers and the non-employee members of the Company Board, (i) the aggregate number of shares of Company Common Stock underlying Company RSU Awards held as of November 7, 2024, and (ii) the estimated value that the executive officers and non-employee members of the Company Board will receive in respect of such Company RSU Awards in connection with the Merger, assuming full acceleration of such awards at the Effective Time.

	Company RSU Awards (#)	Value of Company RSU Awards ($)
Executive Officers
Shai Terem	475,537	$2,377,685
Assaf Zipori	119,487	$597,435
Stephen Karp	74,124	$370,620
Non-Employee Directors
Edward Anderson	26,000	$130,000
Michael Medici	26,000	$130,000
Paul Milbury	26,000	$130,000
Antonio Rodriguez	26,000	$130,000
Carol Meyers	26,000	$130,000
Alan Masarek	26,000	$130,000
Aaron VanDevender	45,802	$229,010
George Riedel	38,781	$193,905

Company ESPP

With respect to the Company ESPP, Markforged will take all necessary actions required to (A) terminate the Company ESPP, as of immediately prior to the Effective Time and (B) provide that no offering period will commence after September 25, 2024. The Company ESPP will no longer have any force and effect on or after the Effective Time.

Severance Entitlements

Each of Shai Terem, Assaf Zipori and Stephen Karp have entered into participation letter agreements with Markforged with respect to the Severance and CIC Plan. The Severance and CIC Plan provides for certain payments and benefits if the executive’s employment with Markforged is terminated by Markforged without “cause,” and other than as a result of the executive’s death or disability, or by the executive for “good reason” in any case, within the period commencing 3 months prior to and ending 12 months following a “change in control” of Markforged (as such terms are defined in the Severance and CIC Plan) (any such termination period, a “CIC Termination”). The Merger will qualify as a “change in control” under the Severance and CIC Plan.

Upon a CIC Termination, each of Messrs. Terem, Zipori and Karp will be entitled to receive the following payments and benefits:

•

a cash payment in an amount equal to one time (or, for Mr. Terem, 1.5 times) of the executive’s base salary then in effect plus the executive’s target bonus, prorated for the number of days the executive was employed during the year of termination, payable in a lump sum no later than the 60th day following the date of termination of employment;

•

in the event that the date of termination occurs between the end of a calendar year and the date a bonus is paid for such calendar year, the executive will receive the prior year’s bonus amount, determined in good faith by Markforged;

•

in the event that the executive elects continued group medical coverage under COBRA, continuation of payments for COBRA coverage (in an amount not to exceed the amount that Markforged then pays for health insurance coverage for active employees), until the earliest of (i) 12 months following the termination of employment (or 18 months for Mr. Terem), or (ii) the date the executive becomes eligible for health benefits through another employer or otherwise become ineligible for COBRA; and

•	acceleration of vesting of all outstanding time-based equity awards.

All of the severance payments and benefits described above are subject to, among other things, the executive’s timely execution and non-revocation of a general release of claims. The Severance and CIC Plan also provides that payments and benefits payable to each executive officer will be reduced so that no portion of such payments and benefits are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the executive officer would be better off on an after-tax basis receiving all such payments and benefits.

The following table sets forth the potential amounts payable to Markforged’s executive officers upon a CIC Termination under the Severance and CIC Plan based on the salary and bonus in effect on November 7, 2024.

Name	Cash Severance (Base Salary and Bonus) ($)	Value of COBRA Benefits ($)	Value of Equity Acceleration ($)
Shai Terem	$1,350,000	$30,264	$2,377,685
Assaf Zipori	$560,000	$20,176	$597,435
Stephen Karp	$400,000	$23,076	$370,620

New Management Arrangements

As of the date of this proxy statement, neither the Markforged nor Nano Dimension has entered into any employment agreements with the Company’s executive officers in connection with the merger, and Markforged has not amended or modified any existing agreements or other arrangements with management.

Continuing Employee Benefits

The Merger Agreement provides that for ten months following the Effective Time, but not beyond the date on which the individual’s employment terminates (such period being the “benefits continuation period”), Nano will provide or cause to be provided, to each employee of Markforged who is retained by Nano (the “Continuing Employees”), at least the same annual base salary or wage rate, as applicable, as provided to such Continuing Employees immediately prior to the Effective Time (provided, however, that in the event there is a reduction in base salaries or wage rates that affects substantially all employees of Nano and its subsidiaries (including the Surviving Corporation and its subsidiaries) after the Effective Time, the annual base salary or wage rate of similarly situated Continuing Employees may be commensurately reduced), and employee benefits that are substantially similar, in the aggregate, to such benefits provided to the Continuing Employees immediately prior to the Effective Time (but excluding any equity and equity based compensation, change in control plans, defined benefit plans and retiree welfare plans). In addition, Nano agreed to cause the Surviving Corporation to honor the Severance and CIC Plan.

Financing of the Merger

The Merger Agreement is not conditioned upon receipt of financing by Nano. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $116 million, including the estimated funds needed to (1) pay our stockholders the consideration due to them under the Merger Agreement and (2) make payments in respect of outstanding equity awards of Markforged in accordance with their terms and pursuant to the Merger Agreement.

We understand that Nano expects to fund amounts needed for the acquisition of Markforged under the Merger Agreement through the use of cash on hand. Nano has represented in the Merger Agreement that it has access to, and will cause Merger Sub to have, at the Effective Time and at the Closing, sufficient funds for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including payment in cash of the aggregate Per Share Merger Consideration on the Closing Date, and to pay all related fees and expenses required to be paid by Nano and Merger Sub pursuant to the terms of the Merger Agreement.

Closing and Effective Time of the Merger

The closing of the Merger will take place remotely by electronic exchange of executed agreements and documents and other deliverables, at 8:00 a.m. Eastern Time on a date to be specified by the parties, which will be no later than the third business day after the date the conditions set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, at the offices of Greenberg Traurig, P.A., 401 East Las Olas Boulevard, Suite 2000, Ft. Lauderdale, Florida (or remotely through electronic exchange of signatures) or at such other place, at such other time, or on such other date as Nano and Markforged may mutually agree in writing. We currently anticipate that the Merger will be consummated in the first quarter of 2025, assuming satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions to the Merger.

As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with such Secretary of State, or at such later time as Nano and Markforged agree and specify in the certificate of merger.

Appraisal Rights

If the Merger is consummated, stockholders who do not wish to accept the Per Share Merger Consideration are entitled to seek appraisal of their Company Common Stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such holder of Company Common Stock may receive in the Merger. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Common Stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Common Stock determined under Section 262 could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, Company Stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262 of the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration under the Merger Agreement.

A holder of record of Company Common Stock and a beneficial owner who (1) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (2) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (3) strictly complies with the procedures under Section 262 of the DGCL, (4) does not thereafter withdraw his, her or its demand for appraisal of such shares and (5) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Markforged and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 of the DGCL requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the Merger. Such notice must include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes Markforged’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL, which is attached to this proxy statement as Annex D. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of Company Common Stock, you must satisfy each of the following conditions: you must deliver to Markforged a written demand for appraisal of your shares of Company Common Stock prior to the Special Meeting, which must (1) reasonably inform us of the identity of the holder of record of such shares who intends to demand appraisal of his, her or its shares (and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Markforged and to be set forth on the Chancery List), and (2) that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold or beneficially own, as applicable, your shares of Company Common Stock continuously through the effective date; and you must comply with the other applicable requirements of Section 262 of the DGCL.

A stockholder of Markforged who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following address:

Markforged Holding Corporation

60 Tower Road

Waltham, Massachusetts 02451

Attention: Corporate Secretary

Within 10 days after the Effective Time, the Surviving Corporation must give written notice that the Merger has become effective to each stockholder of any class or series of stock of Markforged who is entitled to appraisal rights that the Merger was approved and that appraisal rights are available for any or all shares of such class or series of stock.

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the fair value of the Company Common Stock held by all persons that have demanded appraisal. There is no present intent on the part of Markforged or the Surviving Corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that Markforged and the Surviving Corporation will not file such a petition or initiate any negotiations with respect to the fair value of Company Common Stock. Accordingly, persons who desire to have their Company Common Stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Per Share Merger Consideration under the Merger Agreement.

At any time within 60 days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Per Share Merger Consideration specified by the Merger Agreement for that person’s Company Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the person within 60 days after the effective date, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s Company Common Stock determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Per Share Merger Consideration offered pursuant to the Merger Agreement.

In addition, within 120 days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Company Common Stock not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the Surviving Corporation and the aggregate number of holders of such shares. Such statement must be given within 10 days after the written request therefor has been received by the Surviving Corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition will be made upon the Surviving Corporation. The Surviving Corporation will be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Company Common Stock and with whom the Surviving Corporation has not reached agreements as to the value of such shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 of the DGCL and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their Company Common Stock and who hold such shares represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Upon application by the Surviving Corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List and may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.

Where proceedings are not dismissed, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery will determine the fair value of Company Common Stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue after such payment only on the sum of (1) the difference, if any, between the amount so paid and the fair value of the Company Common Stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

When the fair value of the Company Common Stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although Markforged believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Moreover, the Surviving Corporation does not anticipate offering more than the Per Share Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of the relevant shares is less than the Per Share Merger Consideration.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 of the DGCL will not be entitled to vote for any purpose any Company Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 of the DGCL will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Common Stock

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Common Stock whose shares of Company Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the application of the rule applicable to “qualified small business stock” under Section 1202 of the Code or the gain rollover provisions of Section 1045 of the Code, the U.S. federal income tax consequences to holders of options, warrants, restricted stock units or other equity securities of the Company, or the U.S. federal income tax consequences to holders of Company Common Stock that exercise appraisal rights under the DGCL. Such Company Stockholders should consult their own tax advisors regarding their particular circumstances and the tax consequences of the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

•

holders that may be subject to special tax treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, banks, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain U.S. expatriates or former citizens or long-term residents of the United States;

•	holders that are corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders holding their Company Common Stock as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to have sold their Company Common Stock under the constructive sale provisions of the Code;

•	holders that received their Company Common Stock in compensatory transactions;

•	holders that hold their Company Common Stock through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in Nano;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement;” or

•	holders that own or have owned (actually or constructively) 5% or more of the Company Common Stock.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company Common Stock and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Common Stock who or that is, or is treated as, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States or someone treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•

A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust (i) that is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received (determined before the deduction of any applicable withholding tax) and the U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Company Common Stock. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of Company Common Stock is more than one year at the time of the consummation of the Merger, and will be short-term capital gain or loss if such U.S. Holder held such shares of Company Common Stock for one year or less. If a U.S. Holder acquired different blocks of shares of Company Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Company Common Stock. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. Short-term capital gains are taxed at ordinary rates. There are limitations on the deductibility of capital losses.

Payments made to a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, each U.S. Holder that does not otherwise establish an exemption must complete and return to the exchange agent a properly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number (“TIN”) provided is correct and that such holder is not subject to backup withholding. A U.S. Holder that does not provide its correct TIN may also be subject to penalties imposed by the IRS. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

As described below in the section entitled “Material Israeli Withholding Tax Consequences of the Merger to Holders of Company Common Stock,” a Withholding Tax Ruling (as defined below) stating that a non-Israeli Company Stockholder, such as a U.S. Holder, who holds less than 5% of the outstanding shares of Company Common Stock will be exempt from Israeli tax withholding to the extent that such U.S. Holder provides the

Exchange Agent with certain declarations and documents regarding their non-Israeli residency will be requested from the Israeli Tax Authority. If the Withholding Tax Ruling were not to be granted or Israeli withholding tax otherwise applies, including after the application of the Convention between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income (the “U.S. Israel Treaty”), cash paid in the Merger would be reduced at the source. Gain recognized by a U.S. Holder may constitute U.S.-source income for U.S. federal income tax purposes, taxes on which would not qualify for foreign tax credits. A U.S. Holder should consult with its tax adviser regarding the application of the U.S. Israel Treaty, the credibility of any Israeli taxes and any applicable limitations.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Common Stock that is, for U.S. federal income tax purposes, (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from Company Common Stock.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such Non-U.S. Holder were a U.S. Holder, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), subject to certain adjustments;

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•

Company Common Stock held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Markforged’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Common Stock.

With respect to the third bullet point above, Markforged believes it is not a USRPHC. Because the determination of whether Markforged is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Markforged is not a USRPHC. Even if Markforged is a USRPHC, gain arising from the sale or other taxable disposition of Company Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Company Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Company Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to a Non-U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. A Non-U.S. Holder generally can avoid information reporting and backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Material Israeli Withholding Tax Consequences of the Merger to Holders of Company Common Stock

The following is a summary discussion of certain material Israeli withholding tax considerations in connection with the Merger. The following summary is presented for general information purposes only and should not be conceived as tax advice to any particular holder of Company Common Stock. This summary is based upon current Israeli tax law. No assurance can be given that new or future legislation, regulations or interpretations will not significantly change the withholding tax considerations described below, and any such change may apply retroactively. This summary does not discuss all material aspects of Israeli withholding tax consequences that may apply to particular holders of Company Common Stock in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below. You are encouraged to consult your own tax advisor regarding the specific withholding tax consequences of the Merger to you.

The payment of the Per Share Merger Consideration by Nano in exchange for Company Common Stock pursuant to the Merger is generally subject to Israeli withholding tax. However, as contemplated in the Merger Agreement, Nano and Markforged agreed that Nano will prepare and file with the Israel Tax Authority (in coordination with Markforged and its advisors) an application for a ruling requesting that the Israel Tax Authority exempt Parent, the Merger Sub, the Exchange Agent, the Surviving Corporation (and their respective agents) from the obligation to withhold Israeli tax at source from any consideration payable under the Merger Agreement, or provide detailed instructions on how such withholding at source is to be implemented in connection with the Merger (the “Withholding Tax Ruling”). The request will ask that non-Israeli Company Stockholders who hold less than 5% of the outstanding shares of Company Common Stock will be exempt from Israeli tax withholding to the extent that such Company Stockholders will provide the Exchange Agent with certain declarations and documents regarding their non-Israeli residency. Such request will also ask that the Israel Tax Authority provide a process for exempting non-Israeli holders of Company Stock Options and Company RSU Awards from Israeli withholding tax.

Regardless of whether Nano obtains the Withholding Tax Ruling from the Israel Tax Authority, any holder of Company Common Stock who believes that it is entitled to an exemption from Israeli withholding tax (or a reduced tax rate) may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or an individual tax ruling providing an exemption from withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the Exchange Agent at least three business days prior to the date that is 180 days following the Closing. If Nano or the Exchange Agent receives a valid exemption certificate or tax ruling (in form and substance reasonably satisfactory to Nano, the Exchange Agent and the Surviving Corporation) at least three business days prior to the date that is 180 days following the Closing, then the withholding (if any) of any Israeli tax from the Per Share Merger Consideration will be made in accordance with the provisions of such tax certificate or tax ruling.

Markforged cannot assure you that the Withholding Tax Ruling will be obtained before the closing or at all or that, if obtained, such ruling will be granted under the conditions requested.

If obtained, the Withholding Tax Ruling may contain such provisions, terms and conditions as the ITA may prescribe, which may be different from those detailed above. Certain categories of Company Stockholders, such as holders of 5% or more of the outstanding shares of Company Common Stock, holders of record of Company Certificates, and Company Stockholders receiving an aggregate Per Share Merger Consideration of more than $500,000, are expected to be excluded from the scope of the Withholding Tax Ruling (if obtained), and the final determination of the type of holders of Company Common Stock who will be included in such categories will be based on the outcome of the discussions with the Israel Tax Authority. Any Company Stockholder who will be excluded from the scope of the Withholding Tax Ruling (if obtained), and who believes it is entitled to an exemption from Israeli withholding tax, may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or an individual tax ruling providing an exemption from withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the Exchange Agent at least three business days prior to the date that is 180 days following the Closing.

Regulatory Approvals Required for the Merger

Other Regulatory Approvals

Foreign direct investment filings or clearances are required or advisable in other jurisdictions. The Merger cannot be consummated until after the mandatory approval requirements have been obtained under applicable foreign direct investment laws. The relevant authorities could take such actions under the applicable foreign direct investment laws as they deem necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or termination existing relationships and contractual rights, or requiring the parties to agree to other remedies. Any one of these requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the completion, or reduce the anticipated benefits, of the Merger.

Although Nano and Markforged believe that the Merger will not violate the foreign direct investment laws and expect that all required regulatory approvals will be obtained, Nano and Markforged cannot assure that these regulatory approvals will be timely obtained, obtained at all or that the granting of these regulatory approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the Merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement, or that a challenge to the Merger on foreign investment grounds will not be made, or if such challenge is made, what the result will be. These conditions or changes could result in the conditions to the Merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval of the proposal to approve and adopt the merger agreement by stockholders and the completion of the Merger.

Israeli Tax Ruling

Nano and Markforged have agreed that Nano will use reasonable commercial efforts to request a ruling from the Israel Tax Authority in order to clarify the withholding mechanism. For more information, please refer to the section of this proxy statement captioned “Material Israeli Withholding Tax Consequences of the Merger to Holders of Company Common Stock.”

Delisting and Deregistration of Company Common Stock and Company Warrants

If the Merger is consummated, following the Effective Time, the Company Common Stock and Company Warrants will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Markforged contained in this proxy statement or in Markforged’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Markforged contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Markforged and Nano were qualified and subject to important limitations agreed to by Markforged and Nano in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure schedule delivered by Markforged to Nano in connection with the Merger Agreement (the “Company Disclosure Schedule”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Markforged or Nano with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Markforged, Nano or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Markforged may be found elsewhere in this proxy statement and Markforged’s other public filings. See “Where You Can Find More Information” beginning on page 113 of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place at the offices of Greenberg Traurig, P.A., 401 East Las Olas Boulevard, Suite 2000, Ft. Lauderdale, Florida (or remotely through electronic exchange of signatures) at 8:00 a.m. Eastern Time on a date that is the third (3rd) business day following the satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions, or at such other place, at such other time, or on such other date as Nano and Markforged may mutually agree in writing.

Subject to the provisions of the Merger Agreement, at the Closing, Markforged and Merger Sub will file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the DGCL, and as soon as practicable thereafter, make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at the time that the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Nano and Markforged may agree and specify (or cause to be specified) in the certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the Effective Time, on the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, Merger Sub, an indirect wholly-owned subsidiary of Nano, will be merged with and into Markforged, with Markforged surviving the Merger as the Surviving Corporation and an indirect wholly-owned subsidiary of Nano. At the Effective Time, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation will be amended and restated in their entirety substantially in the form of Merger Sub’s certificate of incorporation and bylaws as in effect immediately prior to the Effective Time, or as otherwise to be mutually agreed upon between Nano and Markforged, in each case until thereafter amended in accordance with their respective terms and with applicable law.

Except as may be otherwise determined by Nano, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation as of the Effective Time, until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case, in accordance with the bylaws of the Surviving Corporation.

Except as may be otherwise determined by Nano, the officers of Markforged immediately prior to the Effective Time will be, as of the Effective Time, the officers of the Surviving Corporation, in each case, until such officer’s successor is elected and qualified or such officer’s earlier death, resignation, retirement, disqualification or removal, in each case, in accordance with the bylaws of the Surviving Corporation. For the avoidance of doubt, the Board of Directors of Markforged will resign from office at the Effective Time.

Effect of the Merger on Company Common Stock and Company Preferred Stock

Any shares of Company Preferred Stock and Excluded Shares will, as of immediately prior to the Effective Time, be cancelled and will cease to exist, and no consideration will be paid or payable in respect thereof.

At the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be converted into the right to receive an amount of cash equal to the Per Share Merger Consideration.

Treatment of Converted Stock; Adjustments

All shares of Company Common Stock, when converted, will no longer be outstanding, will automatically be cancelled and will cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Company Certificates”) and each holder of a non-certificated outstanding share of Company Common Stock represented by book entry (“Company Book Entry Shares”), will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration to be issued in consideration therefor. Notwithstanding the foregoing, if between the date of the Merger Agreement and the Effective Time, the outstanding shares of Company Common Stock represented by the Company Equity Awards changes into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any additional capital stock is issued upon any exercise of rights under any shareholder rights plan, as applicable, or any similar event has occurred, then any number or amount contained herein that is based upon the number of shares of Company Common Stock will be appropriately adjusted, without duplication, to provide the same economic effect as contemplated by the Merger Agreement prior to such event.

Merger Sub Capital Stock

At the Effective Time, by virtue of the Merger and without any action on the part of the parties or any of their respective shareholders or stockholders, each share of common stock, par value $0.0001, of Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, will be cancelled and cease to exist and be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, which will constitute the only outstanding shares of capital stock of the Surviving Corporation.

Treatment of Equity Awards and the ESPP

Options. Each In-the-Money Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, and the holder of such In-the-Money Company Stock Option will be entitled to receive the Per Share Merger Consideration for each Net Share (as defined in the Merger Agreement) covered by such In-the-Money Company Stock Option, without interest and less applicable tax withholdings. Any Out-of-the-Money Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, and the holder thereof will receive no consideration therefor.

Restricted Stock Units. Each Unvested Company RSU Award will automatically be cancelled and replaced with a grant by Nano of a Replacement RSU Award on similar terms and conditions as were applicable to the Unvested Company RSU Award under the Company Incentive Award Plan immediately prior to the Effective Time, except that (i) any continued employment or service requirement will be based on the applicable continuing Company employee’s continued employment or service with Nano or its subsidiaries, including the Surviving Corporation, (ii) unless otherwise agreed between Nano and the holder of the Unvested Company RSU Award, the existing vesting schedule for the applicable Unvested Company RSU Award will apply to the Replacement RSU Award replacing such unvested Company RSU Award (provided that, with certain holders of Unvested Company RSU will be entitled to maintain the vesting acceleration to which they are entitled under the Company’s Executive Severance and Change in Control Plan, and such protection will continue to apply to the Replacement RSU Award), and (iii) the number of Nano Ordinary Shares, underlying the Replacement RSU Award will be determined by multiplying the number of shares of Company Common Stock issuable upon vesting of the Unvested Company RSU Award immediately prior to the Effective Time by the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the volume weighted average price of an American Depositary Share of Nano (representing a beneficial interest in one (1) Nano Ordinary Share) for the ten (10) consecutive trading days ending on (and including) the trading day that is immediately preceding the day that is three (3) days prior to the Closing, rounding down to the nearest whole number of shares and subject to certain customary reductions.

Markforged ESPP. Pursuant to the Merger Agreement, Markforged will take all actions necessary to (i) terminate the Company ESPP, as of immediately prior to the Effective Time and (ii) provide that no offering period will commence after September 25, 2024.

Treatment of Company Warrants

As of the Effective Time, by virtue of the Merger, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other person, cease to represent a Company Warrant exercisable for Company Common Stock and will become a warrant exercisable for the Per Share Merger Consideration that such holder would have received if such Company Warrant had been exercised immediately prior to the Effective Time.

Dissenting Shares

The Merger Agreement provides that Dissenting Shares (as defined in the Merger Agreement) will not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration, but instead will be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL (and, at the Effective Time, such Dissenting Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and such Dissenting Stockholder (as defined in the Merger Agreement) will cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such Dissenting Stockholder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under the DGCL. If any Dissenting Stockholder fails to perfect or otherwise waives, withdraws or loses such rights, each Dissenting Share held by such Dissenting Stockholder will automatically be deemed to have been converted into, as of the Effective Time, the right to receive the Per Share Merger Consideration, and immediately following such conversion will be automatically cancelled and cease to exist. The Company will give Nano prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and will give Nano the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company will not, except with the prior written consent of Nano, make any payment with respect to, settle or offer or agree to settle any such demands.

Exchange of Merger Consideration

Prior to the Effective Time, Nano will engage an exchange and paying agent (the “U.S. Exchange Agent”) reasonably acceptable to Markforged and, at Nano’s discretion, an Israeli sub-paying agent (the “Israeli Exchange Agent,” and together with the U.S. Exchange Agent, the “Exchange Agent”), in connection with the Merger for the purpose of exchanging certificates or uncertificated shares for the Per Share Merger Consideration payable in respect of the shares of Company Common Stock and the payment of the Per Share Merger Consideration with respect to any In-the-Money Company Stock Option. At or prior to the Effective Time, Nano will deposit, or cause to be deposited, with the Exchange Agent, cash sufficient to pay the aggregate Per Share Merger Consideration. All cash deposited with the Exchange Agent is referred to as the “Exchange Fund.”

Company Certificates. As promptly as practicable after the Effective Time, Nano will cause the Exchange Agent to mail to each holder of record of Company Certificates, which at the Effective Time were converted into the right to receive the Per Share Merger Consideration with respect to each share of Company Common Stock held by it immediately prior to the Effective Time, a form of letter of transmittal (the “Letter of Transmittal”) (specifying that delivery will be effected, and risk of loss and title to Company Certificates will pass, only upon delivery of the same (or affidavits of loss in lieu thereof) to the Exchange Agent and will be in such form and have such other provisions as Nano may specify subject to Markforged’s reasonable approval), together with instructions thereto, all information required by Exchange Agent for the payor securing the withholding tax ruling and/or such other forms as are required under any applicable tax law, in which the beneficial owner of Company Common Stock provides certain information (and, if applicable, supporting documentation) necessary for Nano or the Exchange Agent, as applicable, to determine whether any amounts need to be withheld from the consideration payable to such beneficial owner hereunder pursuant to the terms of the ordinance (in each case, subject to the terms of the withholding tax ruling, if obtained, the Code, if applicable, or any provision of applicable law).

Company Book-Entry Shares. Any holder of the Company Book Entry Shares whose shares of Company Common Stock were converted into the right to receive the Per Share Merger Consideration will not be required to deliver a Company Certificate (nor an affidavit of loss in lieu thereof nor an indemnity bond) or an executed Letter of Transmittal to the Exchange Agent to receive the Per Share Merger Consideration. In lieu thereof, each registered holder of one or more Company Book Entry Shares will automatically upon the Effective Time be entitled to receive, and Nano will cause the Exchange Agent to pay and deliver as promptly as practicable after the Effective Time, the Per Share Merger Consideration with respect to each share of Company Common Stock held by such registered holder immediately prior to the Effective Time, for each share of Company Common Stock formerly represented by such Company Book Entry Share.

Upon (i) the surrender of Company Certificates for cancellation to the Exchange Agent, or (ii) in the case of Company Book Entry Shares, the receipt of an “agent’s message” by the Exchange Agent, and in the case of Company Certificates (together with a duly, completely and validly executed Letter of Transmittal, and such other documents as may reasonably be required by the Exchange Agent), the holder of such shares will be entitled to receive in exchange therefor the Per Share Merger Consideration with respect to each share of Company Common Stock held by such holder immediately prior to the Effective Time, subject to any tax withholding and without any interest. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of Markforged, until surrendered, each share of Company Common Stock (including any Company Certificate with respect thereto) will be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that the holder of such share of Company Common Stock was entitled to receive in respect of such shares. No interest will be paid or will accrue on any cash payable upon surrender of any Company Certificate or in respect of Company Book Entry Shares.

Termination of Exchange Fund

Subject to any tax withholding ruling, any portion of the Exchange Fund (including any interest received) that remains undistributed to the holders of Company Common Stock or Company Stock Options who have not complied with the relevant provisions of the Merger Agreement for twelve (12) months after the Closing Date will be delivered to Nano, and any holder of Company Common Stock or In-the-Money Company Stock Options who has not before that time complied with the relevant terms of the Merger Agreement will thereafter look only to Nano for payment of its claim for Per Share Merger Consideration, and thereafter any withholding in connection with the payment of the Per Share Merger Consideration to such holder will be made in accordance with the procedures outlined in the Merger Agreement.

In addition, under the Merger Agreement, any portion of the Exchange Fund that remains unclaimed by the holders of Company Certificates or the holders of evidence of Company Book Entry Shares for five (5) years after the Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any governmental entity) will become, to the extent permitted by applicable law, the property of Nano, free and clear of all claims or interest of any person previously entitled thereto.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Markforged (subject to certain qualifications or exceptions in the Merger Agreement and related Company Disclosure Schedule) as to, among other things:

•	organization, standing and power;

•	Markforged subsidiaries;

•	capitalization;

•	authority to execute and deliver the Merger Agreement and perform obligations thereunder and enforceability of the Merger Agreement;

•	absence of conflicts of the Merger Agreement with, or any default or violation under, organizational documents, material contracts and instruments or applicable law or regulation;

•	filings with the SEC and financial statements; absence of undisclosed liabilities;

•	accuracy of information supplied for SEC filings;

•	absence of certain changes or events from June 30, 2024 through the date of the Merger Agreement;

•	employee benefit plans;

•	labor matters;

•	litigation, product defects and warranties;

•	compliance with applicable laws;

•	environmental matters;

•	contracts;

•	intellectual property matters;

•	real property matters;

•	tax matters;

•	related party transactions;

•	insurance;

•	broker fees and expenses;

•	receipt of the opinion of a financial advisor; and

•	stock ownership; antitakeover states.

The Merger Agreement contains representations and warranties made by Nano and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and related disclosure schedule of Nano and Merger Sub (the “Parent Disclosure Schedule”) as to, among other things:

•	organization, standing and power;

•	formation of Merger Sub and absence of engagement in any business or activity other than activities related to its corporate organization and the execution and delivery of the Merger Agreement;

•	authority to execute and deliver the Merger Agreement and perform obligations thereunder and enforceability of the Merger Agreement;

•

absence of conflicts of the Merger Agreement with, or any default or violation under, organizational documents, material contracts and instruments or applicable law or regulation; no required registrations or consents in connection with the Merger;

•	accuracy of information supplied for SEC filings;

•	absence of certain changes;

•	litigation matters;

•	brokers’ fees and expenses due in connection with the Merger;

•	the adoption of resolutions by the Board of Directors of Merger Sub with respect to the Merger Agreement;

•	stock ownership; and

•	financial capacity to perform its, and cause Merger Sub to perform its, obligations under the Merger Agreement and to have sufficient funds to pay the Merger Consideration.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of Markforged and its subsidiaries, taken as a whole; provided, however, that a Company Material Adverse Effect will not be deemed to include the impact of (i) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements; (ii) changes, after the date hereof, in applicable laws, or interpretations thereof by courts or governmental entities; (iii) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism, or the escalation of any conflict, including the current conflicts between (A) the Russian Federation and Ukraine and (B) Israel and Palestine, or any change, escalation or worsening thereof) or in economic, market (including equity, credit and debt markets, as well as changes in interest rates) or other general industry-wide conditions affecting the industries in which Markforged and its subsidiaries operate; (iv) the announcement or the existence of, compliance with, pendency of or performance under, the Merger Agreement or the transactions contemplated thereby or the identity of the parties to the Merger Agreement or any of their affiliates (provided that the exception in this clause (iv) will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of or performance under the Merger Agreement or the consummation of the transactions contemplated thereby and will not apply to any covenant to use commercially reasonable efforts to operate in the ordinary course); (v) a decline in the trading price of Markforged’s capital stock or any failure of Markforged to meet any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to Markforged or any of its subsidiaries for any period, but not including any underlying causes thereof to the extent not otherwise excluded pursuant to subclauses (i) through (ix) herein; (vi) any natural disaster, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other similar event; (vii) any epidemic, disease outbreak or pandemic (including COVID-19 (and, for the avoidance of doubt, any loss of customers, suppliers, orders, contracts or other business relationships resulting from, or in connection with, COVID-19 or any COVID-19 measures)), public health emergency or widespread occurrence of infectious disease or other acts of God; (viii) any action taken by Markforged or any of its subsidiaries at the written request of Nano or failure to take action due to Nano’s unreasonable failure to grant consent; and (ix) any stockholder litigation or claims commenced on or after the date of the Merger Agreement against Markforged or its directors or officers or Nano or its directors or officers, as applicable, relating to the Merger and the other transactions contemplated by the Merger Agreement; except, with respect to subclause (i) to (iii), (vi) and (vii), to the extent that such effect, change, event, circumstance, condition, occurrence or development disproportionately affects the business, properties, results of operations or financial condition of Markforged and its subsidiaries, taken as a whole, as compared to other companies in the industry in which Markforged and its subsidiaries operate. For purposes of the Merger Agreement, “material adverse effect” means, with respect to Nano (a “Parent Material Adverse Effect”), means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has or would reasonably be expected to materially impair or prevent the ability of Nano or Merger Sub to consummate the transactions contemplated by the Merger Agreement.

Conduct of Business by Markforged Pending the Merger

The Merger Agreement provides that, subject to certain exceptions, between the date of the Merger Agreement and the Effective Time (or the earlier valid termination of the Merger Agreement), Markforged will, and will cause its respective subsidiaries to, use commercially reasonable efforts to (x) conduct its business in the ordinary course consistent with past practice in all material respects, and (y) preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and key employees and maintain its relationships with key customers, suppliers, licensors, licensees, distributors and others having material business dealings with them.

Without limiting the generality of the foregoing, subject to certain exceptions, between the date of the Merger Agreement and the Effective Time (or the earlier valid termination of the Merger Agreement), Markforged will not, and will not permit any of its respective subsidiaries to, do any of the following without the prior written consent of Nano (which will not be reasonably withheld, conditioned or delayed):

•

declare, set aside or pay any dividends or make other distributions; split, combine, subdivide or reclassify any of its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock; or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its or its affiliates’ capital stock or any securities convertible into or exchangeable or exercisable its or its subsidiaries’ capital stock;

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issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien (other than certain permitted liens) any shares of capital stock of it or its subsidiaries, including without limitation granting any new awards, or amending or modifying the terms of any outstanding awards, under the Company Incentive Award Plan and/or take any action to accelerate the vesting or lapsing of restrictions or payment of compensation or benefits under the Company Incentive Award Plan;

•

amend, modify or supplement the certificate of incorporation or bylaws (whether by merger, consolidation or otherwise) of Markforged, or any of the organizational documents of any of its subsidiaries (whether by merger, consolidation or otherwise);

•	adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring (other than transactions solely among Markforged’s subsidiaries);

•	make any material change in financial accounting methods, principles or practices;

•	change or modify in any manner the existing credit, collection and payment policies, procedures and practices in respect to accounts receivable and accounts payable;

•	merge or consolidate with, or directly or indirectly acquire in any transaction, any equity interest in or business of, any person;

•

sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any lien (other than certain permitted liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein;

•	form or create a subsidiary;

•	authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith;

•	incur or refinance any indebtedness (except for any indebtedness solely between Markforged and its subsidiaries or between its subsidiaries);

•

make any material loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances, capital contributions or investments (A) by Markforged to or in, as applicable, one or more of its subsidiaries, (B) by any subsidiary of Markforged to or in, as applicable, Markforged or any subsidiary of Markforged, or (C) advancement of expenses under the Company Charter or Company Bylaws;

•

waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (A) equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet included in its SEC Documents; or (B) that do not exceed $250,000 in the aggregate;

•	voluntarily terminate, suspend, abrogate, amend, let lapse or modify any material Markforged permit in a manner materially adverse to Markforged and its subsidiaries, taken as a whole;

•

assign, abandon, subject to a lien (other than a permitted lien), convey title (in whole or in part), exclusively license or grant any right or other licenses to material intellectual property rights owned or exclusively licensed to Markforged or any of its subsidiaries, other than the grant of non-exclusive licenses to customers in the ordinary course of business consistent with past practice or enter into licenses or agreements that impose material restrictions upon Markforged or any of its affiliates with respect to material licensed intellectual property;

•

amend, modify, waive, terminate or fail to renew any material contract, in each case, if such amendment, modification, waiver, termination or failure to renew would have an adverse effect on Markforged and its subsidiaries, or enter into any contract that would be a material contract if it had been entered into prior to the date hereof (other than (i) any contract for the purchase or sale of products or services of Markforged or any of its subsidiaries entered into in the ordinary course of business consistent with past practice and (ii) purchase orders, invoices, statements of work and non-disclosure or similar agreements entered into in the ordinary course of business consistent with past practice);

•	enter into any new line of business outside of its existing business or discontinue any existing line of business;

•

make (inconsistent with past practices), change or revoke any material tax election, change any annual tax accounting period, change any method of tax accounting, enter into any closing agreement with respect to taxes, settle or surrender or otherwise concede, terminate or resolve any tax claim, audit, investigation or assessment, or apply for a ruling from any taxing authority;

•

except as required by any benefit plan, law, or collective bargaining agreement, in each case, as in effect on the date of the Merger Agreement, (A) grant any cash or equity-based incentive awards, severance or termination pay, retention bonuses or transaction or change-in-control bonuses to any current or former employee, officer, or director of Markforged or any of its subsidiaries; (B) grant any increase in base salary or wage rate exceeding, in the aggregate, $500,000 on an annualized basis; (C) hire, terminate (other than for cause), or promote any employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with total annual base compensation that does not exceed $150,000 per employee or officer; (D) establish, adopt, enter into, amend, modify or terminate in any material respect any collective bargaining agreement or material benefit plan (other than annual modifications to any benefit plan that is a health or welfare benefit plan in the ordinary course of business and consistent with past practice); (E) take any action or agree or commit to (whether conditionally or otherwise) accelerate any rights, benefits or the lapsing of any restrictions, or the funding of any payments or benefits, payable to any current or former employee, officer, or director of Markforged or any of its subsidiaries; or (F) amend the terms of any outstanding equity awards; or

•	agree to take or make any commitment to take any of the foregoing actions.

Conduct of Business by Nano Pending the Merger

Subject to certain exceptions, between the date of the Merger Agreement and the Effective Time (or the earlier valid termination of the Merger Agreement), Nano will not do any of the following without the prior written consent of Markforged:

•

solicit proxies in connection with the approval of an amendment of its current Amended and Restated Articles of Association or amend in any material respect the charter or organizational documents of any Nano subsidiary in a manner that would prevent or delay the Merger or consummation of the transactions contemplated by the Merger Agreement unless required by applicable law or any order, ruling or decree issued by a governmental entity;

•	adopt a plan of complete or partial liquidation or dissolution; or

•	agree to take or make any commitment to take any of the foregoing actions.

Other Covenants and Agreements

Company Stockholder Meeting

Markforged has agreed to use its reasonable best efforts and to take all action necessary in accordance with (i) applicable law and (ii) its certificate of incorporation and bylaws, as applicable, to duly call, give notice of, convene a meeting of its stockholders for the purpose of seeking the Company Stockholder Approval of the Merger Agreement Proposal as soon as practicable after the date the SEC has informed Markforged that it has no further comments to the proxy statement. Subject to the terms of the Merger Agreement, Markforged will, through its board, recommend to its stockholders, that they give the Company Stockholder Approval and to include such recommendation in this proxy statement. Markforged has agreed, subject to the terms of the Merger Agreement, to use its reasonable best efforts to solicit sufficient proxies from its stockholders in favor of the Merger Agreement Proposal and to take all other actions necessary or advisable to secure the Company Stockholder Approval (including engaging a nationally recognized proxy solicitation firm).

The Company Board has unanimously recommended that the Company Stockholders vote “FOR” the approval of the stockholder resolutions required for the consummation of the transactions contemplated by the Merger Agreement, including as set forth in the other proposals included in this proxy statement. However, the Company Board may withhold, withdraw, qualify, modify or amend its recommendation in a manner adverse to Nano or recommend a Superior Proposal under certain specified circumstances as discussed below under “No Solicitation” and “Change in Recommendation of the Company Board.”

No Solicitation

Under the terms of the Merger Agreement, Markforged has agreed that, except as expressly permitted under the Merger Agreement, it will not, and will cause its subsidiaries and its and their respective directors and officers not to, and will use reasonable best efforts to cause its other representatives not to, directly or indirectly:

•

solicit, initiate, induce, facilitate, or knowingly encourage any Acquisition Proposal with respect to Markforged or any inquiry, expression of interest, proposal or offer that could reasonably be expected to lead to such an Acquisition Proposal;

•

take any action to make the provisions of any Takeover Statute (including approving any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any transaction contemplated by an Acquisition Proposal with respect to Markforged;

•

enter into, participate in, maintain or continue any communications, discussions or negotiations regarding, or deliver or make available any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Markforged;

•

enter into any letter of intent or any other contract, agreement, memorandum of understanding, commitment or other arrangement contemplating or otherwise relating to any Acquisition Proposal with respect to Markforged (whether binding or nonbinding);

•

terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement; or

•	resolve, propose or agree to do any of the foregoing.

Markforged has agreed that promptly upon the execution of the Merger Agreement, it would, and would cause its subsidiaries to, and would cause its and their respective directors and officers to, and would use its reasonable best efforts to cause its other representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted before the date of the Merger Agreement with respect to any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to or result in an Acquisition Proposal with respect to Markforged, use reasonable best efforts to request the prompt return or destruction of all confidential information furnished with respect to discussions prior to the date hereof in respect of an Acquisition Proposal with respect to Markforged to the extent that Markforged is entitled to have such documents returned or destroyed, promptly terminate all physical and electronic data room access previously granted to any such person or its representatives.

Notwithstanding the foregoing restrictions, Markforged is permitted, prior to obtaining the approval of its stockholders of the Merger Agreement Proposal, to furnish information regarding Markforged to, or entering into discussions and negotiations with, any person if:

•

it has received from such person a bona fide written Acquisition Proposal that, after consultation with its financial advisor and outside legal counsel, the Company Board determines in good faith is, or could reasonably be expected to lead to, a Superior Proposal (and such proposal has not been withdrawn);

•	such Acquisition Proposal was not solicited, initiated, induced, facilitated or knowingly encouraged in violation of the terms of the Merger Agreement;

•

the Company Board determines in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the duties of the Company Board under applicable law;

•

prior to furnishing any such information or entering into such negotiations or discussions, it obtains from such person an executed confidentiality agreement containing provisions that is in the aggregate not less favorable (including nondisclosure provisions and use restrictions) to Markforged as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of the Merger Agreement; and

•

concurrently with furnishing any information to such person, to the extent such information has not been previously furnished by Markforged to Nano or made available to Nano, Markforged concurrently furnishes such information to or makes such information available in an electronic data room to Nano.

Markforged must immediately, and in any event within twenty-four (24) hours of the receipt thereof, advise Nano orally and in writing of any:

•	Acquisition Proposal with respect to Markforged;

•

any inquiry, expression of interest, proposal, communication, request for access to non-public information relating to Markforged or any of its subsidiaries, or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; or

•	any other communication or notice that any person is considering making an Acquisition Proposal with respect to Markforged.

Any such notification will include the material terms and conditions of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request (including any changes to such material terms and conditions) a copy of (or, if oral, a summary of material terms and conditions of such Acquisition Proposal or proposal), and the identity of the person making, any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. Markforged will:

•

keep Nano reasonably informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms and conditions thereof (including any change in price or exchange ratio)) of any Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request; and

•

provide to Nano, as soon as practicable (but in no event more than twenty four (24) hours) after the receipt thereof, copies of all material documentation or material written correspondence exchanged between Markforged or its subsidiaries, or any of their representatives, on the one hand, and any person or any of their representatives that has made an Acquisition Proposal with respect to the Company, inquiry, expression of interest, proposal, offer, notice or request, on the other hand, which describes any of the terms or conditions of such Acquisition Proposal.

Markforged agreed that it will not, after the date of the Merger Agreement, enter into any agreement which prohibits it from complying with its obligations regarding the providing of notice of Acquisition Proposals to Nano as set forth above.

Under the Merger Agreement, “Acquisition Proposal” means, with respect to Markforged, any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement) involving (i) the direct or indirect acquisition, exclusive license or purchase of a business or assets that constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or the assets (based on the fair market value basis as of the date thereof) of Markforged and its subsidiaries, taken as a whole, by any person or group of persons (other than Nano or any of its Affiliates); (ii) direct or indirect acquisition or purchase of equity securities or capital stock of Markforged or any of its subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of Markforged and its subsidiaries, taken as a whole, by any person or group of persons (other than Nano or any of its affiliates), following which such person or group of persons would hold fifteen percent (15%) or more of such class of equity securities; (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares or capital stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or group of persons (other than Nano or any of Markforged’s subsidiaries) beneficially owning fifteen percent (15%) or more of any class of equity securities of Markforged or any of its subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of Markforged or any of its subsidiaries, taken as a whole; or (iv) any combination of the foregoing.

Under the Merger Agreement, “Superior Proposal” means, with respect to Markforged, any bona fide written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) being deemed to be replaced with references to fifty percent (50%)) with respect to Markforged on terms which its board determines in good faith (after consultation with Markforged’s financial advisors and outside legal counsel, and after taking into account all legal, regulatory, financial and other aspects of such Acquisition Proposal and the identity of the person making such Acquisition Proposal), to be (i) more favorable from a financial point of view to Markforged’s stockholders than the Merger and (ii) reasonably likely to be irrevocably consummated (if accepted) on a timely basis in accordance with its terms and taking into account all relevant financial, legal and regulatory aspects of such Acquisition Proposal (including the identity of the person making such Acquisition Proposal).

Change in Recommendation of the Company Board

On September 25, 2024, the Company Board adopted a resolution recommending that the Company’s Stockholders vote to approve and adopt the Merger Agreement and approve the other transactions contemplated by the Merger Agreement.

The Merger Agreement provides that neither the Company Board nor any committee thereof will, directly or indirectly:

•	withhold or withdraw or qualify, modify or amend in a manner adverse to Nano (or publicly propose to do so) the Company Board Recommendation;

•

fail to reaffirm the Company Board Recommendation within ten (10) Business Days after Nano requests in writing that such action be taken (or, if earlier, at least five (5) Business Days prior to the Company Stockholders’ Meeting);

•

fail to publicly announce, within ten (10) Business Days after a tender offer or exchange offer relating to Company Common Stock will have been formally commenced or after any change in the consideration being offered thereunder, a statement disclosing that it recommends rejection of such tender or exchange offer;

•	publicly announce that it has recommended, adopted or approved any Acquisition Proposal with respect to Markforged (each of the foregoing four clauses, a “Company Change in Recommendation”); or

•

take any action or make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203 of the DGCL, inapplicable to any third party or any Acquisition Proposal.

Notwithstanding the foregoing restrictions or any other terms in the Merger Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may effect, or cause Markforged to effect, as the case may be, a Company Change in Recommendation in connection with an Acquisition Proposal or terminate the Merger Agreement to enter into a Specified Agreement, in each case if, and only if:

•

Markforged has not breached its obligations under the Merger Agreement in connection with the Acquisition Proposal if, after the date of the Merger Agreement, an Acquisition Proposal is made to the Company and is not withdrawn;

•

the Company Board determines in its good faith judgment, after consulting with its outside financial advisor and outside legal counsel, that the failure to make the Company Change in Recommendation or terminate the Merger Agreement to enter into a Specified Agreement would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board under applicable law;

•	prior to giving effect to the following four clauses, the Company Board will have determined that such Acquisition Proposal is a Superior Proposal;

•

Markforged will have provided Nano with five (5) Business Days’ prior written notice advising Nano that it intends to effect a Company Change in Recommendation or terminate the Merger Agreement to enter into a Specified Agreement, and specifying, in reasonable detail, the reasons therefor, and which written notice will include the material terms and conditions of such Acquisition Proposal and a copy of the most current draft of any contract relating to such Acquisition Proposal;

•

during such five (5) Business Day period, if requested by Nano, Markforged engages in good faith negotiations with Nano to amend the Merger Agreement in such a manner that the Acquisition Proposal that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal;

•

at the end of such five (5) Business Day period, such Acquisition Proposal has not been withdrawn and in the good faith reasonable judgment of the Company Board continues to constitute a Superior Proposal (taking into account any changes to the terms of the Merger Agreement proposed by Nano as a result of the negotiations required by the above clause or otherwise); and

•

at the end of such five (5) Business Day period, the Company Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Proposal, a failure to make a Company Change in Recommendation or terminate the Merger Agreement to enter into a Specified Agreement would reasonably be expected to constitute a breach of the duties of the Company Board under applicable law; provided, however, that in the event of any material revisions to the applicable Acquisition Proposal (including any change in price or exchange ratio), Markforged will be required to deliver a new written notice to Nano and to again comply with the foregoing requirements of the Merger Agreement with respect to such new written notice (except that any reference to five (5) Business Days will instead be three (3) Business Days).

In addition, in connection with an Intervening Event (as defined below) relating to Markforged, the Company Board may make a Company Change in Recommendation if the Company Board determines at any time prior to the Company Stockholder Approval, after having consulted with its outside legal counsel, that, in light of such Intervening Event, a failure to make a Company Change in Recommendation would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board under applicable law; provided that:

•

Markforged will have provided Nano with five (5) Business Days’ prior written notice advising Nano that it intends to effect a Company Change in Recommendation and specifying, in reasonable detail, the reasons therefor;

•

Markforged, during the five (5) Business Day period, if requested by Nano, will negotiate in good faith with respect to any change or modifications to the Merger Agreement which would allow the Company Board not to make such Company Change in Recommendation; and

•

at the end of such five (5) Business Day period, the Company Board determines in good faith, after having consulted with its outside legal counsel, that, taking into account any changes to the terms of the Merger Agreement proposed by Nano as a result of the negotiations required by the immediately preceding bullet or otherwise, a failure to make a Company Change in Recommendation would reasonably be expected to constitute a breach of the fiduciary duties of the of the Company Board under applicable Law.

Under the Merger Agreement, “Intervening Event” means any material event or development, or material changes in circumstances first occurring, arising or coming to the attention of the Company Board after the date of the Merger Agreement to the extent that such event, development or change in circumstances (a) was not known by the Company Board and was not reasonably foreseeable by the Company Board as of or prior to the date of the Merger Agreement; and (b) does not relate to an Acquisition Proposal or a Superior Proposal or any inquiry or communications relating thereto.

Proxy Statement

Each of Nano and Markforged have agreed to use reasonable best efforts to cause this proxy statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Markforged has agreed to use its reasonable best efforts to mail the proxy statement to Company Stockholders as promptly as possible following the completion of the SEC’s review. Markforged will advise Nano promptly after it receives any request by the SEC to amend the proxy statement or comments thereon and responses thereto or any request by the SEC for additional information, and Nano and Markforged will jointly prepare promptly and Markforged will file any response to such comments or requests, and Markforged agrees to permit Nano (to the extent practicable), and its outside counsels, to participate in all meetings and conferences with the SEC with respect to the proxy statement. Notwithstanding the foregoing, prior to mailing the proxy statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Markforged will (A) provide Nano with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); and (B) include all comments reasonably and promptly proposed by Nano. The foregoing obligations of Markforged in clauses (A) and (B) will not apply in connection with and to the extent relating to any disclosure regarding a Company Change in Recommendation. Nano and Markforged will make all necessary filings with respect to the Merger and the other transactions contemplated by the Merger Agreement under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder.

If at any time prior to the Effective Time, any event occurs with respect to Nano or Markforged, or any change occurs with respect to information supplied by Nano or Markforged for inclusion in the proxy statement, or any information relating to Nano or Markforged, or any of their respective affiliates, officers or directors, should be discovered by Nano or Markforged, which is required to be described or that should be set forth in an amendment or supplement to the proxy statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party with respect to which such event occurs or which discovers such information will promptly notify the other party and an appropriate amendment or supplement describing such information will be promptly filed with the SEC, to the extent required by applicable law, disseminated to the Company Stockholders.

Employee Benefits Matters

From and after the Effective Time, Nano will honor, in accordance with its terms as in effect immediately prior to the Effective Time, all severance arrangements that applied to Markforged employees under the Severance and CIC Plan.

The Merger Agreement provides that for ten months following the Effective Time, but not beyond the date on which the individual’s employment terminates (such period being the “benefits continuation period”), Nano will provide or cause to be provided, to each Continuing Employee, at least the same annual base salary or wage rate, as applicable, as provided to such Continuing Employees immediately prior to the Effective Time (provided, however, that in the event there is a reduction in base salaries or wage rates that affects substantially all employees of Nano and its subsidiaries (including the Surviving Corporation and its subsidiaries) after the Effective Time, the annual base salary or wage rate of similarly situated Continuing Employees may be commensurately reduced), and employee benefits that are substantially similar, in the aggregate, to such benefits provided to the Continuing Employees immediately prior to the Effective Time (but excluding any equity and equity based compensation, change in control plans, defined benefit plans and retiree welfare plans). In addition, Nano will, or will cause its Subsidiaries (including the Surviving Corporation and its subsidiaries) to, provide to each Continuing Employee, with respect to the 2024 calendar year, payment of annual cash bonuses in the ordinary course of business consistent with past practice (to the extent not paid prior to the Effective Time). In order to further an orderly transition and integration, and subject to applicable law, Nano and Markforged agreed to cooperate in good faith in reviewing, evaluating and analyzing the benefit plans sponsored by Nano and Markforged with a view towards developing appropriate new benefit plans, or selecting the plan that will apply with respect to employees of Nano and its subsidiaries (including the Surviving Corporation and its subsidiaries) after the Effective Time. Nano agrees to cause the Surviving Corporation to honor the Severance and CIC Plan.

Nano has agreed to give the Continuing Employees full credit for purposes of eligibility, vesting and level of benefits (except (i) for purposes of benefit accrual under any defined benefit pension plan or retiree medical plan (ii) vesting schedule under any equity or equity-based compensation plans (other than the Replacement RSU Awards), (iii) to the extent that such credit would result in a duplication of benefits, or (iv) under any plan that is grandfathered or frozen) under the applicable Nano benefit plans (or any new benefit plan) to the same extent recognized by Markforged benefit plans immediately prior to the Effective Time. Nano has further agreed to use commercially reasonable efforts with respect to its “welfare benefit plans” to (a) cause each Continuing Employees to be immediately eligible to participate, without any waiting time, in any and all welfare benefit plans to the extent coverage under such plan replaces coverage under a substantially similar plan of Markforged and (b) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Continuing Employees under Markforged welfare benefit plans and its subsidiaries immediately prior to the Effective Time.

Reasonable Best Efforts and Regulatory Approvals

Regulatory Approvals

Nano and Markforged have agreed to cooperate with each other and, subject to the terms and limitations of the Merger Agreement, use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to obtain the required regulatory approvals necessary to consummate and make effective, as soon as reasonably possible, the Merger and the other transactions contemplated by the Merger Agreement, including using reasonable best efforts to:

•	prepare and file a CFIUS Declaration, and further prepare and submit a CFIUS Notice in the event that CFIUS requests, pursuant to 31 C.F.R. § 800.407(a)(1), that the parties submit the CFIUS Notice;

•

prepare and file other necessary and advisable registrations, declarations, notices, petitions, applications and filings relating to the Merger with governmental entities under antitrust, competition, foreign direct investment, trade regulation or similar law within twenty (20) business days following the date of the Merger Agreement;

•	obtain all consents or nonactions under the antitrust, competition, foreign direct investment, trade regulation or similar laws listed in the Parent Disclosure Schedule;

•

seek to avoid or prevent the initiation of any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by or before any governmental entity challenging the Merger or the consummation of the other transactions contemplated by the Merger Agreement; and

•

furnish to the other parties all assistance, cooperation and information required for any such registration, declaration, notice or filing in order to achieve the effects set forth in the first through fourth bullet points above.

Without limiting the foregoing, Nano and Markforged will use their respective commercially reasonable efforts to obtain CFIUS Approval including without limitation: (i) providing any additional information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS assessment, review, or investigation of the transactions contemplated by the Merger Agreement, within the time periods specified in the applicable regulations, or otherwise specified by the CFIUS staff; and (ii) cooperating in all respects and consult with each other in connection with the CFIUS Declaration, CFIUS Notice, or other communications with CFIUS, including by allowing the other party to have a reasonable opportunity to (A) review in advance and comment on drafts of filings and submissions and (B) participate in communications with CFIUS, except that neither party is obligated to reveal confidential business information personally identifiable information, or information protected by attorney-client privilege to the other party. The cost and expense for preparing the CFIUS Declaration and any CFIUS Notice or for any other communications with CFIUS will be borne by the party directly incurring such cost or expense, except that the filing fees required for any CFIUS Notice will be paid by Nano.

Actions in Connection with Required Regulatory Approvals

Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to resolve any objection that may be asserted by any governmental entity with respect to the Merger and the other transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, each of Markforged and its subsidiaries and Nano and its subsidiaries, as applicable, to the extent required in order to obtain the required regulatory approvals, will use its reasonable best efforts to:

•

propose, negotiate or offer to effect, or consent or commit to, any sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, of any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Divestiture”); and

•

take or agree to take any other action, agree or consent to, make any concession in respect of, or permit or suffer to exist any condition or requirement setting forth, any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Remedy”); provided, however, that, notwithstanding anything in the Merger Agreement to the contrary, neither party nor its respective subsidiaries will be required to take any of the actions referred to above with respect to a Divestiture or Remedy unless the effectiveness thereof is conditioned on the occurrence of the Effective Time and provided, further, that, notwithstanding anything in the Merger Agreement to the contrary, nothing will require either party to, and neither party will without the consent of the other party, agree or consent to a Divestiture or Remedy that would result in or would reasonably be expected to result in a material adverse effect on the business of Nano and its subsidiaries (including Markforged and its subsidiaries), collectively, immediately after giving effect to the Merger. Each party will, and will cause its respective affiliates to, take any and all actions necessary to: (A) oppose or defend against any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by any governmental entity to prevent or enjoin the consummation of the Merger; and (B) overturn any regulatory order by any such governmental entity to prevent consummation of the Merger, including by defending any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding brought by any such governmental entity in order to avoid the entry of, or to have vacated, overturned, terminated or appealed any order that would otherwise have the effect of preventing or materially delaying the consummation of the Merger or the consummation of the other transactions contemplated by the Merger Agreement.

Requests from Regulatory Authorities

If either of Nano or Markforged or any of their respective subsidiaries receives a request for information or documentary material from any governmental entity with respect to the Merger or any of the transactions contemplated by the Merger Agreement, then such party will respond promptly, as soon as reasonably practicable and after consultation with the other party (to the extent permitted under applicable law), to such request, in all cases within the amount of time allowed by the governmental entity. The parties will consult with each other in good faith prior to pulling and refiling or agreeing to pull and refile the CFIUS Notice or other filing, or agreeing with any governmental entity not to consummate the merger for any period of time, or agreeing to any timing agreement with any governmental entity.

Obligation to Seek Tax Ruling

Nano agreed to instruct its Israeli counsel, advisors, and accountants, as soon as practicable after the date of the Merger Agreement, to prepare and file with the Israeli Tax Authority an application for the Withholding Tax Ruling. Nano and Markforged agreed to cause their respective Israeli counsel, advisors and accountants to coordinate all material activities and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Withholding Tax Ruling. Nano agreed to use reasonable commercial efforts to obtain the Withholding Tax Ruling by the Closing.

Access to Information

Each party to the Merger Agreement has agreed to:

•

cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry relating to the Merger or the transactions contemplated by the Merger Agreement;

•

promptly notify the other party of any material communication it or any of its affiliates (or their respective representatives) receives from any governmental entity relating to the Merger or the transactions contemplated by the Merger Agreement and keep the other parties informed as to the status of any such request, inquiry, investigation, or communication;

•

subject to applicable law, and to the extent practicable, permit the other party to review in advance, and consider in good faith the other party’s comments to, any proposed material communication, filing or submission by such party to any governmental entity;

•	not agree to participate in any meeting or discussion with any governmental entity in respect of any filing, investigation or inquiry concerning the Merger Agreement or the Merger or transactions contemplated by the Merger Agreement unless it consults with the other party in advance and, to the extent not prohibited by such governmental entity, gives the other party the opportunity to attend; and

•

furnish the other party with copies of all material correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such governmental entity or its staff on the other hand, with respect to the Merger Agreement or the Merger or the transactions contemplated by the Merger Agreement.

Materials required to be provided pursuant to the foregoing regulatory efforts and cooperation covenants may be redacted or withheld as necessary to (i) to remove references concerning the valuation of the parties, (ii) as necessary to comply with contractual arrangements; and (iii) as necessary to preserve attorney-client or other legal privilege. Each party to the Merger Agreement, as each deems advisable and necessary, may designate any competitively sensitive material provided to the other under the foregoing as “outside counsel only.” Such materials and the information contained therein will be given only to the outside counsel of the recipient unless express written permission is obtained in advance from the party that has so designated such materials.

Frustrating Actions

Markforged will not, and will cause its subsidiaries not to, and Nano will not, and will cause its subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing part or all of the assets of or equity of, in any business or any corporation, partnership, association or other business organization or division thereof, or take any other similar action, if the entry into of an agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other similar action, would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, the required regulatory approvals; (ii) increase, in any material respect, the risk of any governmental entity entering an order prohibiting the consummation of the Merger or the transactions contemplated by the Merger Agreement; (iii) increase the risk, in any material respect, of not being able to remove any such order on appeal or otherwise; or (iv) prevent or materially delay the consummation of the Merger or the transactions contemplated by the Merger Agreement.

Takeover Laws

Markforged, Nano, and their respective boards of directors, have agreed to use their respective reasonable best efforts to ensure that (i) no potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” or similar anti-takeover law, including, without limitation, Section 203 of the DGCL (a “Takeover Statute”), is or becomes applicable to the Merger Agreement or any transaction contemplated by the Merger Agreement; and (ii) if any Takeover Statute becomes applicable to the Merger Agreement or any transaction contemplated by the Merger Agreement, the Merger and the other transactions contemplated thereby may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

Indemnification, Exculpation and Insurance

Nano has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Markforged and its subsidiaries to the fullest extent provided by their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other similar agreements of Markforged or its subsidiaries as in effect as of the date of the Merger Agreement in connection with liabilities for acts or omissions occurring at or prior to the Effective Time, will survive the Merger and will continue in full force and effect in accordance with their terms.

In the event that subsequent to the Merger, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in the Merger Agreement.

In addition, the Merger Agreement provides that, for a period of six (6) years from the Effective Time, Nano will procure that the Surviving Corporation will maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Company Charter with respect to acts or omissions occurring prior to the Effective Time and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any indemnified person.

Prior to or at the Effective Time, Markforged will purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are substantially equivalent to the coverage provided under Markforged’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with the Merger Agreement and the transactions or actions contemplated by the Merger Agreement), and Nano will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, however, that Markforged will not pay or agree to pay, and the Surviving Corporation will not be required to pay, in the aggregate in excess of 300% of the last annual premium paid by Markforged prior to the date of the Merger Agreement in respect of such “tail” policy, and if the cost of such “tail” policy would otherwise exceed such maximum amount, Markforged will purchase as much coverage as reasonably practicable up to such maximum amount.

The foregoing provisions will survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each current or former director or officer of Markforged, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Transaction Litigation

Each of Markforged and Nano will give the other party prompt notice of any stockholder litigation or claims commenced on or after the date of the Merger Agreement against Markforged or its directors or officers or Nano or its directors or officers, as applicable, relating to the Merger and the other transactions contemplated by the Merger Agreement (“Transaction Litigation”). In addition, each of Markforged and Nano agrees to keep the other party reasonably informed on a current basis with respect to any other stockholder litigation or claims against Markforged or its directors or officers or Nano or its officers and directors, as applicable, that are reasonably likely to affect the Merger and the other transactions contemplated by the Merger Agreement (including the timing of the Closing). Markforged will (i) give Nano the opportunity to participate (at Nano’s expense) in the defense or settlement of any Transaction Litigation, (ii) give Nano the right to review and comment on all filings or responses to be made by Markforged in connection with any Transaction Litigation, and will in good faith take such comments into account, and (iii) not agree to settle any Transaction Litigation without Nano’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Solely to the extent that any such Transaction Litigation would reasonably be expected to materially delay or prevent the ability of Nano or Merger Sub to consummate the transactions contemplated by the Merger Agreement, Nano will use commercially reasonable efforts to give Markforged the right to review and comment on all filings or responses to be made by Nano in connection with any such Transaction Litigation, and will in good faith take such comments into account. Notwithstanding the foregoing, with respect to Transaction Litigation commenced by one or more of Nano’s shareholders that seeks to condition, delay or prevent the parties from consummating the transactions contemplated by the Merger Agreement and that names Markforged or any of its officers or directors as a party (“Parent Shareholder Litigation”), Nano will (i) give Markforged the opportunity to participate (at Markforged’s expense) in the defense or settlement of any claims brought against Markforged or any of its officers or directors in such Parent Shareholder Litigation, and (ii) give Markforged the right to review and comment on all filings or responses to be made by Nano in connection with the defense or settlement of any claims brought against Markforged or any of its officers or directors in such Parent Shareholder Litigation, and will in good faith take such comments into account; provided, however, that (a) Nano will be entitled to select legal counsel for Markforged in respect of such Parent Shareholder Litigation, which legal counsel will be reasonably acceptable to Markforged, and (b) Nano will control the defense of any claims brought against Markforged or any of its officers or directors in such Parent Shareholder Litigation unless there is an actual legal conflict that would prohibit the assumption of the defense by Nano under law or bona fide ethical obligation; provided, further, that neither Nano nor Markforged will agree to settle any claims brought against Nano or any of its officers or directors in such Parent Shareholder Litigation without the other party’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

Public Announcements

Except with respect to a Company Change in Recommendation (or matters related thereto), Nano and Markforged will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by the Merger Agreement, including the Merger, and will not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange; provided, however, that each party may make statements without such consultation that are consistent with previous press releases, public disclosures or public statements made by either party.

Conditions to the Closing of the Merger

The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

•	the Company Stockholder Approval will have been obtained;

•

(i) the CFIUS Approval will have been obtained; and (ii) all other required regulatory approvals will have been obtained or satisfied and will remain in full force and effect, or the applicable waiting period (and any extension thereof) applicable in respect of such required regulatory approval will have expired; and

•

(i) no law, order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or enacted by any governmental entity of competent jurisdiction enjoining or preventing the consummation of the Merger or the other transactions contemplated by the Merger Agreement will be in effect, and (ii) all conditions set forth in any order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or governmental entity of competent jurisdiction in order to consummate the transactions contemplated by the Merger Agreement will have been met.

The obligation of each of Nano and Merger Sub to consummate the Merger is further subject to the following conditions:

•

the representations and warranties made by Markforged in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect being true and correct as of and at the Closing Date as though made as of such date and that any such fact, circumstance, effect, change, event or development giving rise to the breach of such representation will not be continuing as of the Closing Date;

•

certain of the representations and warranties of Markforged related to its capitalization (in each case only with respect to Markforged and not its Subsidiaries) will be true and correct, in each case, at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except to the extent (A) the failures of such representations and warranties to be true and correct individually and in the aggregate relate solely to the impact of Markforged’s 10-for-1 reverse stock split effective September 19, 2024 and would not result in an increase in the fully diluted capitalization of Markforged as of the Company Capitalization Date by more than 250,000 shares of Company Common Stock, in the aggregate, or (B) in all other cases, the failures of such representations and warranties to be true and correct are de minimis;

•

certain of the representations and warranties of the Company related to organization, standing and power, its corporate power and authority to execute and deliver the Merger Agreement, any third party rights to its intellectual property, and brokers’ fees and expenses will be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

certain other representations and warranties of the Company set forth in the Merger Agreement will be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Nano will have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Markforged to such effect;

•

Markforged will have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date, and Nano will have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Markforged to such effect; and

•	no Company Material Adverse Effect will have occurred since the date of the Merger Agreement that is continuing.

The obligations of Markforged to consummate the Merger is further subject to the following conditions:

•

certain of the representations and warranties of Nano relating to the formation of Merger Sub for the purpose of executing and delivering the Merger Agreement will be true and correct (other than such failures to be true and correct as are de minimis), in each case at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

certain of the representations and warranties of Nano related to the organization, standing and power, its corporate power and authority to execute and deliver the Merger Agreement, and brokers’ fees and expenses will be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

certain other representations and warranties of Nano and Merger Sub set forth in the Merger Agreement will be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have an Parent Material Adverse Effect, and Markforged will have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Nano to such effect; and

•	Nano and Merger Sub will have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by them under the Merger Agreement at or prior to the Closing Date, and Markforged will have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Nano to such effect.

Termination of Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as specifically provided below), as set forth below:

•	by mutual written consent of Markforged and Nano;

•	by either Markforged or Nano, upon written notice to the other party if:

•

the Merger is not consummated on or before June 25, 2025 (the “Outside Date”); provided, however, that if by the Outside Date, any of the required regulatory approvals have not been obtained but all of the other conditions to the consummation of the Merger set forth in the Merger Agreement will have been satisfied (or, in the case of any conditions that by their nature are to be satisfied at the Closing, will be capable of being satisfied), then either Markforged or Nano may extend the Outside Date by written notice to the other party to September 25, 2025; provided, however, that this termination right is not available to any party if a breach by such party of its obligations under the Merger Agreement has been the principal cause of, or principally resulted in, such failure of the Merger to occur on or before the Outside Date;

•

(i) any governmental entity that must grant a required regulatory approval listed on Nano’s disclosure schedules has denied approval of the Merger and such denial has become final and non-appealable; or (ii) any court or governmental entity of competent jurisdiction will have issued a final and non-appealable order, injunction or decree or other legal restraint or prohibition permanently enjoining or preventing the consummation of the Merger; provided, however, that this termination right will not be available to any party if a breach by such party of its obligations under the Merger Agreement has been the principal cause of, or principally resulted in, such failure to obtain such required regulatory approval or the issuance of such order, injunction, decree or other legal restraint, as applicable; or

•

if the Company Stockholder Approval will not have been obtained following a vote taken thereon at the Special Meeting (unless such Special Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof).

•	By Markforged if:

•

Nano or Merger Sub breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of Nano or Merger Sub contained in the Merger Agreement fails to be true and correct, which breach or failure (i) either individually or in the aggregate with all other breaches by Nano or Merger Sub or failure of Nano’s and Merger Sub’s representations and warranties to be true, would give rise to the failure certain conditions to the consummation of the Merger, and (ii) if reasonably capable of being cured, has not been cured prior to the earlier of thirty (30) days (or such fewer days as remain until the Outside Date) after Nano’s receipt of written notice of such breach from Markforged, and provided that Markforged is not then in breach of any covenant or agreement contained in the Merger Agreement and no representation or warranty of Markforged contained herein then fails to be true and correct such that certain conditions to the consummation of the Merger could not then be satisfied; or

•

at any time prior to the Company Stockholder Approval, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (i) such Superior Proposal will not have resulted from any breach of the no solicitation clause with respect to such Superior Proposal and any Acquisition Proposal that was a precursor thereto, (ii) the Company Board, after satisfying all of the requirements set forth in the Merger Agreement, will have authorized the Company to enter into a Specified Agreement and (iii) Markforged will have paid the Company Termination Fee, and have entered into the Specified Agreement, substantially concurrently with the termination of the Merger Agreement pursuant to the foregoing.

•	By Nano if:

•

if Markforged breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of Markforged contained herein fails to be true and correct, which breach or failure (i) either individually or in the aggregate with all other breaches by Markforged or failure of its representations and warranties to be true, would give rise to the failure of certain conditions to the consummation of the Merger, and (ii) if reasonably capable of being cured, has not been cured prior to the earlier of thirty (30) days (or such fewer days as remain until the Outside Date) after Markforged’s receipt of written notice of such breach from Nano, and provided that Nano is not then in breach of any covenant or agreement contained in the Merger Agreement and no representation or warranty of Nano contained in the Merger Agreement then fails to be true and correct such certain conditions to the consummation of the Merger could not then be satisfied; or

•	prior to the Company Stockholder Approval, if the Company Board or any committee thereof has made a Company Change in Recommendation.

Termination Fee; Certain Expenses

Subject to the terms and conditions of the Merger Agreement:

•

if the Merger Agreement is terminated by either party as a result of the failure to obtain the Company Stockholder Approval following a vote taken at the Special Meeting (unless the Special Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof) (other than if such termination occurs at such time as Nano was entitled to terminate the Merger Agreement due to a Company Change in Recommendation), Markforged will be required to reimburse Nano for Nano’s termination expenses (in an amount not to exceed $4,000,000) (the “Termination Expenses”) within five (5) business days of the date of such termination;

•

if the Merger Agreement is terminated (i) by Nano as a result of a Company Change in Recommendation, (ii) by Markforged or Nano as a result of the failure to obtain the Company Stockholder Approval following a vote taken at the Special Meeting if there was a Change in Recommendation prior the Special Meeting (unless the Special Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof) or (iii) by Markforged in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, then Markforged will be required to pay Nano a termination fee (the “Company Termination Fee”) equal to $4,600,000 within five (5) business days of the date of such termination; and

•

(i) if the Merger Agreement is terminated by Nano or Markforged if the Merger is not consummated on or before June 25, 2025 (except if, on the date of such termination, any of the regulatory approvals are not obtained) or if Company Stockholder Approval is not obtained; (ii) an Acquisition Proposal with respect to Markforged is publicly proposed or disclosed (and not withdrawn prior to (A) the date of such termination, with respect to any termination pursuant to the Merger not being consummated on or before June 25, 2025), or (B) the date of the Special Meeting with respect to termination pursuant to the Company Stockholder Approval not being obtained; and (iii) within twelve (12) months of such termination, an Acquisition Proposal with respect to Markforged is consummated or a definitive agreement providing for an Acquisition Proposal with respect to Markforged is entered into (provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal will instead refer to fifty percent (50%)), then Markforged will pay to Nano, by wire transfer of same-day funds, the Company Termination Fee on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement

(provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal will instead refer to fifty percent (50%)).

Transaction Expenses

Except as provided in the Merger Agreement or in the circumstances in which the Termination Expenses or the Company Termination Fee are payable by Markforged, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. Notwithstanding the foregoing, Nano and Markforged each will pay fifty percent (50%) of any and all filing fees due in connection with the filings required by or under Section 721 of the Defense Production Act of 1950, as amended, and all implementing regulations issued and effective thereunder, and any other law.

Specific Performance

The parties to the Merger Agreement are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the performance of terms and provisions of the Merger Agreement, without proof of actual damages (and each party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties have further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Third Party Beneficiaries

The Merger Agreement is not intended to confer upon any person other than Nano, Merger Sub and Markforged any rights remedies, other than the rights to insurance and indemnification of certain Nano and Markforged directors and officers and other than for the right of the equity holders of Markforged to receive the consideration, as described above.

Governing Law and Jurisdiction

The Merger Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relating to the Merger Agreement or the other agreements delivered in connection therewith, or the execution or performance of the Merger Agreement or such other agreements, or the transactions contemplated by the Merger Agreement are governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state; provided, however, that any determination to be made with respect to corporate matters of Nano will be determined in accordance with the Laws of the State of Israel.

Each of the parties irrevocably and unconditionally submitted, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any relevant matter or for recognition or enforcement of any judgment relating thereto, and each of the parties irrevocably and unconditionally (i) agreed not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agreed that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waived, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to the Merger Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to herein. Nothing in the Merger Agreement will affect the right of any party to the Merger Agreement to serve process in any other manner permitted by applicable law.

THE SUPPORT AGREEMENTS

In connection with the execution of the Merger Agreement, the Specified Stockholders entered into Support Agreements with Nano. The following is a summary of the material provisions of the Support Agreements, a copy of the form of which is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference.

As of November 4, 2024, the Specified Stockholders beneficially owned in the aggregate approximately 7,608,806 shares of Company Common Stock, representing approximately 36.8% of the total voting power of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting. In the event any Specified Stockholder acquires record ownership or beneficial ownership of Company Common Stock after the execution of its Support Agreement, such additional shares will automatically become subject to its Support Agreement. The Company Common Stock subject to the Support Agreements are referred to in this section as “Covered Shares.”

Voting Provisions

Under each Support Agreement, the Specified Stockholder agreed to vote or cause to be voted all Covered Shares: (i) in favor of the Merger and the approval and adoption of the Merger Agreement and each of the transactions contemplated thereunder; (ii) against any Acquisition Proposal (other than the Merger), without regard to the terms of such Acquisition Proposal; (iii) against any amendment to Markforged’s certificate of incorporation or bylaws that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger; (iv) in favor of any proposal to adjourn or postpone any such meeting of the Company Stockholders to a later date if there are not sufficient votes to approve and adopt the Merger Agreement on the date on which such meeting is held if such adjournment or postponement is requested by Nano or the Company in accordance with the terms of the Merger Agreement; and (v) against any action, agreement, transaction or proposal that would reasonably be expected to result in a material breach of any representation, warranty, covenant, agreement or other obligation of Markforged under the Merger Agreement or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger.

Each Specified Stockholder also has agreed that at any meeting of the Company Stockholders, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the Company Stockholders is sought (including the Special Meeting), will appear (in person or by proxy) at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum.

Restrictions on Transfer

Pursuant to the Support Agreements, subject to certain limited exceptions, each Specified Stockholder agreed that, during the term of the Support Agreement, it will not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of any Company Common Stock, or enter into any agreement, arrangement or understanding to take any of the foregoing actions.

Waiver of Appraisal Rights

Under the Support Agreements, the Specified Stockholders irrevocably waived, and agreed not to exercise, any statutory rights of appraisal or rights of dissent from the Merger that the Specified Stockholders may have with respect to the Company Common Stock that may arise in connection with the Merger.

Termination

The Support Agreements will terminate automatically, without any notice or other action by any person, upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the Per Share Merger Consideration or changes the form of consideration thereof to be paid in respect of the Company Common Stock, (iv) an adverse change in recommendation by the Company Board with respect to their recommendation to vote in favor of the Merger Agreement Proposal, and (v) the mutual written consent of the Specified Stockholder and Nano.

Stockholder Capacity Only

Each of the Specified Stockholders has entered into a Support Agreement solely in such Specified Stockholder’s capacity as a stockholder of Markforged, and not in such Specified Stockholder’s capacity as a director, officer or employee of Markforged. Nothing in the Support Agreements will be construed to prohibit the Specified Stockholder from taking any action (or failure to act) in his or her capacity as an officer or member of the Company Board or from taking any action with respect to any Acquisition Proposal solely in their capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of Markforged, or prevent or be construed to create any obligation on the part of any director or officer of Markforged from taking any action in his or her capacity as such director or officer.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Agreement Proposal

We are asking Company Stockholders to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Agreement Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 78 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety. See also “The Merger” beginning on page 38 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Markforged Board of Directors and Reasons for the Merger” beginning on page 49 of this proxy statement, after considering various factors described in such section, the Company Board unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Markforged and the Company Stockholders, (2) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by Markforged of the Merger Agreement and the consummation by Markforged of the transactions contemplated thereby, including the Merger, and (3) recommends that you vote “FOR” the Merger Agreement Proposal and the Adjournment Proposal.

Under Delaware law, approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock as of the Record Date. Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Merger Agreement Proposal, such stockholder’s Company Common Stock will be voted in favor of the Merger Agreement Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER AGREEMENT PROPOSAL.

PROPOSAL NO. 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies in favor of the Merger Agreement Proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, Markforged’s right to adjourn or postpone the Special Meeting, and the number of times that Markforged may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Company Stockholder Meeting” beginning on page 87 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Markforged does not intend to call a vote on the Adjournment Proposal if the Merger Agreement Proposal is approved at the Special Meeting.

The Company Board believes that it is in the best interests of Markforged and our stockholders to be able to adjourn the Special Meeting if necessary or appropriate for the purpose of soliciting additional proxies in respect of the Merger Agreement Proposal if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of voting power of the Company Common Stock present in person or represented by proxy at the Special Meeting. Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Common Stock will be voted in favor of the Adjournment Proposal. If a Company Stockholder abstains from voting, it will have the effect of a vote “AGAINST” the Adjournment Proposal. If a Company Stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the adjournment Proposal is a vote separate and apart from the vote on the merger Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

The Company Common Stock is listed on the NYSE under the symbol “MKFG.”

As of November 12, 2024, which is the Record Date for the Special Meeting, there were 20,622,719 shares of Company Common Stock issued and outstanding, held by approximately 82 stockholders of record.

We have never declared or paid any cash dividends on the Company Common Stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Nano, any cash dividends on our capital stock. On September 24, 2024, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for the Company Common Stock as reported on the NYSE were $3.30 and $2.50 per share, respectively. The closing price of the Company Common Stock on the NYSE on September 25, 2024 was $4.75 per share.

On November 7, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Common Stock on the NYSE was $4.45 per share. You are encouraged to obtain current market quotations for Company Common Stock.

Upon the consummation of the Merger, there will be no further market for Company Common Stock and, as promptly as practicable thereafter, the Company Common Stock will cease trading on and be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information known to us with respect to the beneficial ownership of the Company Common Stock on November 4, 2024 (the “Determination Date”) for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned greater than 5% of the Company Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Company Common Stock that they beneficially own, subject to applicable community property laws. The shares of Company Common Stock reflect a 10-for-1 reverse stock split effective September 19, 2024.

Applicable percentage ownership is based on 20,620,035 shares of Company Common Stock issued and outstanding as of November 4, 2024 (the date of the Merger Agreement), which does not reflect subsequent vesting events or warrant exercises prior to the Record Date. In computing the number of shares of Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be issued and outstanding all shares of Company Common Stock subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of November 4, 2024. We did not deem these shares issued and outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The numbers of Company Common Stock in the table below reflect these limitations.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Markforged Holding Corporation, 60 Tower Road, Waltham, Massachusetts 02451.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or Greater Stockholders
Entities affiliated with Matrix Partners (1)	3,291,073	16.0%
North Bridge Venture Partners 7, L.P. (2)	3,183,926	15.4%
ARK Investment Management (3)	2,020,076	9.8%
Senvest Management LLC (4)	1,593,100	7.7%
Entities associated with Summit Partners (5)	1,588,018	7.7%

Directors and Named Executive Officers
Shai Terem, Chief Executive Officer and Director (6)	943,282	4.3%
Assaf Zipori, Chief Financial Officer (7)	137,083	*
Stephen Karp, General Counsel (8)	60,731	*
Alan Masarek, Director (9)	25,424	*
Carol Meyers, Director (10)	23,424	*
Paul Milbury, Director (11)	107,764	*
Antonio Rodriguez, Director (12)	3,291,073	16.0%
Edward Anderson, Director (13)	3,204,350	15.5%
Michael Medici, Director (14)	20,424	*
Aaron VanDevender, Director (15)	9,901	*
George Riedel, Director	—	*
All current executive officers and directors as a group (11 persons) (16)	7,814,456	37.9%

*	Represents beneficial ownership of less than 1%.
(1)

Information herein is based on the Schedule 13G filed with the SEC on February 9, 2024 by Matrix Partners IX, L.P., Matrix IX Management Co., L.L.C. and Antonio Rodriguez, collectively (“Matrix Partners”), adjusted for the 10-for-1 reverse stock split and subsequent vesting. The share number consists of (i) 3,114,967 securities held of record by Matrix Partners IX, L.P., (ii) 155,682 securities held by Weston & Co. IX LLC and (iii) 20,424 securities held directly by Mr. Rodriguez. Matrix IX Management Co., L.L.C. is the general partner of Matrix Partners IX, L.P. Mr. Rodriguez, a member of the Company Board, is a managing member of Matrix IX Management Co., L.L.C. and has sole voting, investment and dispositive power with respect to the securities held by Matrix Partners IX, L.P. By virtue of Mr. Rodriguez’s relationship with Matrix IX Management Co., L.L.C., he also has sole voting, investment and dispositive power with respect to the securities held by Weston & Co. IX LLC. The share count above includes (i) 265,375 Earnout Shares held of record by Matrix Partners IX, L.P. and (ii) 13,262 Earnout Shares held of record by Weston & Co. IX LLC that will be released from escrow upon certain conditions set forth in the Agreement and Plan of Merger by and among one, Caspian Merger Sub Inc., and Markforged, dated as of February 23, 2021 (the “Caspian Merger Agreement”). The principal mailing address for each of Mr. Rodriguez, Matrix Partners IX, L.P., Matrix IX Management Co., L.L.C. and Weston & Co. IX LLC is 101 Main Street, 17th Floor, Cambridge, MA 02142.

(2)

Information herein is based on the Schedule 13G filed with the SEC on February 9, 2024 by North Bridge Venture Partners 7, L.P. (“NBVP 7”), adjusted for the 10-for-1 reverse stock split. NBVP 7 beneficially owns shares reported in this filing. NBVP 7 beneficially owns five percent or greater of the outstanding shares reported in this filing. North Bridge Venture Management 7, L.P. (“NBVM 7”) is the sole general partner of NBVP 7. NBVM GP, LLC (“NBVM GP”) is the sole general partner of NBVM 7. Each of Edward Anderson, a member of the Company Board, and Richard A. D’Amore are the managers of NBVM GP and may be deemed to have shared voting and dispositive power over the shares held by NBVP 7. The share count includes 271,251 Earnout Shares that will be released from escrow upon certain conditions set forth in the Caspian Merger Agreement. The principal address for North Bridge Venture Partners and the Managers is 60 William Street, Suite 350, Wellesley, MA 02481.
(3)

Information herein is based on the Schedule 13G filed with the SEC on February 12, 2024 by ARK Investment Management LLC, adjusted for the 10-for-1 reverse stock split. The principal mailing address for ARK Investment Management LLC is 200 Central Avenue, St. Petersburg, FL 33701.

(4)

Information herein is based on the Schedule 13G/A filed with the SEC on February 9, 2024 by Senvest Management, LLC and Richard Mashaal, managing member of Senvest Management, LLC, adjusted for the 10-for-1 reverse stock split. Senvest Management, LLC may be deemed to beneficially own the securities held by Senvest Master Fund, LP and Senvest Technology Partners Master Fund, LP (collectively, the “Investment Vehicles”) by virtue of Senvest Management, LLC’s position as investment manager of the Investment Vehicles. Mr. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Mr. Mashaal’s status as the managing member of Senvest Management, LLC. The principal mailing address for Senvest Management LLC and Mr. Mashaal is 540 Madison Avenue, 32nd Floor, New York, New York 10022.

(5)

Information herein is based on the Schedule 13G filed with the SEC on January 31, 2024 by Summit Partners Growth Equity Fund IX-A, L.P., Summit Partners Growth Equity Fund IX-B, L.P., Summit Investors GE IX/VC IV, LLC, and Summit Investors GE IX/VC IV (UK), L.P. and Michael Medici for the benefit of Summit Partners, L.P. Summit Master Company, LLC is (i) the general partner of Summit Partners, L.P., which is the managing member of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, L.P., which is the general partner of Summit Partners Growth Equity Fund IX-A, L.P. and Summit Partners Growth Equity Fund IX-B, L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the general partner of Summit Investors GE IX/VC IV (UK), L.P. and the manager of Summit Investors GE IX/VC, LLC. Summit Master Company, LLC, as the general partner of Summit Partners, L.P. and as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power of the shares held directly by Summit Partners Growth Equity Fund IX-A, L.P., Summit Partners Growth Equity Fund IX-B, L.P., Summit Investors GE IX/VC IV (UK), L.P., and Summit Investors GE IX/VC IV, LLC, to Summit Partners, L.P. and its three-person investment committee responsible for investment decisions with respect to the Company’s securities, currently composed of Peter Chung, Scott Collins and Len Ferrington, who act by a majority vote. Accordingly, Mr. Chung, Mr. Collins and Mr. Ferrington disclaim beneficial ownership of the reported shares. The address for each of the reporting entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116. The share count includes 135,285 Earnout Shares that will be released from escrow upon certain conditions set forth in the Merger Agreement.

(6)

Consists of (i) 196,314 shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. Terem which are or will become vested within 60 days of the Determination Date, (ii) 675,099 shares of Company Common Stock underlying stock options issued under the Company Incentive Award Plan held by Mr. Terem which are or will be vested within 60 days of the Determination Date; and (iii) 62,869 Earnout Shares that will be released from escrow upon certain conditions set forth in the Merger Agreement.

(7)

Consists of (i) 48,607 shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. Zipori which are or will become vested within 60 days of the Determination Date, (ii) 80,939 shares of Company Common Stock underlying stock options issued under the Company Incentive Award Plan held by Mr. Zipori which are or will be vested within 60 days of the Determination Date, and (iii) 7,537 Earnout Shares that will be released from escrow upon certain conditions set forth in the Merger Agreement.

(8)

Consists of (i) 29,504 shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. Karp which are or will become vested within 60 days of the Determination Date, (ii) 28,567 shares of Company Common Stock underlying stock options issued under the Company Incentive Award Plan held by Mr. Karp which are or will be vested within 60 days of the Determination Date, and (iii) 2,660 Earnout Shares that will be released from escrow upon certain conditions set forth in the Merger Agreement.

(9)

Consists of shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. Masarek which are or will become vested within 60 days of the Determination Date.

(10)

Consists of shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Ms. Meyers which are or will become vested within 60 days of the Determination Date.

(11)

Consists of (i) 20,424 shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. Milbury which are or will become vested within 60 days of the Determination Date, (ii) 79,900 shares of Company Common Stock underlying stock options issued under the Company Incentive Award Plan held by Mr. Milbury which are or will be vested within 60 days of the Determination Date, and (iii) 7,440 Earnout Shares that will be released from escrow upon certain conditions set forth in the Merger Agreement.

(12)	Consists of shares identified in footnote (1) above. Mr. Rodriguez is a partner at Matrix Partners.
(13)

Consists of (i) shares identified in footnote (2) above and (ii) 20,424 shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. Anderson which are or will become vested within 60 days of the Determination Date. Mr. Anderson is a managing director at North Bridge.

(14)

Consists of shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. Medici which are or will become vested within 60 days of the Determination Date.

(15)

Consists of shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan held by Mr. VanDevender which are or will become vested within 60 days of the Determination Date.

(16)

See notes 6 through 14 above. Consists of (i) 6,235,246 shares of Company Common Stock, (ii) 84,311 shares of Company Common Stock underlying restricted stock units issued under the Company Incentive Award Plan which are or will be vested within 60 days of the Determination Date (iii) 864,505 shares of Company Common Stock underlying stock options issued under the Company Incentive Award Plan which are or will be vested within 60 days of the Determination Date, and (iv) 630,394 shares of Company Common Stock underlying stock options issued under the Company Incentive Award Plan which are or will be vested within 60 days of the Determination Date.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2025 only if the Merger is not consummated.

Stockholders who intended to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Corporate Secretary at our offices at 60 Tower Road, Waltham, MA 02451 in writing not later than December 28, 2024, which is 120 days prior to the one-year anniversary of the mailing date, April 26, 2024, of Markforged’s proxy statement for its annual meeting of stockholders held on June 18, 2024, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2024 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.

Stockholders intending to present a proposal at the 2024 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the 2024 annual meeting of stockholders, that is, between February 18, 2025 and March 20, 2025; provided, however, that in the event that the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders and (b) no later than the close of business on the later of the 90th day prior to the 2025 annual meeting of stockholders or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2025 annual meeting of stockholders. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice. The written notice must contain specific information required in Section 5 of our bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Markforged’s nominees must have provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2025, which is 60 days prior to the one-year anniversary of the preceding year’s annual meeting, unless the date of the 2025 annual meeting of stockholders changes by more than 30 days from the anniversary of the 2024 annual meeting of stockholders, in which case, notice must be provided by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th day following the date on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business and financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Markforged filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):

•	Markforged’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

•

Markforged’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, the quarter ended June 30, 2024, filed with the SEC on August  8, 2024, and the quarter ended September 30, 2024, filed with the SEC on November 7, 2024.

•	Markforged’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024; and

•

Markforged’s Current Reports on Form 8-K filed with the SEC on March 7, 2024, April  15, 2024, May  8, 2024, June  18, 2024, July  30, 2024, September  19, 2024, September  23, 2024, September  26, 2024 and September 27, 2024.

We will amend this proxy statement to incorporate by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the Special Meeting to the extent required to fulfill the Company’s obligations under the Exchange Act. Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Markforged through the SEC’s website, www.sec.gov, or through the Investors section of our website, investors.markforged.com, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Markforged Holding Corporation

60 Tower Road

Waltham, Massachusetts 02451

Attention: Corporate Secretary

Call: (866) 496-1805

If you would like to request documents from us, please do so by November 21, 2024, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one business day after we receive your request.

MISCELLANEOUS

Markforged has supplied all information relating to Markforged, and Nano has supplied, and Markforged has not independently verified, all of the information relating to Nano and Merger Sub contained in “Summary—The Companies” beginning on page 13 of this proxy statement and “The Companies” beginning on page 30 of this proxy statement.

If you hold any certificates representing Company Common Stock, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 13, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

NANO DIMENSION LTD.,

NANO US II, INC.

and

MARKFORGED HOLDING CORPORATION

Dated as of September 25, 2024

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of September 25, 2024, by and among Markforged Holding Corporation, a Delaware corporation (the “Company”), Nano Dimension Ltd., an Israeli company (“Parent”), and Nano US II, Inc., a Delaware corporation (“Merger Sub” and together with the Company and Parent, the “parties”), which Merger Sub is a direct, wholly owned subsidiary of Nano Dimension USA Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Nano USA”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Section 9.2.

WHEREAS, Parent and the Company desire to combine the businesses of Parent and the Company, upon the terms and subject to the conditions set forth in this Agreement, through the merger of Merger Sub with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Parent;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Parent and its securityholders and has approved and adopted this Agreement and the Merger;

WHEREAS, the board of directors of Merger Sub (the “Merger Sub Board”) has determined that the Merger and this Agreement are advisable, fair to and in the best interests of Merger Sub and its stockholder and has approved and adopted this Agreement and the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders and has approved and declared advisable this Agreement and the Merger; (b) directed that this Agreement be submitted to the stockholders of the Company for their adoption; and (c) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement at the Company Stockholders’ Meeting;

WHEREAS, as a condition and an inducement to the willingness of Parent to enter into this Agreement and to consummate the Merger, in connection with the execution of this Agreement, certain stockholders of the Company have executed voting agreements pursuant to which, among other things, each such stockholder has agreed to vote in favor of the Merger and certain related matters at the Company Stockholders’ Meeting; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein and intending to be legally bound, the parties hereto agree as follows:

Article I

THE MERGER

Section 1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (as may be amended from time to time, the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company pursuant to the Merger. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity in the Merger (the “Surviving Corporation”).

Section 1.2. Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Greenberg Traurig, P.A., 401 East Las Olas Boulevard, Suite 2000, Ft. Lauderdale, Florida (or remotely through electronic exchange of signatures) at 8:00 am, Eastern time, on the date that is the third (3rd) Business Day following the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3. Effective Time. Subject to the provisions of this Agreement, (a) at the Closing, the Company and Merger Sub shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL, and (b) as soon as practicable thereafter, make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company may agree and specify (or cause to be specified) in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

Section 1.4. Effects. The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the separate corporate existence of Merger Sub shall cease, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties, or the holder of any shares of Capital Stock of Merger Sub or the Company:

(a) Cancellation of Preferred Stock, Treasury Stock and Parent-Owned Stock. Any shares of (i) Company Preferred Stock and (ii) Company Common Stock that are held in the Company’s treasury or are held directly by any Company Subsidiary, Parent or Merger Sub immediately prior to the Effective Time (collectively, with the Dissenting Shares, the “Excluded Shares”) shall, as of immediately prior to the Effective Time, be cancelled and shall cease to exist, and no consideration shall be paid or payable in respect thereof.

(b) Conversion of Company Common Stock. At the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall be converted into the right to receive, an amount of cash equal to the Per Share Merger Consideration.

(c) Treatment of Converted Stock; Adjustments. All shares of Company Common Stock, when converted pursuant to Section 1.5(b), shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Company Certificates”) and each holder of a non-certificated outstanding share of Company Common Stock represented by book entry (“Company Book Entry Shares”), shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration to be issued in consideration therefor. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Company Common Stock represented by the Company Equity Awards shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any additional Capital Stock is issued upon any exercise of rights under any shareholder rights plan, as applicable, or any similar event shall have occurred, then any number or amount contained herein that is based upon the number of shares of Company Common Stock will be appropriately adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such event (provided that this Section 1.5(c) shall not be construed to permit the Company or any of its Subsidiaries to take any action with respect to its Capital Stock or otherwise that is prohibited by the terms of this Agreement).

(d) Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties or any of their respective shareholders or stockholders, each share of common stock, par value

$0.0001, of Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith be canceled and cease to exist and be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, which shall constitute the only outstanding shares of Capital Stock of the Surviving Corporation.

(e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (such stockholders, the “Dissenting Stockholders” and, such shares of Company Common Stock, the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration, but instead each such Dissenting Stockholder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL (and, at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively waived, withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively waived, withdrawn or lost such rights, each Dissenting Share held by such Dissenting Stockholder shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Per Share Merger Consideration as provided in Section 1.5(b), and immediately following such conversion shall be automatically cancelled and cease to exist. The Company shall give Parent prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and shall give Parent the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, settle or offer or agree to settle any such demands. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Article II to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent on demand.

Section 1.6. Company Equity Awards and Company Incentive Award Plans.

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(i) Each In-the-Money Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and the holder of such Company Stock Option shall be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment equal to the Per Share Merger Consideration in respect of each Net Share (if any) covered by such Company Stock Option, without interest and less applicable Tax withholdings. For the avoidance of doubt, any Out-of-the Money Company Stock Option shall be cancelled and the holder thereof shall receive no consideration therefor;

(ii) Each Company RSU Award outstanding immediately prior to the Effective Time that remains unvested at the Effective Time (each, an “Unvested Company RSU Award”) shall automatically be cancelled and replaced with a grant by Parent of a restricted stock unit award (a “Replacement RSU Award”), which Replacement RSU Award shall be granted on similar terms and conditions as were applicable to the Unvested Company RSU Award under the Company Incentive Award Plan prior to the Effective Time, except (A) any continued employment or service requirement will be based on the applicable Continuing Company Employee’s continued employment or service with Parent or its Subsidiaries, including the Surviving Corporation, (B) unless otherwise set forth on Section 1.6(a)(iii) of the Company Disclosure Schedule, the existing vesting schedule for such Unvested Company RSU Award will apply to the Replacement RSU Award that is replacing such Unvested Company RSU Award (provided that, with respect to such Replacement RSU Award, each holder of Unvested Company RSU Awards that is a participant in the MarkForged, Inc. Executive Severance and Change in Control Plan as set forth on Section 1.6(a)(ii) of the Company Disclosure Schedule will be entitled to maintain any vesting acceleration to which they are entitled thereunder), and (C) the number of Parent Ordinary Shares (underlying Parent ADSs) underlying the Replacement RSU Award shall be determined by multiplying the number of shares of Company Common Stock covered by such Unvested Company RSU Award immediately prior to the Effective Time by the Exchange Ratio, rounding down to the nearest whole number of shares; provided, however, that in no event shall the number of Parent Ordinary Shares (including without limitations, the underlying Parent ADSs) underlying such Replacement RSU Awards exceed the Maximum ADS Amount, and to the extent such Replacement RSU Awards exceed the Maximum ADS Amount, such Replacement RSU Awards will be reduced on a proportionate basis;

(iii) As of the date of this Agreement, the Company has taken any and all actions required to (A) terminate the Company’s 2021 Employee Stock Purchase Plan, as of immediately prior to the Effective Time and (B) provide that no offering period shall commence after the date of this Agreement;

(iv) Prior to the Effective Time, the Company shall adopt such resolutions and take such other actions as are necessary to terminate the Company Incentive Award Plan effective as of the Effective Time; and

(v) Each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Common Stock and shall become a warrant exercisable for the Per Share Merger Consideration that such holder would have received if such Company Warrant had been exercised immediately prior to the Effective Time.

Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions and take such other actions as are reasonably necessary, including without limitation providing any required notices and obtaining any required consents (if any), to effectuate the provisions of this Section 1.6(a). All Company Stock Options and Company RSU Awards, as well as the Company Incentive Award Plan and the Company’s 2021 Employee Stock Purchase Plan, shall no longer have any force and effect on or after the Effective Time.

(b) Parent shall take all corporate action and shall make all necessary filings with any Governmental Entity (as defined below) necessary for the Replacement RSU Awards pursuant to Section 1.6(a), including reserving for issuance a sufficient number of Parent Ordinary Shares (underlying Parent ADSs) for delivery upon exercise or settlement of the Replacement RSU Awards. In addition, Parent shall file with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable (and in any event within five Business Days) following the Effective Time a registration statement on Form S-8 (or such other applicable form, including Form F-3) with respect to the Replacement RSU Awards and the Parent ADSs or Parent Ordinary Shares (underlying Parent ADSs) underlying such Replacement RSU Awards, and shall maintain the effectiveness of such registration statement for so long as such awards remain outstanding and such registration of the Parent ADSs or Parent Ordinary Shares (if applicable) issuable thereunder continues to be required.

(c) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the right to receive any Company Earnout Shares shall be cancelled and the holder of such rights to Company Earnout Shares shall be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment equal to the Per Share Merger Consideration that would be payable in accordance with Section 1.5(b) in respect of a share of Company Common Stock.

Section 1.7. Governing Documents; Name. At the Effective Time, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation shall be amended and restated in their entirety substantially in the form of Merger Sub’s certificate of incorporation and bylaws as in effect immediately prior to the Effective Time, or as otherwise to be mutually agreed upon between Parent and the Company, in each case until thereafter amended in accordance with their respective terms and with applicable Law.

Section 1.8. Directors and Officers of Surviving Corporation. Except as may be otherwise determined by Parent, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case, in accordance with the bylaws of the Surviving Corporation. Except as may be otherwise determined by Parent, the officers of the Company immediately prior to the Effective Time shall be, as of the Effective Time, the officers of the Surviving Corporation, in each case, until such officer’s successor is elected and qualified or such officer’s earlier death, resignation, retirement, disqualification or removal, in each case, in accordance with the bylaws of the Surviving Corporation. For the avoidance of doubt, the Board of Directors of the Company shall, at the Effective Time, resign from office.

Article II

EXCHANGE OF SHARES

Section 2.1. Exchange Agent and Exchange Fund. Prior to the Effective Time, Parent shall engage a U.S. bank or trust company designated by Parent and reasonably acceptable to the Company to act as exchange and paying agent (the “U.S. Exchange Agent”) and, at Parent’s discretion, an Israeli sub-paying agent (the “Israeli Exchange Agent” and each of the U.S. Exchange Agent and Israeli Exchange Agent, as applicable, an “Exchange Agent”), in connection with the Merger for the purpose of exchanging Certificates or Uncertificated Shares for the Per Share Merger Consideration payable in respect of the shares of Company Common Stock and the payment of the Per Share Merger Consideration with respect to any In-the-Money Company Stock Option pursuant to Section 1.6(a)(i). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the U.S. Exchange Agent and/or the Israeli Exchange Agent, for exchange in accordance with this Article II through the Exchange Agent, cash sufficient to pay the Merger Consideration. All cash deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund.” The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such cash shall only be invested in the manner provided in the Exchange Agent Agreement; provided, further, that no such investment or losses thereon shall affect the Merger Consideration payable to holders of Company Common Stock or In-the-Money Company Stock Options entitled to receive such consideration and, to the extent necessary to pay the Merger Consideration, Parent shall promptly (and in any event, prior to Closing) cause to be provided additional funds to the Exchange Agent for the benefit of holders of Company Common Stock or In-the-Money Company Stock Options entitled to receive such consideration in the amount of any such losses. Any interest and other income resulting from such investments shall be the property of, and paid to, Parent on termination of the Exchange Fund.

Section 2.2. Exchange of Shares, Certificates and Book-Entry Shares.

(a) Procedures for Surrender.

(i) Company Certificates. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record Company Certificates, which at the Effective Time were converted into the right to receive the Per Share Merger Consideration with respect to each share of Company Common Stock held by it immediately prior to the Effective Time, a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon delivery of the same (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent may specify subject to the Company’s reasonable approval), together with instructions thereto, all information required by Exchange Agent for the

Payor securing the Withholding Tax Ruling and/or such other forms as are required under any applicable Tax Law, in which the beneficial owner of Company Common Stock provides certain information (and, if applicable, supporting documentation) necessary for Parent or the Exchange Agent, as applicable, to determine whether any amounts need to be withheld from the consideration payable to such beneficial owner hereunder pursuant to the terms of the Ordinance (in each case, subject to the terms of the Withholding Tax Ruling, if obtained, the Code, if applicable, or any provision of applicable Law).

(ii) Company Book-Entry Shares. Any holder of the Company Book Entry Shares whose shares of Company Common Stock were converted pursuant to Section 1.5(b) into the right to receive the Per Share Merger Consideration shall not be required to deliver a Company Certificate (nor an affidavit of loss in lieu thereof nor an indemnity bond) or an executed Letter of Transmittal to the Exchange Agent to receive the Per Share Merger Consideration. In lieu thereof, each registered holder of one or more Company Book Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as practicable after the Effective Time, the Per Share Merger Consideration with respect to each share of Company Common Stock held by such registered holder immediately prior to the Effective Time pursuant to the provisions of Article I and this Article II, for each share of Company Common Stock formerly represented by such Company Book Entry Share, subject to the provisions of Section 2.2(f) and Section 5.4.

(iii) Company Stock Options. Any holder of In-the-Money Company Stock Options that is entitled to Per Share Merger Consideration pursuant to Section 1.6(a)(i), shall not be required to deliver an executed Letter of Transmittal to the Exchange Agent to receive the Per Share Merger Consideration. In lieu thereof, but subject to such holder of In-the-Money Company Stock Options providing the Exchange Agent with the Valid Tax Certificate, each such holder of Company Stock Options shall automatically upon the Effective Time be entitled to receive, and Parent shall pay to the Surviving Corporation, for further payment to the applicable holder through its payroll processing system as promptly as practicable after the Effective Time, the Per Share Merger Consideration with respect to each Net Share covered by such In-the-Money Company Stock Option held by such holder immediately prior to the Effective Time pursuant to the provisions of Article I and this Article II, subject to the provisions of Section 2.2(f) and Section 5.4.

(b) Merger Consideration Received in Connection with Exchange. Upon (i) the surrender of Company Certificates for cancellation to the Exchange Agent, or (ii) in the case of Company Book Entry Shares, the receipt of an “agent’s message” by the Exchange Agent, and in the case of Company Certificates together with the Letter of Transmittal and with all the documentation as specified in Section 2.2(a)(i), duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor the Per Share Merger Consideration with respect to each share of Company Common Stock held by it immediately prior to the Effective Time, subject to the provisions of Section 2.2(f) and Section 5.4. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, until surrendered as contemplated by this Section 2.2(b), each share of Company Common Stock (including any Company Certificate with respect thereto) shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that the holder of such share of Company Common Stock was entitled to receive in respect of such shares pursuant to Section 1.5(b). No interest shall be paid or shall accrue on any cash payable upon surrender of any Company Certificate or in respect of Company Book Entry Shares.

(c) No Further Ownership Rights in Company Common Stock. The Per Share Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, any Company Certificates formerly representing shares of Company Common Stock or any Company Book Entry Shares are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Termination of Exchange Fund. Unless otherwise determined in the Withholding Tax Ruling, any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock or Company Stock Options who has not theretofore complied with this Article II for twelve (12) months after the Closing Date (the “Exchange Fund Termination Date”) shall be delivered to Parent and any holder of Company Common Stock or In-the-Money Company Stock Options who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Per Share Merger Consideration, and thereafter any withholding in connection with the payment of the Per Share Merger Consideration to such holder shall be made in accordance with the procedures outlined under Section 2.2(f).

(e) No Liability. None of the Company, Parent, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund that remains unclaimed by the holders of Company Certificates or the holders of evidence of Company Book Entry Shares on the date that is the fifth (5th) year anniversary of the Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Withholding Rights.

(i) Each of the Surviving Corporation, Parent, and the Exchange Agent and each of their respective Affiliates (each, a “Payor”) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to a holder of Company Common Stock and/or In-the-Money Company Options pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration pursuant to the Ordinance, the Code, if applicable, or any other applicable provisions of Israeli or non-Israeli Tax Law and, solely with respect to any Israeli Taxes, in accordance with the Withholding Tax Ruling, if obtained. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Notwithstanding the foregoing provisions and subject to any other provision to the contrary in the Withholding Tax Ruling, if obtained, with respect to Israeli Taxes, the consideration payable to each holder of Company Common Stock and/or In-the-Money Company Options shall be retained by the Exchange Agent, for the benefit of each such holder of Company Common Stock for a period of one hundred and eighty (180) days following the Closing (or such longer reasonable period as may be provided by Parent or the Surviving Corporation in order to permit holders of Company Common Stock and/or In-the-Money Company Options to submit a Valid Tax Certificate, the “Withholding Drop Date”), unless Parent, or the Exchange Agent is otherwise instructed explicitly by the ITA (during which time no Payor shall make any payments to any Holder of Company Common Stock and withhold any amounts for Israeli Taxes from the payment deliverable pursuant to this Agreement, except as provided below and during which time each holder of Company Common Stock and/or In-the-Money Company Options may obtain a Valid Tax Certificate) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to a holder of Company Common Stock or In-the-Money Company Stock Options pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration pursuant to the Ordinance, the Code, if applicable, or any other applicable provisions of Israeli or non-Israeli Tax Law and, solely with respect to any Israeli Taxes, in accordance with Section 2.2(f)(ii). To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

(ii) Israeli Withholding Procedures. If a holder of Company Common Stock delivers and/or In-the-Money Company Options, no later than three (3) Business Days prior to the Withholding Drop Date (x) in case the Withholding Tax Ruling is obtained, such declarations and/or residency certificate(s) for Israeli Tax withholding purposes and any supporting documentation required by Withholding Tax Ruling, as applicable, or (y) a Valid Tax Certificate to a Payor (or such other forms as are required under any applicable Tax Law) all in accordance with Section 2.2, then the Merger Consideration due to such holder of Company Common Stock and/or In-the-Money Company Options shall be paid to such holder of Company Common Stock and/or In-the-Money Company Options and the deduction and withholding of any Israeli Taxes shall be made only in accordance therewith subject to any non-Israeli withholding which is applicable to the payment (if any). Subject to the Withholding Tax Ruling, if obtained, if any holder of Company Common Stock and/or In-the-Money Company Options (A) (i) does not provide Payor with a such declarations declaration and/or tax residency certificates for Israeli Tax withholding purposes and all supporting documentation under the Withholding Tax Ruling (in case the Withholding Tax Ruling is obtained and requires such supporting documentation) or a (ii) Valid Tax Certificate (or such other forms as are required under any applicable Tax Law), by no later than three (3) Business Days before the Withholding Drop Date, or (B) submits a written request with Payor to release his portion of the consideration prior to the Withholding Drop Date and fails to comply with the provisions of subsection (A)(i) or (A)(ii) as applicable, at or before such time, then the amount to be withheld from the portion of consideration payable to such holder of Company Common Stock and/or In-the-Money Company Options shall be calculated according to the applicable withholding rate as reasonably determined by Parent, or the Exchange Agent, as applicable. Otherwise, Israeli Tax withholding shall be made by the Parent and/or the Exchange Agent based on and pursuant to the Withholding Tax Ruling or the respective Valid Tax Certificate, as reasonably determined by Parent or the Exchange Agent, as applicable. Unless otherwise determined in the Withholding Tax Ruling, if obtained, any withholding made in New Israeli Shekels with respect to payments made hereunder in Dollars shall be calculated based on a conversion rate on the date the payment is actually made to any recipient and any currency conversion commissions will be borne by the applicable payment recipient and deducted from payments to be made to such payment recipient. If applicable, any payment to a holder of the Company Common Stock and/or holder of In-the-Money Company Stock Option hereunder, as applicable, shall be delivered by the U.S. Exchange Agent (unless otherwise required by the Withholding Tax Ruling).

(iii) If following the date hereof, the parties mutually determine in good faith, based on discussions with the Exchange Agent, or based on the Withholding Tax Ruling, that the parties are required to act in a manner other than as provided for above with respect to the Tax withholding and payment procedures set forth therein, the parties agree to take all action necessary or advisable to act in accordance with such required Tax withholding and payment procedures.

(iv) Notwithstanding anything to the contrary herein, the withholding rights and/or obligations conferred upon a Payor shall also apply to any Person which is entitled to receive consideration under this Agreement in connection with any of the Company’s equity securities.

(g) Lost Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed (including a customary indemnity in respect thereof), the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate, the Per Share Merger Consideration.

(h) No Subsequent Transfers of Company Common Stock. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent that the statements contained in this Article III are true and correct except to the extent disclosed in (i) any Company SEC Documents filed or furnished with the

SEC during the three (3) year period prior to the date of this Agreement and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System prior to the date that was three (3) days prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding, in each case, any disclosure contained under the caption “risk factors” and any predictive, cautionary or forward looking disclosures including those contained under the captions “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature); or (ii) the disclosure schedules delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the “Company Disclosure Schedule”) with such disclosure qualifying the representation or warranty only to the extent it makes reference to a specific section or sub-section of this Article III, or, other than the with respect to items disclosed in Section 3.14 of the Company Disclosure Schedule, that it is reasonably apparent on the face of the disclosure that such disclosure qualifies or applies to another section or sub-section of the Company Disclosure Schedule.

Section 3.1. Organization, Standing and Power. The Company and each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, “Permits”) necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “Company Permits”), except where the failure to have such power or authority or to possess the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, a true and complete copy of the Certificate of Incorporation of the Company, in effect as of the date of this Agreement (the “Company Certificate of Incorporation”) and the amended and restated by-laws of the Company in effect as of the date of this Agreement. Such Company Certificate of Incorporation and by-laws are in full force and effect and the Company is not, and has not been, in violation of any of the provisions of the Company Certificate of Incorporation or such by-laws.

Section 3.2. The Company Subsidiaries. Section 3.2 of the Company Disclosure Schedule sets forth the name and jurisdiction of organization of each Company Subsidiary and the name of all holders of all Capital Stock of each Company Subsidiary. The outstanding shares of Capital Stock in each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, free and clear of all material pledges, liens, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third party rights or title defects of any kind or nature whatsoever, “Liens”), other than Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such Capital Stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. The Company has delivered or made available to Parent, prior to execution of this Agreement, a true and complete copy of the organizational documents of each Company Subsidiary in effect as of the date of this Agreement. Such organizational documents are in full force and effect and no Company Subsidiary is, or has been, in violation of any of the provisions of its organizational documents.

Section 3.3. Capitalization.

(a) As of September 24, 2024 (the “Reference Date”), the authorized capital stock of the Company consists of: (i) 100,000,000 shares of common stock, $0.0001 par value per share (the “Company Common Stock”), of which 20,332,089 shares of Company Common Stock were issued and outstanding as of the Reference Date (including 0 shares held in treasury); and (ii) 100,000,000 shares of preferred stock, $0.0001 par value per share (the “Company Preferred Stock”), of which 0 shares of Company Preferred Stock were issued and outstanding as of the date of this Agreement. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Incentive Award Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. No Company Subsidiary owns any shares of capital stock of the Company (other than any such shares owned by any Company Subsidiary in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account).

(b) As of the Reference Date: (i) 1,067,659 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Stock Options, of which 2,892 shares of Company Common Stock are subject to issuance pursuant to outstanding In-The-Money Company Stock Options and 1,064,767 shares of Company Common Stock are subject to issuance pursuant to outstanding Out-Of-The-Money Company Stock Options; (ii) 2,124,965 shares of Company Common Stock are subject to issuance pursuant to outstanding Company RSU Awards, (iii) 852,500 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Warrants; (iv) 5,945,673 shares of Company Common Stock are reserved for future issuance of awards under the Company Incentive Award Plan; and (v) 1,727,667 shares of Company Common Stock are reserved for future issuance as Company Earnout Shares.

(c) Section 3.3(c) of the Company Disclosure Schedule sets forth, as of the Reference Date, the following information with respect to each outstanding Company Equity Award: (i) the name of the Company Equity Award recipient; (ii) the number of shares of Company Common Stock subject to such Company Equity Award; (iii) the exercise or purchase price of such Company Equity Award, if applicable; (iv) the date on which such Company Equity Award was granted; (v) with respect to each Company Stock Option, whether such Company Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code; and (vi) the date on which such Company Equity Award expires, if applicable. The Company has delivered or made available to Parent or its counsel a copy of the Company Incentive Award Plan covering all of the Company Equity Awards outstanding as of the date of this Agreement, and the forms of stock option agreement, restricted stock award, restricted stock unit grant agreement and/or performance-based restricted stock unit grant agreement, as applicable (“Company Equity Agreement”), evidencing such Company Equity Awards, and, of any individual Company Equity Agreements to the extent the terms set forth in such individual Company Equity Agreement are materially different than as set forth in the form agreements. Each Company Stock Option has been granted with an exercise price that is no less than the fair market value of the underlying shares of Company Common Stock on the date of grant, as determined by Company Board in its sole discretion in accordance with Section 409A of the Code. Each Company Stock Option and Company RSU Award is exempt from Section 409A of the Code.

(d) Except as described in Section 3.3(a) and for options, rights, securities, instruments, obligations and plans referred to in Section 3.3(b) or Section 3.3(c) of the Company Disclosure Schedule, as of the date of this Agreement, there is no: (i) issued or outstanding Capital Stock of the Company, (ii) outstanding subscription, option, call, warrant or right to acquire any shares of the Capital Stock of the Company or any Company Subsidiary; (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the Capital Stock of the Company or any Company Subsidiary; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”), or under which the Company or any Company Subsidiary is or may become obligated to sell or otherwise issue any shares of its Capital Stock or any other securities.

(e) Each Company Warrant has an exercise price of $11.50. Once each Company Warrant ceases to represent a Company Warrant exercisable for Company Common Stock and becomes a warrant exercisable for the Merger Consideration that such holder would have received if such Company Warrant had been properly exercised in accordance with the terms of such Company Warrant immediately prior to the Effective Time, in each case, pursuant to Section 1.6(a)(v), the exercise price for such Company Warrant will, in all instances, be greater than the Per Share Merger Consideration.

(f) There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party or, to the Knowledge of the Company, to which any other Person is a party, with respect to the voting or registration of any shares of, or other equity interest in, the Company or any Company Subsidiary.

Section 3.4. Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement, subject to the receipt of the Company Stockholder Approval. The Company Board at a meeting duly called and held in compliance with the requirements of the DGCL and Company Certificate of Incorporation and the bylaws of the Company, has adopted resolutions, by unanimous vote of all directors (i) approving the execution, delivery and performance of this Agreement; (ii) determining that entering into this Agreement is in the best interests of the Company and its stockholders; (iii) declaring this Agreement and the transactions contemplated by this Agreement advisable; and (iv) recommending that the Company’s stockholders vote in favor of the adoption of this Agreement and directing that such adoption be submitted to the Company’s stockholders for approval at the Company Stockholders’ Meeting. As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) The affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock as of the record date for the Company Stockholders’ Meeting, represented at a stockholder meeting of the Company in person or by proxy and voting thereon, approving the adoption of this Agreement (the “Company Stockholder Approval”), is the only vote of the holders of any class or series of the Company’s Capital Stock necessary to approve and adopt this Agreement, the Merger and the consummation of the other transactions contemplated hereby.

Section 3.5. No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a requirement to obtain any consent, approval, clearance, waiver, Permit or order (“Consent”) or a right of payment, termination, cancellation or acceleration of any obligation, any obligation to make or to enable any third party to make, an offer to purchase or redeem any Indebtedness or Capital Stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary, or give any Person the ability to materially delay or impede the ability of the Company to consummate the Merger or the other transactions contemplated hereby, under, any provision of (i) the Company Certificate of Incorporation, the Company’s bylaws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Stockholder Approval is obtained); (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument, whether oral or in writing, (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound and which would be considered a Company Material Contract or that would otherwise reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; or (iii) subject to the filings and other matters referred to in

Section 3.5(b), any judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”), in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), except for such Contracts, Judgments or Laws that would not reasonably be expected to have a Company Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Proxy Statement; and (B) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (ii) compliance with and filings under the DPA and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws, including submission of the notice required under 22 C.F.R. section 122.4(b) of the International Traffic in Arms Regulations, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company and Parent are qualified to do business; (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the Per Share Merger Consideration; (v) such filings with Nasdaq and the NYSE as are required in connection with the Merger and the other transactions contemplated hereby; and (vi) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.

Section 3.6. SEC Documents; Undisclosed Liabilities.

(a) Since July 14, 2021, the Company has timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC, together with all certifications required pursuant to SOX (such forms, statements, schedules, documents and reports together with any exhibits and schedules thereto and other information incorporated by reference therein, the “Company SEC Documents”). No Company Subsidiary is required to file or furnish any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

(b) Each of the Company SEC Documents (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing) or the time at which it became effective, as the case may be, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and of the NYSE applicable to such Company SEC Document; and (ii) did not at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing) or at the time at which it became effective, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents complied, at the time they were filed, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date of this Agreement, (i) there are no outstanding unresolved comments with respect to the Company or the Company SEC Documents filed with the SEC noted in comment letters or other correspondence received by the Company or its attorneys from the SEC; and (ii) to the Knowledge of the Company, there are no pending formal or informal investigations of the Company by the SEC. The Company is, and since July 14, 2021, has been, in compliance in all material respects with (i) the applicable provisions of SOX and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(c) Except (i) as reflected or reserved against in the Company’s unaudited consolidated balance sheet as of June 30 2024 (or the notes thereto) as included in the Company SEC Documents (the “Most Recent Company Balance Sheet”); or (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2024 or in connection with or contemplated by this Agreement; and (iii) for liabilities and obligations that, individually or in the aggregate, have not had or would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, which liabilities covered by clauses (ii) and (iii) do not exceed five percent (5%) of the liabilities and obligations reflected on the Most Recent Company Balance Sheet, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, due or to become due, determined or determinable, contingent or otherwise).

(d) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or (ii) any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)).

(e) Since December 31, 2023, none of the Company, the Company’s independent accountants, or the Company Board (or the audit committee of the Company Board) has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company, and except as expressly described in the Company SEC Documents, there is no such, and as of June 30, 2024 there was no such, “significant deficiency” or “material weakness.” For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(f) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as described in the Company SEC Documents, (1) as of June 30, 2024, there were no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (2) since December 31, 2023, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(g) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the Chief Executive Officer and Chief Financial Officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(h) The Company has made available to Parent or its advisors true and complete copies of all written comment letters from the staff of the SEC since July 14, 2021 relating to the Company SEC Documents and all written responses of the Company thereto through the date of this Agreement. To the Knowledge of the Company, as of the date of this Agreement, there are no SEC inquiries or investigations, and there are no other governmental inquiries or investigations or internal investigations pending or threatened regarding any accounting practices of the Company.

Section 3.7. Information Supplied. None of the information supplied or to be supplied by the Company or any Company Subsidiary or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time of filing and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 3.8. Absence of Certain Changes or Events.

(a) Since June 30, 2024 through the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(b) Since June 30, 2024 through the date of this Agreement, except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement and the transaction contemplated by this Agreement, the Company and each Company Subsidiary has conducted its respective business in the ordinary course consistent with past practice, in all material respects (other than with respect to compliance with COVID-19 Measures).

(c) Since June 30, 2024 through the date of this Agreement, neither the Company nor any of the Company Subsidiaries has taken any action, except as set forth in Section 3.8(c) of the Company Disclosure Schedule, that, if taken after the date hereof, would constitute a breach of, or require the consent of Parent under, Section 5.1(b).

Section 3.9. Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each material Company Benefit Plan. For the purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and whether or not for employees or service providers in the United States or outside of the United States, and each bonus, stock, stock option or other equity based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, provident funds (including pension funds, managers’ insurance policies, further education funds or other similar funds), vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, policy, program, agreement or arrangement, in each case, for the benefit of current or former employees, directors, consultants or other individual service providers (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary and which is sponsored, maintained and/or contributed by the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent), but excluding any plan, program, agreement, contract, policy or arrangement sponsored by a Governmental Entity. Notwithstanding the foregoing, Section 3.9(a) of the Company Disclosure Schedule need not identify an employment agreement or offer letter if such employment agreement or offer letter does not provide any severance or notice period in excess of ninety (90) days. With respect to each material Company Benefit Plan, the Company has made available to Parent or its advisors (other than the Company SEC Documents) correct and complete copies of, in each case, to the extent applicable, (i) the governing plan documents and all amendments thereto; (ii) summary plan descriptions and summaries of material modifications related to such plans and any related trust agreement, (iii) Form 5500s and non-discrimination testing results for the past three (3) plan years; (iv) the most recent financial statement and actuarial valuation, (v) all material, non-routine filings and correspondence in the past three (3) years with any Governmental Entity (including, without limitation, relating to any audits or investigations), (vi) all material related agreements, insurance contracts and other agreements which implement each such Company Benefit Plan, and (vii) the most recent IRS determination or opinion letter.

(b) Each of Company Benefit Plans has, in all material respects, been operated, administered and funded in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder. No liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Knowledge of the Company, no condition exists that is likely to cause the Company, any Company Subsidiary or any of their ERISA Affiliates to incur any such liability. All contributions, premiums and/or other amounts required to be made by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There are no pending or, to the Knowledge of the Company, threatened material claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of Company Benefit Plans or any trusts related thereto.

(c) No Company Benefit Plan is or was within the past six (6) years, and neither the Company, any Company Subsidiary nor any ERISA Affiliate thereof contributes to, has within the previous six (6) years contributed to, presently contributes to or has any liability or obligation, whether fixed or contingent, with respect to (i) a multiemployer plan, as defined in Section 3(37) of ERISA, (ii) a single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) voluntary employee benefit association under Section 501(a)(9) of the Code, (iv) a multiple employer plan, as described in Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement, as defined in Section 3(40) of ERISA. The Company, the Company Subsidiaries and each of their ERISA Affiliates are and have been in compliance with the applicable requirements of Section 4980B of the Code and any similar state law in all material respects. The Company and the Company Subsidiaries are and have been in compliance with the applicable requirements of the Patient Protection and Affordable Care Act of 2010 in all material respects.

(d) Except as set forth in Section 3.9(f) of the Company Disclosure Schedule, no Company Benefit Plan or Contract provides, nor does the Company nor any Company Subsidiary have any obligation to provide, health or welfare benefits coverage, including life insurance or medical benefits (whether or not insured), with respect to current or former service providers beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other Law.

(e) (i) Each of Company Benefit Plans that are intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or may rely on a preapproved plan opinion letter as to its qualification and (ii) to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to materially and adversely affect the qualified status of any such plan.

(f) Except as set forth in Section 3.9(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transaction contemplated by this Agreement (either alone or in conjunction with any other event), will or would reasonably be expected to

(i) result in any material compensatory payment or benefit becoming due to any current or former employee, director, consultant or other service provider of the Company or any Company Subsidiary; (ii) materially increase any benefits or the compensation otherwise payable to any current or former employee, director, consultant or other service provider of the Company or any Company Subsidiary; (iii) result in any acceleration of the time of payment, funding or vesting of any such compensation or benefits or any forgiveness of Indebtedness; (iv) result in any breach or violation of, or default under or limit the Company’s or any Company Subsidiary’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan; or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). For purposes of this representation, no arrangement or agreements entered into with the Parent or its affiliates after the Closing Date with any employee, director, consultant or other service provider of the Company or any Company Subsidiary is taken into account.

(g) Each “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1) and applicable regulations) with respect to any service provider of the Company or any Company Subsidiary thereof and to which the Company or any Company Subsidiary thereof is a party has been maintained and operated in compliance, in all material respects, with Section 409A of the Code and regulations and other guidance promulgated thereunder.

(h) Neither the Company nor any Company Subsidiary is a party to nor has any obligation under any Company Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(i) Except as would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside of the United States (a “Company Foreign Benefit Plan”) (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Foreign Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meet all requirements for such treatment and (iii) that is intended to be funded or book-reserved are fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. Except as set forth in Section 3.9(i) of the Company Disclosure Schedule or as required by Law, no Company Foreign Benefit Plan is a defined benefit pension, superannuation, seniority premium, termination indemnity, provident fund, gratuity, long-service, jubilee or similar plan or arrangement.

Section 3.10. Labor Matters.

(a) The Company has attached a true, correct, and complete listing of all persons who are employees of the Company or any Company Subsidiary as of the date specified therein, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name and location; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or current hourly wage or rate, as applicable; (v) current classification as exempt or non-exempt under the federal Fair Labor Standards Act and applicable state law and any changes or challenges to such classification in the past three (3) years; (vi) commission, bonus or any other compensation eligibility; (vii) any outstanding Company Equity Awards; (xi) any accrued paid time off; and (xii) participation in any labor union or works council. Except as set forth on Section 3.10(a)(i) of the Company Disclosure Schedule or as would not result in a material liability for the Company of over $500,000, as of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation payable to all employees of the Company or any Company Subsidiary for services performed in the past three (3) years and which are otherwise due and owing have been paid in full or accrued for by the Company. Except as set forth on Section 3.10(a)(ii) of the Company Disclosure Schedule, the employment of each U.S. employee of the Company or any Company Subsidiary is terminable at will by the Company or the applicable

Subsidiary without any material penalty, severance, or other liability or obligation incurred by the Company or any Company Subsidiary, other than a notice period or continued payment obligation that does not exceed sixty (60) days.

(b) The Company has made available to Parent a list of all individuals who are consultants or independent contractors with total annual compensation or annualized hourly rates in excess of $150,000 that are engaged by the Company or any Subsidiary as of the date hereof, whether or not doing business as an entity, and sets forth for each the following: (i) name of individual or entity; (ii) status (i.e., consultant or independent contractor); (iii) date the engagement or contract began; (iv) anticipated duration of engagement or contract; and (v) description of payments or other reimbursement for service provided. Except as set forth on Section 3.10(b) of the Company Disclosure Schedule, the engagement of each independent contractor, consultant or other non-employee service provider of the Company or any Company Subsidiary is terminable at will by the Company or the applicable Subsidiary without any material penalty, severance, or other liability or obligation incurred by the Company or any Company Subsidiary, other than a notice period or continued payment obligation that does not exceed sixty (60) days.

(c) Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, union memoranda of understanding, or other Contract with a labor or trade union, works council, labor organization or similar body involving any of its employees or employee representatives (a “Collective Bargaining Agreement”). Neither the Company nor any Company Subsidiary is, nor has it during the last three (3) years been, subject to a strike or concerted work stoppage and, to the Knowledge of the Company, there is no pending strike or concerted work stoppage involving the Company or any Company Subsidiary. To the Knowledge of the Company, there are no labor organizations representing, purporting to represent or seeking to represent, any of the Company’s or any Company Subsidiary’s employees. To the Knowledge of the Company, there are no, and during the last three (3) years there have been no, organizational campaigns, petitions, or other unionization activities with respect to the formation of a collective bargaining unit made or threatened involving employees of the Company or any Company Subsidiary.

(d) The Company and each Company Subsidiary is, and during the last three (3) years has been, in compliance with all applicable Laws relating to employment, including labor, employment, termination of employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings and mass layoffs (including the by the Worker Adjustment and Retraining Notification Act of 1988, as amended), worker classification, harassment, discrimination, retaliation, independent contractor classification, payment of social security, exempt and non-exempt status, remote work, restrictive covenants, compensation and benefits, wages and hours of work, notices to employees, COVID-19 Measures, receipt of any state-paid allowances or subsidies, engagement of service providers, enforcement of labor laws, in each case except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.10(d) of the Company Disclosure Schedule, to the Company’s Knowledge, each employee of the Company or any Company Subsidiary is (i) a United States Citizen; (ii) a United States national; (iii) a lawful permanent resident of the United States; or (iv) an alien authorized to work in the United States either specifically for the Company or one of its Subsidiaries or for any United States employer.

(e) In the past three (3) years, there has been no “mass layoff” or “plant closing” affecting any site of employment or one or more facilities or operating units within any site of employment or facility as defined by the WARN Act related to the Company or any Subsidiary and neither the Company nor any Subsidiary has incurred any liability under WARN or any similar state or local Laws. No Affiliate of Parent (including without limitation the Company) will incur any liability under WARN or any similar state or local laws as a result of the transactions contemplated by this Agreement or that may be based, in whole or in part, on any layoffs or employment terminations that have occurred prior to the Closing. Except as disclosed on Section 3.10(e) of the Company Disclosure Schedule, there have been no “employment losses” as defined under the WARN Act as to any employees of the Company or any Subsidiary within the ninety (90) day period prior to Closing.

(f) To the Company’s Knowledge, no current or former employee, consultant, or independent contractor of the Company or any Company Subsidiary has violated any confidentiality or proprietary information agreement or any restrictive covenant agreements with the Company or any Company Subsidiary, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no proceedings pending, and as of the date of this Agreement neither the Company nor any Company Subsidiary intends to bring any proceedings, against any current or former employee, individual consultant, or individual independent contractor of the Company or any Company Subsidiary for alleged violations of any confidentiality or proprietary information agreement or any restrictive covenant agreements.

(g) Except as set forth in Section 3.10(g) of the Company Disclosure Schedule, there are, and in the last three (3) years there have been, no actions against the Company or any Company Subsidiary pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any governmental entity or arbitrator in connection with the employment of any current or former applicant, employee, individual consultant, volunteer, intern, or individual independent contractor of the Company or any Company Subsidiary. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any governmental entity relating to any employment-related matters arising under applicable law.

(h) The Company and the Company Subsidiaries have reasonably investigated all allegations of harassment, discrimination, sexual assault or sexual misconduct involving any current or former management-level employee of the Company or any of the Company Subsidiaries of which the Company or the Company Subsidiaries have had Knowledge in the last two (2) years. With respect to each such allegation with potential merit, the Company or the applicable Company Subsidiary has taken corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any material liabilities with respect to any such allegations.

(i) The Company has made available to the Parent all material written personnel policies, rules and procedures applicable to employees that have been adopted by the Company and each Company Subsidiary and that are currently in effect as of the date hereof.

(j) To the Company’s Knowledge, no officer, non-officer employee with total annual compensation or annualized hourly rate in excess of $200,000, or group of employees of the Company or any Company Subsidiary has provided notice to terminate his, her or their employment with the Company or any Company Subsidiary within the six (6) month period following the Closing Date, nor does the Company or any Company Subsidiary have a present intention to terminate the employment of any such officer or employee or group of employees of the Company or any Company Subsidiary within the six (6) month period following the Closing Date.

Section 3.11. Litigation; Product Defects and Warranties.

(a) Except as set forth in Section 3.11 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or to the Knowledge of the Company, any present or former officers, directors or employees of the Company or any Company Subsidiary in their respective capacities as such, or any properties or assets of the Company or any Company Subsidiary, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages, in each case (or in any group of related claims, actions, suits, proceedings or investigations, or that arise from similar matters or circumstances), in excess of $250,000, or that seeks to prevent or restrict any part of the operation by the Company or any Company Subsidiary of its business or use of its assets or that in any manner seeks to prevent, enjoin, alter, or materially delay the Merger or any of the other transactions contemplated hereby, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed.

(b) Since December 31, 2021, all Company Offerings have been provided in conformity with the Company’s and the Company Subsidiaries’ applicable contractual commitments, warranties and specifications, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company’s warranty reserve reflected on the Most Recent Company Balance Sheet was sufficient as of the date of the Most Recent Company Balance Sheet to cover the unexpired warranty liabilities of the Company and the Company Subsidiaries for any Company Offerings sold by the Company or any Company Subsidiaries to their respective customers prior to the date of the Most Recent Company Balance Sheet. Since the date of the Most Recent Company Balance Sheet, the Company has not materially modified its practices in calculating warranty reserves. To the Knowledge of the Company, its current warranty reserve is sufficient as of the date of this Agreement to cover the unexpired warranty liabilities of the Company and the Company Subsidiaries for any Company Offerings sold by the Company or the Company Subsidiaries to their respective customers prior to the date of this Agreement, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.12. Compliance with Applicable Laws.

(a) The Company and each of the Company Subsidiaries are, and since December 31, 2020, have been, in compliance in all material respects with all applicable Laws and the Company Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. No action, demand or investigation by or before any Governmental Entity is pending or, to the Knowledge of the Company, threatened alleging that the Company or a Company Subsidiary is not in material compliance with any applicable Law or the Company Permit or which challenges or questions the validity of any rights of the holder of any the Company Permit.

(b) The Company is, and since June 30, 2019, has been, in compliance in all material respects with and has not been and is not in violation of any applicable International Trade Law or Sanctions Law. Neither the Company nor any Company Subsidiary has received any actual or threatened order, notice, or other communication from any Governmental Entity of any actual or potential material violation or material failure to comply with any International Trade Law or Sanctions Law.

(c) Without limiting the generality of the foregoing, none of the Company, any of the Company Subsidiaries, or any of the Company’s or the Company Subsidiaries’ respective directors, officers or employees acting on behalf of the Company or any Company Subsidiary, respectively, is a Sanctioned Person. None of the Company, any of the Company Subsidiaries, or any of the Company’s or the Company Subsidiaries’ respective directors, officers or, to the Knowledge of the Company, employees acting on behalf of the Company or any Company Subsidiary, respectively, or is or has been, in the past five (5) years, engaged in unlawful dealings or transactions, direct or indirect, in or involving Sanctioned Countries or Sanctioned Persons.

(d) For the past five (5) years, none of the Company, any of the Company Subsidiaries, any of their respective directors and officers or, to the Knowledge of the Company, any employee, agent or other Person acting on behalf of the Company or any Company Subsidiary (i) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (ii) made or authorized any direct or indirect unlawful payment to any foreign or public or domestic government official or employee from corporate funds in violation of Anti-Corruption Laws; or (iii) has accepted or received any unlawful contributions, payments, gifts or expenditures.

(e) The Company and each Company Subsidiary maintains and enforces policies and procedures reasonably designed to promote compliance with International Trade Laws, Sanctions and Anti-Corruption Laws.

(f) The Company and each Company Subsidiary has complied with all relevant laws and regulations governing the importation of goods into the United States administered by U.S. Customs and Border Protection (“CBP”) and any other U.S. government agency. During the past five (5) years, there have been no issues with CBP relating to the tariff classification or valuation of the goods imported by the Company or any Company Subsidiary, nor have there been any issues relating to the claimed country of origin of the goods imported by the Company or any Company Subsidiary, or the country of origin marking of these goods. The Company and each Company Subsidiary has not been subject to any penalties or claims for liquidated damages issued by CBP in connection with the goods it imports during the past five (5) years. During the past five (5) years, goods imported by the Company and the Company Subsidiaries have not been detained or seized by CBP. All import duties, fees and other charges relating to the goods the Company or any Company Subsidiary imports have been paid, or are in the process of being paid in the ordinary course of business. Except as set forth on Section 3.12(f) of the Company Disclosure Schedule, the goods that the Company or any Company Subsidiary imports are not subject to antidumping or countervailing duties, or to additional duties imposed under section 232 of the Trade Expansion Act, as amended (steel and aluminum, and certain derivative products), or under section 301 of the Trade act of 1974 (goods imported from China). The Company and each Company Subsidiary has undertaken reasonable due diligence to ensure that the products it imports are not made with the use of forced labor, and that the supply chains for these products are not tainted by forced labor.

Section 3.13. Environmental Matters. Except for matters that have been fully resolved with no ongoing obligations on the part of the Company or any of the Company Subsidiaries or, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

(a) the Company and each of the Company Subsidiaries are now, and have been in the last three (3) years, in compliance with all Environmental Laws, and neither the Company nor any Company Subsidiary has received any written communication from a Person that alleges that the Company or any Company Subsidiary is in violation of, or has liability or obligations under, any Environmental Law or any Permit issued pursuant to Environmental Law;

(b) the Company and each of the Company Subsidiaries have obtained and are in compliance with all Permits required to be obtained pursuant to any Environmental Law applicable to the Company, the Company Subsidiaries and the real properties of the Company and the Company Subsidiaries and all such Permits are valid, in good standing and will not, to the Company’s Knowledge, be subject to modification or revocation as a result of the transactions contemplated by this Agreement;

(c) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, nor is the Company or any of the Company Subsidiaries aware of any basis for such Environmental Claim;

(d) to the Company’s Knowledge, there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against (i) the Company or any of the Company Subsidiaries, or (ii) any Person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law;

(e) neither the Company nor any Company Subsidiary has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries; and

(f) the Company has delivered to Parent true and complete copies of all environmental Phase I reports and other investigations, studies, audits, tests, reviews or other analysis commenced or conducted by or on behalf of the Company or the Company Subsidiaries (or by a third party of which the Company or the Company Subsidiaries have knowledge) in relation to the current or prior business of the Company or the Company Subsidiaries or any real property presently or formerly owned, leased or operated by the Company or the Company Subsidiaries (or its or their predecessors) that are in the possession, custody or control of the Company or the Company Subsidiaries.

Section 3.14. Contracts.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list, and the Company has made available to Parent prior to the date of this Agreement true and complete copies (including all amendments, modifications, extensions, renewals, schedules, exhibits or ancillary agreements with respect thereto), of, excluding any Company Benefit Plan:

(i) each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) each Contract to which the Company or any of the Company Subsidiaries is a party involving expected annual revenues or expected annual expenditures in excess of $250,000 in 2024 or any year thereafter;

(iii) each Contract providing for the acquisition or disposition of assets or securities by or from any Person or any business (or any contract providing for an option, right of first refusal or offer or similar rights with respect to any of the foregoing) (A) entered into since July 14, 2021 that involved or would reasonably be expected to involve the payment of consideration in excess of $250,000 in the aggregate with respect to such Contract or series of related Contracts, or (B) that contains (or would contain, in the case of an option, right of first refusal or offer or similar rights) ongoing representations, warranties, covenants, indemnities or other obligations (including “earn-out,” contingent value rights or other contingent payment or value obligations) that would involve the receipt or making of payments or the issuance of any equity securities of the Company or any of its Subsidiaries, in each case having an expected value in excess of $250,000;

(iv) each Contract to which the Company or any of the Company Subsidiaries is a party that restricts in any material respect the ability of the Company or any of the Company Subsidiaries (A) to compete or engage in any line of business or with any Person in any geographical area, (B) to sell, supply or distribute any material the Company Offering, use or enforce any material Intellectual Property Rights owned by or exclusively licensed to the Company or any Company Subsidiary, (C) to solicit any (potential or actual) customer or supplier, or (D) that otherwise has the effect of materially restricting the Company, the Company Subsidiaries or any of their respective affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of the Company Offerings, in each case, in any geographic area;

(v) each Contract to which the Company or any of the Company Subsidiaries is a party that is material and obligates the Company or any Company Subsidiary to conduct business with any third party on a preferential or exclusive basis, or that contains or expressly purports to contain material exclusivity or “most favored nation” obligations, material rights of first refusal, material rights of first offer, material put or call rights or other similar provisions that are binding on the Company or any Company Subsidiary or that would be so binding on Parent or any of its Affiliates after the Effective Time;

(vi) each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries (or owed to the Company or any of the Company Subsidiaries) in excess of $250,000 is outstanding or may be incurred, other than any such agreement between or among the Company and one or more Company Subsidiaries;

(vii) each partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the wholly owned the Company Subsidiaries;

(viii) each Contract to which the Company or any of the Company Subsidiaries is a party that contains covenants, indemnities or other continuing obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the making by the Company or any Company Subsidiary of future payments in excess of $250,000;

(ix) each Contract pursuant to which the Company or the Company Subsidiaries receives from any third party a license or similar right to any Intellectual Property Right material to the Company and the Company Subsidiaries, taken as a whole, and that are not non-exclusive licenses granted in the ordinary course of business;

(x) each Contract with a Governmental Entity to which the Company or any Company Subsidiary is a party, and pursuant to which the Company or any Company Subsidiary has any material future obligation other than the provision of the Company Offerings in the ordinary course of business consistent with past practice;

(xi) any Contract restricting the payment of dividends or the making of distributions in respect of any equity securities of the Company or any Company Subsidiaries or the repurchase or redemption of any equity securities of the Company or any Company Subsidiaries; and

(xii) each Contract that gives any Person the right to acquire any material assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase the Company products) after the date hereof.

Each agreement, understanding or undertaking of the type described in this Section 3.14(a) is referred to herein as a “Company Material Contract.”

(b) Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Material Contract (including, for purposes of this Section 3.14(b), any Contract entered into after the date of this Agreement that would have been a Company Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity; (ii) each such Company Material Contract is in full force and effect; (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Company Material Contract and, to the Knowledge of the Company, no other party to any such Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder; (iv) to the Knowledge of the Company, each other party to a Company Material Contract has performed all material obligations required to be performed by it under such Company Material Contract; and (v) no party to a Company Material Contract has given the Company or any of the Company Subsidiaries notice (whether written or oral) of its intention to cancel, terminate, change the scope of rights under or fail to renew any Company Material Contract and neither the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any other party to any Company Material Contract, has repudiated (whether orally or in writing) any material provision thereof. No Company Material Contract can be reasonably expected to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

Section 3.15. Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all (i) Registered Company Intellectual Property Rights; and (ii) material unregistered Marks included in the Owned

Company IP, including, for each item listed, as applicable, jurisdiction and issuance and registration or application number and date, as applicable, of such item.

(b) Except as has not resulted, and would not reasonably be expected to result, in a Company Material Adverse Effect, (i) the Company Intellectual Property Rights constitutes all Intellectual Property Rights necessary and sufficient for the conduct of the business of the Company and the Company Subsidiaries as presently conducted or, to the Knowledge of the Company, as planned to be conducted; (ii) the Company, or the applicable Company Subsidiary, is the sole and exclusive owner of all right, title and interest in and to the Owned Company IP, free and clear of all Liens (other than Permitted Liens); and (iii) the material Company Licensed IP is validly licensed to the Company or the applicable Company Subsidiary pursuant to written, valid agreements. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transaction contemplated by this Agreement will result in the termination or invalidity of any agreements pursuant to which the material Company Licensed IP is licensed to the Company or the applicable Company Subsidiary.

(c) The Company Offerings and the conduct of the business of the Company and the Company Subsidiaries as currently conducted do not infringe, misappropriate, dilute or otherwise violate (and did not in the past infringe, misappropriate, dilute or otherwise violate) any Intellectual Property Right of any Person, except as has not been and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of, and there are no proceedings pending or, to the Knowledge of the Company, threatened that relate to (i) any challenge of the ownership, use, validity, or enforceability of any of the Owned Company IP; or (ii) any alleged infringement or misappropriation of any Intellectual Property Rights of any third party by the Company or any Company Subsidiary. Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no Person has infringed, diluted, misappropriated or otherwise violated, in the past three years, or is currently infringing, diluting, misappropriating, or violating any of the Owned Company IP, except for such infringement, dilution, misappropriation or other violations as would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has threatened in writing to make or has made any claim or filed any litigation or other proceeding against any Person alleging any infringement, misappropriation or other violation of any Owned Company IP.

(d) The Company and each Company Subsidiary has taken commercially reasonable measures to protect the confidentiality of any Owned Company IP that the Company or the applicable Company Subsidiary considers to be a material trade secret. No prior or current employee or officer or any prior or current consultant or contractor of the Company or any Company Subsidiary has asserted any ownership in any Owned Company IP. Neither the Company nor any Company Subsidiary has made trade secrets of the Company or any Company Subsidiary available to any Person except pursuant to valid and binding written agreements requiring such Person to maintain the confidentiality and non-disclosure of such trade secrets and restricting the use of such trade secrets with appropriate limitations on use, reproduction and disclosure. There has been no unauthorized access, use or disclosure of any trade secrets of or in possession of the Company or any Company Subsidiary, or of any written obligations with respect to such. All employees, consultants, advisors, and independent contractors, and any other Person who has or had access to trade secrets of the Company or any Company Subsidiary has agreed in writing to maintain and protect the trade secrets and confidentiality.

(e) Section 3.15(e) of the Company Disclosure Schedule lists all Contracts, licenses or other arrangements in effect as of the date of this Agreement under which the Company or any Company Subsidiary has licensed, granted or conveyed to any third party any right, title or interest in or to any of Owned Company IP (other than non-exclusive licenses granted to customers in the ordinary course of business) to a competitor of the Company or any Company Subsidiary.

(f) Except as set forth in Section 3.15(f) of the Company Disclosure Schedule, none of the Company nor any Company Subsidiary is obligated to pay to any Person any material royalties, fees, commissions or other amounts for the use by the Company or the Company Subsidiaries of any Intellectual Property Rights.

(g) No Company Intellectual Property Right is subject to any Contract containing any covenant or other provision that limits or restricts in any material manner, taken as a whole the ability of the Company (i) to make, use, import, sell, offer for sale or promote Company Offerings anywhere in the world; or (ii) to use, exploit, assert or enforce any of the material Company Intellectual Property Rights anywhere in the world.

(h) (i) To the Knowledge of the Company, no third party is challenging the right, title or interest of the Company or any Company Subsidiary in, to or under, any Company Intellectual Property Rights, or the validity, enforceability or claim construction of any Patent included in the Registered Company Intellectual Property Rights. To the Knowledge of the Company, there is no undisclosed opposition, cancellation, proceeding, or objection involving a third party, pending with regard to any of the Registered Company Intellectual Property Rights. Each of the officers, employees, contractors or consultants of the Company or the Company Subsidiaries involved in the creation of their respective Intellectual Property Rights has executed and delivered to the Company or the applicable Company Subsidiary an agreement regarding the protection of proprietary information. All current and former officers and employees of, and consultants and independent contractors to, the Company or the Company Subsidiaries who have contributed to the creation or development of any material Company Intellectual Property Rights has executed a valid and enforceable written agreement with the Company or the applicable Company Subsidiary that assigns to the Company or the applicable Company Subsidiary all rights, title and interest in and to any and all such Intellectual Property Rights and, to the extent applicable, irrevocably waives such Person’s moral rights in such Intellectual Property Rights. The inventorship of each patent and patent application included in the Registered Company Intellectual Property Rights is correct and lists all of the inventors thereof. (ii) The Contracts set forth on Section 3.15(h)(ii) of the Company Disclosure Schedule are (A) valid, binding and legally enforceable, and (B) reflects the entire agreement between the Company and the other party thereto with respect to the matters set forth therein. Such Contracts are in full force and effect and neither the Company nor, to the Knowledge of the Company, the other party thereto is (with or without notice or lapse of time, or both) in breach or default under the Contracts.

(i) The registrations and issuances included in the Registered Company Intellectual Property Rights are subsisting and in full force and effect. All necessary registration, maintenance and renewal fees currently due in connection with the Registered Company Intellectual Property Rights have been made and, to the Knowledge of the Company, all necessary documents, recordations and certificates in connection with the same have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other jurisdictions, as the case may be, for the purposes of maintaining and renewing such right, except where the failure to take any such action (i) was deemed unnecessary in the ordinary course of business; or (ii) would not be material to the Company’s business. No registration or application for any such Registered Company Intellectual Property Right is subject to any payments, maintenance fees, or taxes or filings or actions falling due, including without limitation the filing of an affidavit of use, renewal, response to an official action, or other action required to maintain, perfect, preserve, or renew such Registered Company Intellectual Property Rights which has not been made. To the Knowledge of the Company, the Company’s entity status has been evaluated and updated in accordance with 37 C.F.R. 1.27(g) with respect to the U.S. patents and patent applications included in the Registered Company Intellectual Property Rights and, to the Knowledge of the Company, except as disclosed in Section 3.15(i) of the Company Disclosure Schedule, the correct fee for each U.S. patent and patent application included in the Registered Company Intellectual Property Rights has been paid and the entity status for the Registered Company Intellectual Property Rights has been evaluated and updated in accordance with 37 C.F.R. 1.27(g).

(j) The Company and the Company Subsidiaries are in material compliance with the terms and conditions of all licenses for the Open Source Software. Except as set forth in Section 3.15(j) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has used Open Source Software in the Company Offerings in a manner that requires, that other Software incorporated into, derived from or distributed with such Open Source Software be (i) disclosed or distributed in Source Code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge.

(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary is in compliance, and has for the past three (3) years complied, with all (i) Company Data Protection Requirements and (ii) any consents pertaining to the Processing of Personal Data by the Company and Company Subsidiaries that are required by applicable Data Protection Laws. The Company and Company Subsidiaries have adopted and published Company Privacy Policies in accordance with applicable Data Protection Laws and have obtained all consents required by applicable Data Protection Laws to Process Personal Data under the possession or control of the Company or any of the Company Subsidiaries. The information technology assets and equipment of the Company and each Company Subsidiary (collectively, “Company IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the businesses of the Company and each Company Subsidiary as currently conducted or planned to be conducted, and to the Knowledge of the Company, free and clear of any viruses, defects, deficiencies, vulnerabilities, errors, disabling mechanisms, time locks, malware, or other computer code or contaminants designed to disrupt or disable the Company IT Systems or harm the operation of the business of the Company and the Company Subsidiaries as currently conducted or planned to be conducted. The Company and each Company Subsidiary has, for the past (3) years, taken commercially reasonable steps, including engaging third-party vendors to perform penetration tests and external vulnerability scans of the Company IT Systems, designed to ensure that all Personal Data, Company Business Data, and Company IT Systems maintained by or on behalf of the Company and each Company Subsidiary are protected against loss and unauthorized access, use, modification or disclosure, and, to the Knowledge of the Company, there have been no material incidents regarding the same that would require notification of individuals, law enforcement, or any Governmental Entity under any applicable Data Protection Law, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the past three (3) years, neither the Company nor any of the Company Subsidiaries has received written communication from any Governmental Entity that alleges that the Company or any of the Company Subsidiaries is not in compliance with any Data Protection Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.16. Real Property.

(a) Neither the Company nor any of the Company Subsidiaries owns, or has ever owned, any real property.

(b) The Company and the Company Subsidiaries have valid leasehold estates in all real property leased, subleased, licensed or otherwise occupied by the Company or the Company Subsidiaries as reflected in the latest audited statements included in such Company SEC Documents or acquired after the date thereof, a true, correct and complete schedule of which is attached hereto as Section 3.16(b) of the Company Disclosure Schedule (the “Company Leased Properties”), free and clear of all material Liens, except for Permitted Liens, and no event or condition exists which constitutes or, after notice or lapse of time or both, would reasonably be expected to constitute, a material breach or default on the part of the Company or any of the Company Subsidiaries, or to the Knowledge of the Company, any other party thereto, of or under any such lease, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened condemnation proceedings against the Company Leased Properties, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except for Permitted Liens and as specifically reflected on Section 3.16(b) of the Company Disclosure Schedule, the Company’s and the Company’s Subsidiaries’ (as applicable) possession and quiet enjoyment of the Company Leased Properties are not being disturbed and there are no disputes with respect to such Company Leased Property.

(d) To the Company’s Knowledge, the current use and occupancy of the Company Leased Properties and the operation of the business as currently conducted thereon do not violate in all material respects any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting the applicable Company Leased Property.

(e) To the Knowledge of the Company, no security deposit or portion thereof deposited with respect to any Company Leased Property has been applied in respect of a breach of or default under such lease that has not been redeposited in full.

(f) To the Company’s Knowledge, the improvements, structures and building systems included in the Company Leased Properties are in good condition and repair.

Section 3.17. Tax.

(a) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, individually or in the aggregate:

(i) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate and prepared in substantial compliance with all applicable Laws. All Taxes (whether or not shown to be due on such Tax Returns) have been timely paid.

(ii) The Company and each Company Subsidiary has (A) timely withheld and paid to the appropriate Tax authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party and (B) otherwise complied with all applicable Law relating to the withholding, collection, and remittance of Taxes (including information reporting requirements).

(iii) No deficiency with respect to any Taxes has been proposed, asserted or assessed by a Governmental Entity against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

(iv) There is no audit, proceeding or investigation now pending against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax, and neither the Company nor any of the Company Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax.

(v) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by, or issued by any Tax authority with respect to any of, the Company or the Company Subsidiaries which agreement or ruling would be effective after the Closing Date.

(vi) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than with respect to customary extensions to file Tax Returns).

(vii) There are no Liens for Taxes (other than Permitted Liens) on the assets of the Company or any of the Company Subsidiaries.

(viii) Neither the Company nor any Company Subsidiary has entered into or has been a “material advisor” with respect to any transactions that are or would be part of any “reportable transaction” or that could reasonably be expected to give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the Treasury Regulations thereunder.

(ix) During the two (2) year period ending on the date of this Agreement, neither the Company nor any Company Subsidiary was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(x) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated, combined, affiliated, unitary or similar Tax Return (other than a group the common parent of which was the Company or any Company Subsidiary) or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor, by Contract (other than (A) one that is included in a commercial Contract entered into in the ordinary course of business that is not primarily related to Taxes, or (B) one the only parties to which are the Company or other Company Subsidiaries) or otherwise.

(xi) In the past three (3) years, no written claims have been made by any Tax authority in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return that the Company or such Company Subsidiary is or may be subject to Taxation by that jurisdiction with respect to Taxes that would be the subject of such Tax Return, which claims have not been resolved or withdrawn.

(xii) Neither the Company nor any Company Subsidiary is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than (i) one that is included in a commercial Contract entered into in the ordinary course of business that is not primarily related to Taxes, or (ii) one the only parties to which are the Company or other Company Subsidiaries).

(xiii) The Company is, and has always been, treated as a corporation for U.S. federal income tax purposes. Section 3.17(a)(xiii) of the Company Disclosure Schedule sets forth all elections made by the Company or any Company Subsidiary pursuant to Treasury Regulations Section 301.7701-3, and, unless otherwise noted on Section 3.17(a)(xiii) of the Company Disclosure Schedule, each Company Subsidiary has had such classification at all times since its incorporation or formation, as applicable.

(xiv) Neither the Company nor any of the Company Subsidiaries has taken advantage of any relief or Tax deferral or Tax credit provisions or any carryback of net operating losses or similar Tax items related to COVID-19 for Tax purposes whether federal, state, local or foreign, including the CARES Act.

(xv) The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all income and other material Taxes payable by the Company and the Company Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.

(xvi) The Company and each Company Subsidiary is a Tax resident only in its jurisdiction of formation. The Company and each Company Subsidiary is and has always been a non-Israeli resident company that has no activities, assets or a permanent establishment (within the meaning of an applicable Tax treaty) in Israel, and its activities are, and have always been controlled and managed outside of Israel. None of the Company’s directors, officers, managers and general managers is an Israeli resident. To the Knowledge of the Company, no more than 25% of the total number of all issued and outstanding shares of the Company, in the aggregate, are held by any Persons who are Israeli residents for Tax purposes.

(xvii) The prices and terms for the provision of any property or services undertaken among the Company and the Company Subsidiaries are arm’s length for purposes of the relevant transfer pricing Laws, and all related documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.

(xviii) None of the Company or any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date (A) as a result of any (1) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (2) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (3) intercompany transactions or any excess loss account described in Treasury

Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (4) installment sale or open transaction disposition made on or prior to the Closing Date, or (B) as a result of any (1) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, (2) “subpart F income” within the meaning of Section 951 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or (3) “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of Law) of the Company or any Company Subsidiary attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date, in each case in respect of the foregoing subclauses (1), (2) and (3) of (B) as a result of actions taken by the Company or a Company Subsidiary prior to the Closing outside the ordinary course of the business.

(xix) None of the Company or any Company Subsidiary will be required to pay any Tax after the Closing Date as a result of an election made by the Company or such Company Subsidiary pursuant to Section 965(h) of the Code.

(xx) No non-U.S. Company Subsidiary has, or at any time has had, an investment in “United States property” within the meaning of Section 956(b) of the Code.

(xxi) No non-U.S. Company Subsidiary is, or at any time has been, a “passive foreign investment company” within the meaning of Section 1297 of the Code and none of the Company or any Company Subsidiary is a stockholder, directly or indirectly, in a passive foreign investment company.

(b) No Company Subsidiary which was not created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulations Section 301.7701-5(a) (each, a “non-U.S. Company Subsidiary”) is or has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code. Each non-U.S. Company Subsidiary is, and has been since formation, a Tax resident only in its jurisdiction of incorporation for Tax purposes and is not and has not been treated as having a permanent establishment (within the meaning of an applicable Tax treaty), branch or taxable presence in any jurisdiction other than its jurisdiction of incorporation.

(c) None of the outstanding Company Stock Options or Company Warrants to purchase or acquire Company Common Stock (i) were issued by the Company (or any current or former Company Affiliate) with an exercise price that was less than the fair value of the underlying Company Common Stock (or Subsidiary shares) for which the Company Stock Options or Company Warrants were exercisable at the time such Company Stock Options or warrants were issued, (ii) are, or have ever been, properly treated as stock for U.S. federal income tax purposes, or (iii) were issued with terms such that a holder of such Company Warrants could be reasonably expected to be economically compelled to exercise such Company Warrants.

Notwithstanding anything to the contrary in this Agreement, this Section 3.17 and Section 3.9 (to the extent it relates to Tax matters) contain the only representations and warranties by the Company with respect to Tax matters in this Agreement.

Section 3.18. Related Party Transactions. As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any Company Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any Company Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or an affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing), on the other hand, of the type required to be reported in any Company SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so disclosed and for which any related Contract has not been filed with the SEC.

Section 3.19. Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (a) all current insurance policies of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any of the Company Subsidiaries has received notice of cancellation or termination with respect to any third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.20. Brokers’ Fees and Expenses. Except as set forth on Section 3.20 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.21. Opinion of Financial Advisor. The Company has received the opinion of Evercore Group L.L.C., the financial advisor of the Company, in writing or orally (in which case such opinion will be subsequently confirmed in writing) to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications, limitations and other matters set forth in the written opinion, the Per Share Merger Consideration to be paid to the holders of Company Common Stock is fair, from a financial point of view, to the holders of Company Common Stock (other than the Company, any Company Subsidiary, or Parent or Merger Sub).

Section 3.22. Stock Ownership; Antitakeover Statutes. As of the date of this Agreement, neither the Company nor any Company Subsidiary beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Capital Stock of Parent or other securities convertible into, exchangeable for or exercisable for Capital Stock of Parent, and neither the Company nor any Company Subsidiary has any rights to acquire any Capital Stock of Parent (other than any such securities owned by the Company or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account). Assuming the accuracy of Parent’s representations and warranties set forth in Section 4.10, the Company Board has taken all action, including, without limitation, approving this Agreement, the voting agreements referenced in the recitals to this Agreement, the Merger and the other transactions contemplated by this Agreement, necessary to render inapplicable to this Agreement, the voting agreements referenced in the recitals to this Agreement, the Merger and the other transactions contemplated hereby any Takeover Statute or any takeover or anti-takeover provision in the Company Certificate of Incorporation. Except for Section 203 of the DGCL, no other Takeover Statute applies or purports to apply to this Agreement, the voting agreements referenced in the recitals to this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 3.23. No Other Representations or Warranties. Except for the representations and warranties made by Parent in Article IV, the Company acknowledges that none of Parent, the Parent Subsidiaries or any other Person on behalf of Parent makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. In particular, without limiting the foregoing acknowledgement and disclaimer, neither Parent, Merger Sub, nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Parent, Merger Sub, any Parent Subsidiary or their respective businesses; or (b) except for the representations and warranties made by Parent in Article IV, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent and Merger Sub, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represents and warrants to the Company that the statements contained in this Article IV are true and correct except to the extent disclosed in (i) any Parent SEC Documents filed or furnished with the SEC during the three (3) year period prior to the date that was three (3) days prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding, in each case, any disclosure contained under the caption “risk factors” and any predictive, cautionary or forward looking disclosures including those contained under the captions “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature); or (ii) the disclosure schedules delivered by Parent and Merger Sub to the Company at or before the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Schedule”) with such disclosure qualifying the representation or warranty only to the extent it makes reference to a specific section or sub-section of this Article IV, or that it is reasonably apparent on the face of the disclosure that such disclosure qualifies or applies to another section or sub-section of the Parent Disclosure Schedule.

Section 4.1. Organization, Standing and Power. Parent is duly organized, validly existing and in good standing under the laws of Israel. Parent has delivered or made available to the Company, prior to execution of this Agreement, a true and complete copy of the articles of association of Parent (the “Current Parent Articles”) in effect as of the date of this Agreement. Such Current Parent Articles and memorandum of association of Parent are in full force and effect and Parent is not, and has not been, in violation of any of the provisions of its Current Parent Articles. Parent is not a “breaching company” as such term is defined under the Israeli Companies Law.

Section 4.2. Merger Sub. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and has no assets or liabilities except as necessary for such purpose.

Section 4.3. Authority; Execution and Delivery; Enforceability. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement. The Parent Board (or, if appropriate, any committee thereof), at a meeting duly called and held in compliance with the requirements of Israeli Companies Law and the Current Parent Articles, has adopted resolutions, by unanimous vote of all directors, (a) approving the execution, delivery and performance of this Agreement and the consummation of the Merger upon the terms and subject to the conditions contained herein; (b) determining that entering into this Agreement is in the best interests of Parent and its shareholders; and (c) declaring this Agreement and the transactions contemplated by this Agreement advisable. As of the date of this Agreement, such resolutions have not been amended or withdrawn. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL and the Withholding Tax Ruling). Parent and Merger Sub have each duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of them in accordance with its terms.

Section 4.4. No Conflicts; Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give any Person the ability to materially delay or impede the ability of Parent or Merger Sub to consummate the Merger, under, any provision of (i) the Current Parent Articles or the comparable charter or organizational documents of Merger Sub or any other Parent Subsidiary; (ii) any Contract to which Parent, Merger Sub or any other Parent Subsidiary is a party or by which any of their respective properties or assets is bound that would reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole; or (iii) subject to the filings and other matters referred to in Section 4.4(b), any Judgment or Law, in each case, applicable to Parent, Merger Sub or any other Parent Subsidiary or their respective properties or assets, except for such Judgments or Laws that would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to Parent, Merger Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act, and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (ii) compliance with and filings under the DPA and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws, including submission of the notice required under 22 C.F.R. section 122.4(b) of the International Traffic in Arms Regulations; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business; (iv) such filings with Nasdaq and the NYSE as are required in connection with the Merger and the other transactions contemplated hereby; (v) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger; and (vi) such other notices or filings required under the Israeli Companies Law with respect to the consummation of the Merger.

Section 4.5. Information Supplied. None of the information supplied or to be supplied by Parent and Merger Sub or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time of the filing and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 4.6. Absence of Certain Changes or Events. Since June 30, 2024 through the date of this Agreement, neither Parent nor any of the Parent Subsidiaries has taken any action, except as set forth in Section 4.6 of the Parent Disclosure Schedule, that, if taken after the date hereof, would constitute a breach of, or require the consent of the Company under, Section 5.2(a).

Section 4.7. Litigation. Except as set forth in Section 4.7 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary (i) that is made or instituted by any Parent stockholder or (ii) that seeks to, directly or indirectly, prevent, enjoin, alter, or materially delay the Merger or any of the other transactions contemplated hereby.

Section 4.8. Brokers’ Fees and Expenses. Except as set forth on Section 4.8 of the Parent Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.9. Merger Sub Board Recommendations. The Merger Sub Board has duly adopted resolutions (a) determining that this Agreement and transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Nano USA as the sole stockholder of Merger Sub; (b) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement; (c) directing that this Agreement be submitted to Nano USA as the sole stockholder of Merger Sub for its adoption; and (d) recommending that Nano USA as the sole stockholder of Merger Sub adopt this Agreement. Nano USA, as the sole stockholder of Merger Sub, has adopted resolutions adopting this Agreement. As of the date of this Agreement, such resolutions of the Merger Sub Board and the sole stockholder of Merger Sub have not been amended or withdrawn.

Section 4.10. Stock Ownership. As of the date of this Agreement, neither Parent nor Merger Sub beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Capital Stock of the Company or other securities convertible into, exchangeable for or exercisable for Capital Stock of the Company and neither Parent nor any Parent Subsidiary has any rights to acquire any Capital Stock of the Company (other than any such securities owned by the Company or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account). None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (as such term is defined in Section 203) is, and was not at any time within the three (3) year period preceding the date hereof, an “interested stockholder” of the Company as such term is defined in Section 203. Assuming the accuracy of the Company’s representations and warranties set forth Section 3.22, if applicable, the Parent Board has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby any Takeover Statute or any takeover or anti-takeover provision in the Current Parent Articles.

Section 4.11. Sufficient Funds. Parent has the financial capacity to perform its obligations under this Agreement and to cause Merger Sub to perform its obligations under this Agreement. Parent has or will have, at or prior to the Effective Time, sufficient funds to pay all amounts to be paid by Parent and Merger Sub in connection with this Agreement, the Merger and the transactions contemplated herein. In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

Section 4.12. No Other Representations or Warranties. Except for the representations and warranties made by the Company in Article III, Parent acknowledges that none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. In particular, without limiting the foregoing acknowledgement and disclaimer, neither the Company, nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any Company Subsidiary or their respective businesses; or (b) except for the representations and warranties made by the Company in Article III, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Article V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1. Conduct of Business by the Company.

(a) Ordinary Course Conduct. Except (A) as set forth on Section 5.1(a) of the Company Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement; (B) as required by applicable Law; or (C) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the first to occur of the Effective Time and the date of the valid termination of this Agreement (the “Pre-Closing Period”), the Company shall, and shall cause each Company

Subsidiary to, use commercially reasonable efforts to (x) conduct its business in the ordinary course consistent with past practice in all material respects, and (y) preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and key employees and maintain its relationships with key customers, suppliers, licensors, licensees, distributors and others having material business dealings with them.

(b) Specific Matters. In addition, and without limiting the generality of Section 5.1(a), except (A) as set forth on Section 5.1(b) of the Company Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement, including but not limited to actions included in the Company Stockholder Approval; (B) as required by applicable Law; or (C) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall not, and shall not permit any of the Company Subsidiaries to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property or any combination thereof) in respect of, any of its shares, other equity interests or voting securities (or any other Capital Stock), other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Company Subsidiary; (B) split, combine, subdivide or reclassify any of its shares of Capital Stock, or securities convertible into or exchangeable or exercisable for its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its Capital Stock, or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its or its Affiliates’ Capital Stock or any securities convertible into or exchangeable or exercisable for shares of Capital Stock of the Company or any Company Subsidiary, except for acquisitions, or deemed acquisitions, of Company Common Stock effected in connection with (1) the net-exercise payment of the exercise price of the Company Stock Options or the Company Warrants, (2) required tax withholding in connection with the exercise, vesting or settlement of the Company Equity Awards, (3) forfeitures of the Company Equity Awards, and (4) repurchases of Company Common Stock held by its employees that are subject to a repurchase right in favor of the Company upon termination of employment;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) any shares of Capital Stock of the Company or any Company Subsidiary, including without limitation granting any new awards, or amending or modifying the terms of any outstanding awards, under the Company Incentive Award Plan and/or take any action to accelerate the vesting or lapsing of restrictions or payment of compensation or benefits under the Company Incentive Award Plan (other than the issuance of shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards, as applicable, outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect);

(iii) amend, modified or supplement the Company Certificate of Incorporation, the Company’s bylaws (whether by merger, consolidation or otherwise), or any of the organizational documents of any Company Subsidiary (whether by merger, consolidation or otherwise);

(iv) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring (other than transactions solely among the Company Subsidiaries);

(v) make any material change in financial accounting methods, principles or practices, by the Company or any Company Subsidiary, except insofar as may have been required by a change in GAAP (after the date of this Agreement), as approved by its independent public accountants;

(vi) change or modify in any manner the existing credit, collection and payment policies, procedures and practices in respect to accounts receivable and accounts payable, including (A) acceleration of collections of receivables (including through the use of discounts for early payments, requests for early payments or otherwise) and (B) failure to pay payables when due or delay in payment of payables compared to past practices (including continuation of past practices with respect to the early payment of payables to obtain the benefit of any payment discounts);.

(vii) merge or consolidate with, or directly or indirectly acquire in any transaction, any equity interest in or business of, any Person;

(viii) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein;

(ix) form or create a Subsidiary;

(x) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith;

(xi) incur or refinance any Indebtedness, except for any Indebtedness solely between the Company and any Company Subsidiary or between Company Subsidiaries;

(xii) make any material loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances, capital contributions or investments (A) by the Company to or in, as applicable, one or more of Company Subsidiaries, (B) by any Company Subsidiary to or in, as applicable, the Company or any Company Subsidiary, or (C) advancement of expenses under the Company Certificate of Incorporation or the Company’s bylaws;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (A) equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet included in the Company SEC Documents; or (B) that do not exceed $250,000 in the aggregate;

(xiv) voluntarily terminate, suspend, abrogate, amend, let lapse or modify any material Company Permit in a manner materially adverse to the Company and the Company Subsidiaries, taken as a whole;

(xv) (A) assign, abandon, subject to a Lien (other than a Permitted Lien), convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to the Company or any Company Subsidiary, other than the grant of non-exclusive licenses to customers in the ordinary course of business consistent with past practice; or (B) enter into licenses or agreements that impose material restrictions upon the Company or any of its Affiliates with respect to material Company Licensed IP;

(xvi) (A) amend, modify, waive, terminate or fail to renew any Company Material Contract, in each case, if such amendment, modification, waiver, termination or failure to renew would have an adverse effect on the Company or the Company Subsidiaries, or (B) enter into any Contract that would be a Company Material Contract if it had been entered into prior to the date hereof (other than (x) any Contract for the purchase or sale of products or services of the Company or any Company Subsidiary entered into in the ordinary course of business consistent with past practice and (y) purchase orders, invoices, statements of work and non-disclosure or similar agreements entered into in the ordinary course of business consistent with past practice);

(xvii) enter into any new line of business outside of its existing business or discontinue any existing line of business;

(xviii) (A) make (inconsistent with past practices), change or revoke any material Tax election, (B) change any annual Tax accounting period, (C) change any method of Tax accounting, (D) enter into any closing agreement with respect to Taxes, (E) settle or surrender or otherwise concede, terminate or resolve any Tax claim, audit, investigation or assessment, or (F) apply for a ruling from any Taxing Authority;

(xix) except as required by any Company Benefit Plan, Law, or Collective Bargaining Agreement, in each case, as in effect on the date hereof, (A) grant any cash or equity-based incentive awards, severance or termination pay, retention bonuses or transaction or change-in-control bonuses to any current or former employee, officer, or director of the Company or any Company Subsidiary; (B) grant any increase in base salary or wage rate exceeding, in the aggregate, $500,000 on an annualized basis; (C) hire, terminate (other than for cause), or promote any employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with total annual base compensation that does not exceed $150,000 per employee or officer; (D) establish, adopt, enter into, amend, modify or terminate in any material respect any Collective Bargaining Agreement or material Company Benefit Plan (other than annual modifications to any Company Benefit Plan that is a health or welfare benefit plan in the ordinary course of business and consistent with past practice); (E) take any action or agree or commit to (whether conditionally or otherwise) accelerate any rights, benefits or the lapsing of any restrictions, or the funding of any payments or benefits, payable to any current or former employee, officer, or director of the Company or any Company Subsidiary; or (F) amend the terms of any outstanding Company Equity Awards; or

(xx) agree to take or make any commitment to take any of the actions prohibited by this Section 5.1(b).

(c) Certain Prohibited Transactions. Anything to the contrary set forth in this Agreement notwithstanding, the Company shall not, and shall cause its Affiliates not to, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction with (or agree to acquire, purchase, lease or license or otherwise enter into a transaction with) any business, corporation, partnership, association or other business organization or division or part thereof that has one or more products, whether marketed or in development, that compete, or if commercialized would compete, with one or more material products or material services of Parent or any of its Subsidiaries, if doing so would reasonably be expected to (i) impose any material delay in the satisfaction of, or increase materially the risk of not satisfying, the conditions set forth in Section 6.7 (to the extent related to any antitrust Law or CFIUS), (ii) materially increase the risk of any Governmental Entity entering an order prohibiting or enjoining the consummation of the Merger, or (iii) otherwise prevent or materially delay the consummation of the Merger.

(d) Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time in violation of antitrust Law.

Section 5.2. Conduct of Business by Parent.

(a) Ordinary Course Conduct; Specific Matters. Except (A) as set forth on Section 5.2(a) of the Parent Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement; (B) as required by applicable Law; or (C) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, (i) Parent Board shall not recommend, in connection with the solicitation of proxies for the approval of an amendment of the Current Parent Articles or amend in any material respect the charter or organizational documents of any Parent Subsidiary in a manner that would prevent or delay the Merger or the consummation of the transactions contemplated by this Agreement unless required by applicable Law or any order, ruling or decree issued by a Governmental Entity, and (ii) Parent shall not (A) adopt a plan of complete or partial liquidation or dissolution; or (B) agree to take or make any commitment to take any of the actions prohibited by this Section 5.2(a).

(b) Control of Operations. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent and the Parent Subsidiaries prior to the Effective Time in violation of antitrust Law.

(c) Interim Operations of Merger Sub. During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Section 5.3. Employment Matters.

(a) From the Effective Time through the ten (10) month anniversary of the Effective Time (or if shorter, during the period of employment), Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to, provide to each employee of the Company and the Company Subsidiaries as of immediately prior to the Effective Time who continues to be employed by Parent and the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time (each, a “Continuing Company Employee”) (i) at least the same annual base salary or wage rate, as applicable, as provided to such Continuing Company Employee immediately prior to the Effective Time (provided, however, that, in the event there is a reduction in base salaries or wage rates that affect substantially all employees of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time, the annual base salary or wage rate of similarly situated Continuing Company Employees may be commensurately reduced) and (ii) employee benefits (excluding equity and equity based compensation, change in control plans, defined benefit plans and retiree welfare plans) that are substantially similar, in the aggregate, to those provided to the Continuing Company Employees immediately prior to the Effective Time. In addition, Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to, provide to each Continuing Company Employee, with respect to the 2024 calendar year, payment of annual cash bonuses pursuant to the Company Benefit Plans set forth on Section 5.3(a) of the Company Disclosure Schedule in the ordinary course of business consistent with past practice and solely in accordance with the terms of such applicable Company Benefit Plan (to the extent not paid prior to the Effective Time). In order to further an orderly transition and integration, and subject to applicable Law, Parent and the Company shall cooperate in good faith in reviewing, evaluating and analyzing the benefit plans sponsored by Parent or any of its Affiliates (the “Parent Benefit Plans”) and Company Benefit Plans with a view towards developing appropriate new benefit plans, or selecting the Parent Benefit Plans or Company Benefit Plans, as applicable, that will apply with respect to employees of Parent and the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time (collectively, the “New Benefit Plans”). Parent agrees to cause the Surviving Corporation to honor the MarkForged, Inc. Executive Severance and Change in Control Plan.

(b) For purposes of eligibility, participation, vesting and level of benefits (except (i) for purposes of benefit accrual under any defined benefit pension plan or retiree medical plan, (ii) vesting under any equity or equity-based compensation plans (other than Replacement RSU Awards), (iii) to the extent that such credit would result in a duplication of benefits, or (iv) under any plan that is grandfathered or frozen) under the Parent Benefit Plans, Company Benefit Plans and the New Benefit Plans, service with or credited by the Company and the Company Subsidiaries or any of their respective predecessors to an employee of the Company and the Company Subsidiaries as of immediately prior to the Effective Time who is or continues to be employed by Parent and the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time (each, a “Continuing Parent Employee”) shall be treated as service with Parent and the Parent Subsidiaries to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Effective Time.

(c) With respect to any Company Benefit Plan, Parent Benefit Plan or New Benefit Plan in which any Continuing Parent Employee or Continuing Company Employee first becomes eligible to participate on or after the Effective Time, and in which such employees did not participate prior to the Effective Time, Parent shall use commercially reasonable efforts to: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Parent Benefit Plan or Company Benefit Plan, as the case may be, and (ii) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time (or, if later, prior to the time such employee commenced participation in the New Benefit Plan) under a Parent Benefit Plan or Company Benefit Plan (to the same extent that such credit was given under the analogous Parent Benefit Plan or Company Benefit Plan) in satisfying any applicable deductible or out-of-pocket requirements under any Company Benefit Plan, Parent Benefit Plan or New Benefit Plan in which such employee first become eligible to participate after the Effective Time.

(d) Nothing in this Section 5.3 shall (i) be construed as an amendment or other modification of, or the termination of, any Company Benefit Plan, Parent Benefit Plan or other employee benefit plan or arrangement, (ii) limit the right of Parent, the Company or any of their respective Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan, Parent Benefit Plan or other employee benefit plan or arrangement, (iii) be construed to create any third party beneficiary rights in any Continuing Parent Employee, the Continuing Company Employee, or any other current or former employee or service provider or any of their respective beneficiaries, or (iv) be construed to limit the right of Parent or the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to terminate the employment of any Continuing Parent Employee, the Continuing Company Employee, or any other employee or service provider, in each case, in accordance with applicable Law.

Section 5.4. Tax Matters.

(a) As soon as practicable following the date of this Agreement, Parent shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling (i) (A) exempting Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents on how such withholding at the source is to be implemented, and in particular, with respect to the classes or categories of Company Common Stock and/or In-the-Money Company Options from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non-Israeli residents and (ii) with respect to holders of Company Certificates, to the extent applicable, (A) exempting Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable to the Exchange Agent or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Company shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied; or instructing Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents on how such withholding at the source is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents (the “Withholding Tax Ruling”). Parent shall use reasonable commercial efforts to obtain the Withholding Tax Ruling by the Closing.

(b) Without limiting the generality of the foregoing, each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all material activities and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Withholding Tax Ruling.

(c) On or prior to (but not more than thirty (30) days prior to) the Closing, the Company shall deliver to Parent an affidavit certifying that interests in the Company are not “United States real property interests” (within the meaning of Section 897 of the Code), dated as of the Closing Date, signed under penalties of perjury, and otherwise in form and substance as required by Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), together with the notice to the IRS required by Treasury Regulations Section 1.897-2(h)(2).

Article VI

ADDITIONAL AGREEMENTS

Section 6.1. No Solicitation.

(a) No Solicitation by the Company. Except as otherwise permitted by this Agreement, the Company shall not and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate, induce, facilitate, or knowingly encourage any Acquisition Proposal with respect to the Company or any inquiry, expression of interest, proposal or offer that could reasonably be expected to lead to such an Acquisition Proposal; (ii) take any action to make the provisions of any Takeover Statute (including approving any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any transaction contemplated by an Acquisition Proposal with respect to the Company; (iii) enter into, participate in, maintain or continue any communications, discussions or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to the Company, (iv) enter into any letter of intent or any other contract, agreement, memorandum of understanding, commitment or other arrangement contemplating or otherwise relating to any Acquisition Proposal with respect to the Company (whether binding or nonbinding); (v) terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement; or (vi) resolve, propose or agree to do any of the foregoing. Promptly upon the execution of this Agreement, the Company shall and shall cause the Company Subsidiaries to, and shall cause its and their respective directors and officers to, and shall use reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to or result in an Acquisition Proposal with respect to the Company, use reasonable best efforts to request the prompt return or destruction of all confidential information furnished with respect to discussions prior to the date hereof in respect of an Acquisition Proposal with respect to the Company to the extent that the Company is entitled to have such documents returned or destroyed, promptly terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, this Section 6.1(a) shall not prohibit the Company from furnishing information regarding the Company to, or entering into discussions and negotiations with, any Person if (A) the Company shall have received from such Person a bona fide written Acquisition Proposal that, after consultation with its financial advisor and outside legal counsel, the Company Board determines in good faith is, or could reasonably be expected to lead to, a Superior Proposal (and such proposal has not been withdrawn); (B) such Acquisition Proposal was not solicited, initiated, induced, facilitated or knowingly encouraged in violation of this Section 6.1(a); (C) the Company Board determines in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the duties of the Company Board under applicable Law; (D) prior to furnishing any such information or entering into such negotiations or discussions the Company obtains from such Person an executed confidentiality agreement containing provisions that is in the aggregate not less favorable (including nondisclosure provisions and use restrictions) to the Company as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (E) concurrently with furnishing any information to such Person, to the extent such information has not been previously furnished by the Company to Parent or made available to Parent, the Company concurrently furnishes such information to or makes such information available in an electronic data room to Parent.

(b) Notice of Acquisition Proposals to the Company. In addition to the obligations of the Company set forth in Section 6.1(a), the Company shall immediately, and in any event within twenty-four (24) hours of the receipt thereof, advise Parent orally and in writing of (i) any Acquisition Proposal with respect to the Company; (ii) any inquiry, expression of interest, proposal, communication, request for access to non-public information relating to the Company or the Company Subsidiaries, or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; or (iii) any other communication or notice that any Person is considering making an Acquisition Proposal with respect to the Company. Such notification shall include the material terms and conditions of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request (including any changes to such material terms and conditions) a copy of (or, if oral, a summary of material terms and conditions of such Acquisition Proposal or proposal), and the identity of the Person making, any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall (A) keep Parent reasonably informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms and conditions thereof (including any change in price or exchange ratio)) of any Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (B) provide to Parent, as soon as practicable (but in no event more than twenty four (24) hours) after the receipt thereof, copies of all material documentation or material written correspondence exchanged between the Company or any Company Subsidiary or any of their Representatives, on the one hand, and any Person or any of their Representatives that has made an Acquisition Proposal with respect to the Company, inquiry, expression of interest, proposal, offer, notice or request, on the other hand, which describes any of the terms or conditions of such Acquisition Proposal. The Company agrees that it shall not, after the date hereof, enter into any agreement which prohibits it from complying with its obligations under this Section 6.1(b).

Section 6.2. Preparation of the Proxy Statement and Delisting.

(a) Parent and the Company will promptly furnish to the other party such data and information relating to it, its respective Subsidiaries and the holders of its Capital Stock, as Parent or the Company, as applicable, may reasonably request for the purpose of including such data and information in the Proxy Statement, and, in each case, any amendments or supplements thereto.

(b) The Company shall promptly prepare and file with the SEC a proxy statement with respect to the solicitation of proxies at the Company Stockholders’ Meeting for the adoption and approval of the Transaction Proposals and other matters reasonably related to the Transaction Proposals at the Company Stockholders’ Meeting (the “Proxy Statement”), all in accordance with, and as required by, the Company’s Certificate of Incorporation and the Company’s bylaws, as applicable, the DGCL and any applicable rules and regulations of the SEC or NYSE. The Company shall comply in all material respects with the notice requirements applicable to the Company in respect of the Company Stockholders’ Meeting pursuant to the DGCL, the Company Certificate of Incorporation and the Company’s bylaws, as applicable. Parent and the Company shall each use reasonable best efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. The Company shall use its reasonable best efforts to mail the Proxy Statement to the Company’s stockholders as promptly as possible following the completion of the SEC review. The Company will advise Parent promptly after it receives any request by the SEC to amend the Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information, and Parent and the Company shall jointly prepare promptly and Company shall file any response to such comments or requests, and the Company agrees to permit Parent (to the extent practicable), and its outside counsels, to participate in all meetings and conferences with the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company will (A) provide Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); and (B) include all comments reasonably and promptly proposed by Parent. The foregoing obligations of the Company in clauses (A) and (B) shall not apply in connection with and to the extent relating to any disclosure regarding a Company Change in Recommendation made in compliance with the terms of Section 6.4(a).

(c) Parent and the Company shall make all necessary filings with respect to the Merger and the other transactions contemplated by this Agreement under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder.

(d) If at any time prior to the Effective Time, any event occurs with respect to Parent or the Company, or any change occurs with respect to information supplied by Parent or the Company for inclusion in the Proxy Statement, or any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company, which is required to be described or that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party with respect to which such event occurs or which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, to the extent required by applicable Law, disseminated to the Company’s stockholders.

(e) The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting of Company Common Stock from the NYSE and the deregistration of the same under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.3. Company Stockholders’ Meeting. The Company shall use its reasonable best efforts, and shall take all action necessary in accordance with applicable Law and the Company’s Certificate of Incorporation and Bylaws, as applicable, to duly call, give notice of, convene a meeting of its stockholders for the purpose of seeking the Company Stockholder Approval of the Transaction Proposals as herein provided (the “Company Stockholders’ Meeting”) as soon as practicable after the date the SEC has informed the Company that it has no further comments to the Proxy Statement. Subject to Section 6.4(b), the Company shall, through the Company Board, recommend to the Company’s stockholders that they give the Company Stockholder Approval and shall include such recommendation in the Proxy Statement (the recommendation of the Company Board that the Company’s stockholders vote to give the Company Stockholder Approval being referred to as the “Company Board Recommendation”), and the Company shall, subject to Section 6.4(b), use its reasonable best efforts to solicit sufficient proxies from the Company’s stockholders in favor of the adoption of this Agreement and to take all other actions necessary or advisable to secure the Company Stockholder Approval (including engaging a nationally recognized proxy solicitation firm). Notwithstanding anything to the contrary contained in this Agreement, the Company may, after consultation with Parent, adjourn or postpone the Company Stockholders’ Meeting only: (a) to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is timely provided to the Company’s stockholders; (b) if as of the time for which the Company Stockholders’ Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Stockholders’ Meeting; or (c) if additional time is required to solicit proxies in order to obtain the Company Stockholder Approval; provided, however, that (i) no single adjournment shall be for more than thirty (30) days unless otherwise required by applicable Law, and (ii) all such adjournments together shall not cause the date of the Company Stockholders’ Meeting to be held less than five (5) Business Days prior to the End Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholders’ Meeting if (1) the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law, or (2) the Company Board or any authorized committee thereof shall have reasonably determined in good faith (after consultation with outside legal counsel) that it is necessary under applicable Law to postpone or adjourn the Company Stockholders’ Meeting in order to give the Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (in each case so long as any such information or disclosure was made in compliance in all material respects with this Agreement); provided that the Company shall be permitted to postpone or adjourn the Company Stockholders’ Meeting pursuant to this clause (2) on no more than two (2) occasions and no such adjournment or postponement shall delay the Company Stockholders’ Meeting by more than ten (10) days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the End Date. Except as required by applicable Law, in no event shall the record date of the Company Stockholders’ Meeting be changed without Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, but subject to Section 6.1 and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 8.1, the Company agrees that its obligations pursuant to this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal. Notwithstanding any Company Change in Recommendation, unless this Agreement has been validly terminated pursuant to Section 8.1, (A) the Company shall submit this Agreement to the holders Company Common Stock for approval at the Company Stockholders’ Meeting and (B) the only matters to be voted upon at the Company Stockholders’ Meeting shall be the adoption of this Agreement and routine proposals required in connection with such vote (and not any other matters, including any Acquisition Proposal).

Section 6.4. Change in Recommendation.

(a) Company Change in Recommendation. Subject to the other provisions of this Section 6.4, neither the Company Board nor any committee thereof shall, directly or indirectly: (i) withhold or withdraw or qualify, modify or amend in a manner adverse to Parent (or publicly propose to do so) the Company Board Recommendation; (ii) fail to reaffirm or re-publish the Company Board Recommendation within ten (10) Business Days after Parent requests in writing that such action be taken (or, if earlier, at least five (5) Business Days prior to the Company Stockholders’ Meeting); (iii) fail to publicly announce, within ten (10) Business Days after a tender offer or exchange offer relating to Company Common Stock shall have been formally commenced or after any change in the consideration being offered thereunder, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer; (iv) publicly announce that the Company Board has recommended, adopted or approved any Acquisition Proposal with respect to the Company (each of the foregoing actions described in clauses (i) through (iv), a “Company Change in Recommendation”) or (v) take any action or make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203 of the DGCL, inapplicable to any third party or any Acquisition Proposal.

(b) Company Superior Proposal; Intervening Event. Notwithstanding anything to the contrary contained in this Section 6.4 or elsewhere in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may effect, or cause the Company to effect, as the case may be, a Company Change in Recommendation in connection with an Acquisition Proposal or terminate this Agreement to enter into a Specified Agreement, in each case if, and only if:

(i) (A) the Company has not breached its obligations under Section 6.1 in connection with the Acquisition Proposal referred to in the following clause (B); (B) after the date of this Agreement, an Acquisition Proposal is made to the Company and is not withdrawn; (C) the Company Board determines in its good faith judgment, after consulting with its outside financial advisor and outside legal counsel, that the failure to make the Company Change in Recommendation or terminate this Agreement to enter into a Specified Agreement would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board under applicable Law; (D) prior to giving effect to clauses (E) through (H), the Company Board shall have determined that such Acquisition Proposal is a Superior Proposal, (E) the Company shall have provided Parent with five (5) Business Days’ prior written notice advising Parent that it intends to effect a Company Change in Recommendation or terminate this Agreement to enter into a Specified Agreement, and specifying, in reasonable detail, the reasons therefor, and which written notice shall include the material terms and conditions of such Acquisition Proposal and a copy of the most current draft of any contract relating to such Acquisition Proposal; (F) during such five (5) Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in such a manner that the Acquisition Proposal that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal; (G) at the end of such five (5) Business Day period, such Acquisition Proposal has not been withdrawn and in the good faith reasonable judgment of the Company Board continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (F) or otherwise); and (H) at the end of such five (5) Business Day period, the Company Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Proposal, a failure to make a Company Change in Recommendation or terminate this Agreement to enter into a Specified Agreement would reasonably be expected to constitute a breach of the duties of the Company Board under applicable Law; provided, however, that in the event of any material revisions to the applicable Acquisition Proposal (including any change in price or exchange ratio), the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 6.4(b)(i) with respect to such new written notice (except that any reference to five (5) Business Days shall instead be three (3) Business Days); or

(ii) In connection with an Intervening Event relating to the Company, the Company Board may make a Company Change in Recommendation if the Company Board determines at any time prior to the Company Stockholder Approval, after having consulted with its outside legal counsel, that, in light of such Intervening Event, a failure to make a Company Change in Recommendation would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board under applicable Law; provided that: (A) the Company shall have provided Parent with five (5) Business Days’ prior written notice advising Parent that it intends to effect a Company Change in Recommendation and specifying, in reasonable detail, the reasons therefor; (B) during such five (5) Business Day period, if requested by Parent, the Company shall negotiate in good faith with respect to any change or modifications to this Agreement which would allow the Company Board not to make such Company Change in Recommendation; and (C) at the end of such five (5) Business Day period, the Company Board determines in good faith, after having consulted with its outside legal counsel, that, taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (B) or otherwise, a failure to make a Company Change in Recommendation would reasonably be expected to constitute a breach of the fiduciary duties of the of the Company Board under applicable Law.

(c) Nothing in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; or (iii) making any disclosure to the Company’s stockholders required by applicable Law or stock exchange rule or listing agreement, which actions, in the case of clauses (i)-(iii), shall not constitute or be deemed to constitute a Company Change in Recommendation so long as any such disclosure (x) includes an express reaffirmation of the Company Board Recommendation, without any amendment, withdrawal, alteration, modification or qualification thereof; and (y) does not include any statement that constitutes, and does not otherwise constitute, a Company Change in Recommendation unless, prior to the time of such disclosure, a Company Change in Recommendation has been made in compliance with this Section 6.4. For the avoidance of doubt, this Section 6.4 shall not permit the Company Board to make a Company Change in Recommendation, except to the extent permitted by this Section 6.4.

Section 6.5. Access to Information; Confidentiality. Subject to applicable Law, during the Pre-Closing Period and upon reasonable prior notice, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access to all their respective properties, books, contracts, commitments, personnel and records and, during the Pre-Closing Period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws other than those publicly available in the SEC’s EDGAR (or successor) system; and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that (i) the Company may withhold any document or information that (A) is subject to the terms of a confidentiality agreement with a third party in effect as of the date of this Agreement (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure); or (B) is subject to any attorney-client, attorney work product or other similar privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of such attorney-client, attorney work product or other similar privilege); and (ii) if, in the reasonable judgment of the Company, any Law (including antitrust Laws) applicable to the Company requires the Company or its Affiliates to restrict or prohibit access to any such properties or information, the Company or its Affiliates may so restrict or prohibit such access, including by designating such information as “Clean Team Only” or “Outside Counsel Only” pursuant to a customary Clean Team Confidentiality Agreement agreed between the parties. If any material is withheld by the Company pursuant to the proviso to the preceding sentence, the Company shall inform Parent as to the general nature of what is being withheld and the Company shall use reasonable best efforts to enter into an alternative arrangement, including a “clean-team” agreement, pursuant to which such information may be shared without violating such applicable Law. All information exchanged pursuant to this Section 6.5 shall be subject to the Mutual Confidential Disclosure Agreement between Parent and the Company and dated as of August 17, 2023, as amended (the “Confidentiality Agreement”).

Section 6.6. Notification of Changes. Each of the Company, on the one hand, Parent and Merger Sub, on the other hand, shall give prompt written and oral notice to the other of (a) any Proceedings commenced or, to such party’s Knowledge, threatened by or against, relating to or involving or otherwise affecting the Company, Parent or any of their respective Subsidiaries, as the case may be, that relate to this Agreement or the consummation of the Transactions; (b) any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to cause the failure of any of the conditions set forth in Article VII; or (c) the occurrence or existence of any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or the occurrence or existence of any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; provided, however, that the delivery of notice pursuant to this Section 6.6 shall not (i) limit or otherwise affect the remedies available hereunder to any party or (ii) cure any breach of, non-compliance with, any of the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.7. Required Actions.

(a) Regulatory Approvals. The parties shall cooperate with each other and, subject to Section 6.1 and Section 6.4, use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable, subject to the limitations in this Section 6.7, to obtain the Required Regulatory Approvals necessary to consummate and make effective, as soon as reasonably possible, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) prepare and file a CFIUS Declaration, and further prepare and submit a CFIUS Notice in the event that CFIUS requests, pursuant to 31 C.F.R. § 800.407(a)(1), that the parties submit the CFIUS Notice; (ii) prepare and file other necessary and advisable registrations, declarations, notices, petitions, applications and filings relating to the Merger with Governmental Entities under antitrust, competition, foreign direct investment, trade regulation or similar Law within twenty (20) Business Days following the date of this Agreement; (iii) obtain all Consents or nonactions under the antitrust, competition, foreign direct investment, trade regulation or similar Laws listed in Section 6.7(a) of the Parent Disclosure Schedule (collectively, the “Required Regulatory Approvals”); (iv) seek to avoid or prevent the initiation of any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by or before any Governmental Entity challenging the Merger or the consummation of the other transactions contemplated by this Agreement; and (v) furnish to the other all assistance, cooperation and information required for any such registration, declaration, notice or filing in order to achieve the effects set forth in the foregoing sub-clauses (i) through (iv).

Without limiting the foregoing, Parent and the Company shall use their respective commercially reasonable efforts to obtain CFIUS Approval including without limitation: (i) providing any additional information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS assessment, review, or investigation of the transactions contemplated by this Agreement, within the time periods specified in the applicable regulations, or otherwise specified by the CFIUS staff; and (ii) cooperating in all respects and consult with each other in connection with the CFIUS Declaration, CFIUS Notice, or other communications with CFIUS, including by allowing the other party to have a reasonable opportunity to (A) review in advance and comment on drafts of filings and submissions and (B) participate in communications with CFIUS, except that neither party is obligated to reveal confidential business information personally identifiable information, or information protected by attorney-client privilege to the other party. The cost and expense for preparing the CFIUS Declaration and any CFIUS Notice or for any other communications with CFIUS shall be borne by the party directly incurring such cost or expense, except that the filing fees required for any CFIUS Notice shall be paid by Parent.

(b) Actions in Connection with Required Regulatory Approvals. Each of the parties shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Company and the Company Subsidiaries and Parent and the Parent Subsidiaries, as applicable, to the extent required in order to obtain the Required Regulatory Approvals, shall use its reasonable best efforts to (i) propose, negotiate or offer to effect, or consent or commit to, any sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, of any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Divestiture”); and (ii) take or agree to take any other action, agree or consent to, make any concession in respect of, or permit or suffer to exist any condition or requirement setting forth, any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Remedy”); provided, however, that, notwithstanding anything in this Agreement to the contrary, neither party nor its respective Subsidiaries shall be required to take any of the actions referred to above with respect to a Divestiture or Remedy unless the effectiveness thereof is conditioned on the occurrence of the Effective Time and provided, further, that, notwithstanding anything in this Agreement to the contrary, nothing shall require either party to, and neither party shall without the consent of the other party, agree or consent to a Divestiture or Remedy that would result in or would reasonably be expected to result in a material adverse effect on the business of Parent and the Parent Subsidiaries (including the Company and the Company Subsidiaries), collectively, immediately after giving effect to the Merger. Each party shall, and shall cause its respective Affiliates to, take any and all actions necessary to: (A) oppose or defend against any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by any Governmental Entity to prevent or enjoin the consummation of the Merger; and (B) overturn any regulatory order by any such Governmental Entity to prevent consummation of the Merger, including by defending any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding brought by any such Governmental Entity in order to avoid the entry of, or to have vacated, overturned, terminated or appealed any order that would otherwise have the effect of preventing or materially delaying the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement.

(c) Requests from Regulatory Authorities. If either of the parties or any of their respective Subsidiaries receives a request for information or documentary material from any Governmental Entity with respect to the Merger or any of the transactions contemplated by this Agreement, then such party shall respond promptly, as soon as reasonably practicable and after consultation with the other party (to the extent permitted under applicable Law), to such request, in all cases within the amount of time allowed by the Governmental Entity. The parties shall consult with each other in good faith prior to pulling and refiling or agreeing to pull and refile the CFIUS Notice or other filing, or agreeing with any Governmental Entity not to consummate the merger for any period of time, or agreeing to any timing agreement with any Governmental Entity.

(d) Coordination and Information Sharing. Each party shall (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry relating to the Merger or the transactions contemplated by this Agreement; (ii) promptly notify the other party of any material communication it or any of its Affiliates (or their respective Representatives) receives from any Governmental Entity relating to the Merger or the transactions contemplated by this Agreement and keep the other parties informed as to the status of any such request, inquiry, investigation, or communication; (iii) subject to applicable Law, and to the extent practicable, permit the other party to review in advance, and consider in good faith the other party’s comments to, any proposed material communication, filing or submission by such party to any Governmental Entity; (iv) not agree to participate in any meeting or discussion with any Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger or transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend; and (v) furnish the other party with copies of all material correspondence, filings and written communications between them and their Affiliates and their respective Representatives on one hand, and any such Governmental Entity or its staff on the other hand, with respect to this Agreement or the Merger or the transactions contemplated by this Agreement. Materials required to be provided pursuant to this Section 6.7 may be redacted or withheld as necessary to (A) to remove references concerning the valuation of the parties, (B) as necessary to comply with contractual arrangements; and (C) as necessary to preserve attorney-client or other legal privilege. Each party, as each deems advisable and necessary, may designate any competitively sensitive material provided to the other under this Section 6.7 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient unless express written permission is obtained in advance from the party that has so designated such materials.

(e) Frustrating Actions. The Company shall not, and shall cause the Company Subsidiaries not to, and Parent shall not, and shall cause the Parent Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing part or all of the assets of or equity of, in any business or any corporation, partnership, association or other business organization or division thereof, or take any other similar action, if the entry into of an agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other similar action, would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, the Required Regulatory Approvals; (ii) increase, in any material respect, the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or the transactions contemplated by this Agreement; (iii) increase the risk, in any material respect, of not being able to remove any such order on appeal or otherwise; or (iv) prevent or materially delay the consummation of the Merger or the transactions contemplated by this Agreement.

Section 6.8. Takeover Laws. The Company and the Company Board, and Parent and the Parent Board, shall use their respective reasonable best efforts to ensure that (a) no potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” or similar anti-takeover Law, including, without limitation, Section 203 of the DGCL (a “Takeover Statute”), is or becomes applicable to this Agreement or any transaction contemplated by this Agreement; and (b) if any Takeover Statute becomes applicable to this Agreement or any transaction contemplated by this Agreement, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

Section 6.9. Indemnification, Exculpation and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries to the fullest extent provided by their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries as in effect as of the date of this Agreement in connection with liabilities for acts or omissions occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) In the event that subsequent to the Merger, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.9.

(c) For a period of six (6) years from the Effective Time, Parent shall procure that the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Company Certificate of Incorporation with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any indemnified Person.

(d) Prior to or at the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are substantially equivalent to the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, however, that the Company shall not pay or agree to pay, and the Surviving Corporation shall not be required to pay, in the aggregate in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy, and if the cost of such “tail” policy would otherwise exceed such maximum amount, the Company shall purchase as much coverage as reasonably practicable up to such maximum amount.

(e) The provisions of this Section 6.9 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each current or former director or officer of the Company, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 6.10. Transaction Litigation. Each of the Company, on the one hand, and Parent, on the other hand, shall give the other party prompt notice of any stockholder litigation or claims commenced on or after the date of this Agreement against the Company or its directors or officers or Parent or its directors or officers, as applicable, relating to the Merger and the other transactions contemplated by this Agreement (“Transaction Litigation”). In addition, each of the Company, on the one hand, and Parent, on the other hand, agrees to keep the other party reasonably informed on a current basis with respect to any other stockholder litigation or claims against the Company or its directors or officers or Parent or its officers and directors, as applicable, that are reasonably likely to affect the Merger and the other transactions contemplated by this Agreement (including the timing of the Closing). The Company shall (a) give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any Transaction Litigation, (b) give Parent the right to review and comment on all filings or responses to be made by the Company in connection with any Transaction Litigation, and will in good faith take such comments into account, and (c) not agree to settle any Transaction Litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Solely to the extent that any such Transaction Litigation would reasonably be expected to materially delay or prevent the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement, Parent shall use commercially reasonable efforts to give the Company the right to review and comment on all filings or responses to be made by Parent in connection with any such Transaction Litigation, and will in good faith take such comments into account. Notwithstanding the foregoing, with respect to Transaction Litigation commenced by one or more of Parent’s shareholders that seeks to condition, delay or prevent the parties from consummating the transactions contemplated by this Agreement and that names the Company or any of its officers or directors as a party (“Parent Shareholder Litigation”), Parent shall (i) give the Company the opportunity to participate (at the Company’s expense) in the defense or settlement of any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation, and (ii) give the Company the right to review and comment on all filings or responses to be made by Parent in connection with the defense or settlement of any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation, and will in good faith take such comments into account; provided, however, that (x) Parent shall be entitled to select legal counsel for the Company in respect of such Parent Shareholder Litigation, which legal counsel shall be reasonably acceptable to the Company, and (y) Parent shall control the defense of any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation unless there is an actual legal conflict that would prohibit the assumption of the defense by Parent under law or bona fide ethical obligation; provided, further, that neither Parent nor the Company shall agree to settle any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.11. Public Announcements. Except with respect to a Company Change in Recommendation (or matters related thereto), Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange; provided, however, that each party may make statements without such consultation that are consistent with previous press releases, public disclosures or public statements made by either party in compliance with this Section 6.12. Parent and the Company agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

Article VII

CONDITIONS PRECEDENT

Section 7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Regulatory Approvals. (i) The CFIUS Approval shall have been obtained; and (ii) all other Required Regulatory Approvals shall have been obtained or satisfied and shall remain in full force and effect, or the applicable waiting period (and any extension thereof) applicable in respect of such Required Regulatory Approval shall have expired.

(c) No Injunctions or Restraints; Illegality. (i) No Law, order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or enacted by any Governmental Entity of competent jurisdiction enjoining or preventing the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect, and (ii) all conditions set forth in any order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or Governmental Entity of competent jurisdiction in order to consummate the transactions contemplated by this Agreement shall have been met.

Section 7.2. Conditions to Obligation of Parent and Merger Sub. The obligation of each of Parent and Merger Sub to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.8(a) shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time or such fact, circumstance, effect, change, event or development giving rise to the breach of Section 3.8(a) shall not be continuing as of the Closing Date; (ii) the representations and warranties of the Company set forth in Section 3.3(a) and the first sentence of Section 3.3(b) (in each case only with respect to the Company and not its Subsidiaries) shall be true and correct, in each case, at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except to the extent (A) the failures of such representations and warranties to be true and correct individually and in the aggregate relate solely to the impact of the Company’s 10-for-1 reverse stock split effective September 19, 2024 and would not result in an increase in the fully diluted capitalization of the Company as of the Company Capitalization Date by more than 250,000 shares of Company Common Stock, in the aggregate, or (B) in all other cases, the failures of such representations and warranties to be true and correct are de minimis; (iii) the representations and warranties of the Company set forth in Section 3.1, Section 3.4, Section 3.15(h)(ii) and Section 3.20 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) all other representations and warranties of the Company set forth in Article III shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(c) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.

Section 7.3. Conditions to Obligation of the Company. The obligations of the Company to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Section 4.2 shall be true and correct (other than such failures to be true and correct as are de minimis), in each case at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); (ii) the representations and warranties of Parent set forth in Section 4.1, Section 4.3 and Section 4.8 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iii) all other representations and warranties of Parent set forth in Article IV shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have an Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

Article VIII

TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as specifically provided below), as set forth below:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent, upon written notice to the other party:

(i) if the Merger is not consummated on or before June 25, 2025 (the “End Date”); provided, however, that if by the End Date, any of the conditions set forth in Section 7.1(b) shall not have been satisfied but all of the other conditions to the consummation of the Merger set forth in Article VII shall have been satisfied (or, in the case of any conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied), then either the Company or Parent may extend the End Date by written notice to the other party to September 25, 2025 (upon any extension in accordance with this Section 8.1(b)(i), references to the End Date in this Agreement shall mean the End Date as so extended); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party if a breach by such party of its obligations under this Agreement has been the principal cause of, or principally resulted in, such failure of the Merger to occur on or before the End Date;

(ii) if (A) any Governmental Entity that must grant a Required Regulatory Approval listed in Section 6.7(a) of the Parent Disclosure Schedule has denied approval of the Merger and such denial has become final and non-appealable; or (B) any court or Governmental Entity of competent jurisdiction shall have issued a final and non-appealable order, injunction or decree or other legal restraint or prohibition permanently enjoining or preventing the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party if a breach by such party of its obligations under this Agreement has been the principal cause of, or principally resulted in, such failure to obtain such Required Regulatory Approval or the issuance of such order, injunction, decree or other legal restraint, as applicable;

(iii) if the Company Stockholder Approval shall not have been obtained following a vote taken thereon at the Company Stockholders’ Meeting (unless such Company Stockholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof);

(c) by the Company, if Parent or Merger Sub breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Parent or Merger Sub contained herein fails to be true and correct, which breach or failure (i) either individually or in the aggregate with all other breaches by Parent or Merger Sub or failure of Parent’s and Merger Sub’s representations and warranties to be true, would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), as the case may be; and (ii) if reasonably capable of being cured, has not been cured prior to the earlier of thirty (30) days (or such fewer days as remain until the End Date) after Parent’s receipt of written notice of such breach from the Company, and provided that the Company is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of the Company contained herein then fails to be true and correct such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, could not then be satisfied;

(d) by the Company at any time prior to the Company Stockholder Approval, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (i) such Superior Proposal shall not have resulted from any breach of Section 6.1 with respect to such Superior Proposal and any Acquisition Proposal that was a precursor thereto, (ii) the Company Board, after satisfying all of the requirements set forth in Section 6.1 and Section 6.4, shall have authorized the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”) and (iii) the Company shall have paid the Company Termination Fee, and have entered into the Specified Agreement, substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(d);

(e) by Parent, if the Company breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (i) either individually or in the aggregate with all other breaches by the Company or failure of the Company’s representations and warranties to be true, would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), as the case may be, and (ii) if reasonably capable of being cured, has not been cured prior to the earlier of thirty (30) days (or such fewer days as remain until the End Date) after the Company’s receipt of written notice of such breach from Parent, and provided that Parent is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Parent contained herein then fails to be true and correct such that the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, could not then be satisfied; or

(f) by Parent, prior to the Company Stockholder Approval, if the Company Board or any committee thereof shall have made a Company Change in Recommendation.

Section 8.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect (other than the last sentence of Section 6.5, Section 6.12, this Section 8.2 and Section 8.3, which provisions shall survive such termination) without any liability or obligation on the part of the Company, Parent or Merger Sub or any of their respective Subsidiaries, except in the case of a Willful Breach (which for the avoidance of doubt shall not be released by this Section 8.2).

Section 8.3. Fees and Expenses.

(a) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(iii) (other than if such termination occurs at such time as Parent was entitled to terminate this Agreement pursuant to Section 8.1(f)), then the Company shall pay to Parent, by wire transfer of same-day funds, the Termination Expenses within five (5) Business Days of the date of such termination.

(b) In the event that this Agreement is terminated (i) by Parent pursuant to Section 8.1(f), (ii) by the Company or Parent pursuant to Section 8.1(b)(iii) at such time as Parent was entitled to terminate this Agreement pursuant to Section 8.1(f) or (iii) by the Company pursuant to Section 8.1(d), then the Company shall pay Parent, by wire transfer of same-day funds, the Company Termination Fee within five (5) Business Days of the date of termination.

(c) In the event that (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) (except if, on the date of such termination, any of the conditions in Section 7.1(b) is not then satisfied) or Section 8.1(b)(iii); (ii) an Acquisition Proposal with respect to the Company is publicly proposed or disclosed (and not withdrawn prior to (A) the date of such termination, with respect to any termination pursuant to Section 8.1(b)(i), or (B) the date of the Company Stockholders’ Meeting with respect to termination pursuant to Section 8.1(b)(iii); and (iii) within twelve (12) months of such termination, an Acquisition Proposal with respect to the Company is consummated or a definitive agreement providing for an Acquisition Proposal with respect to the Company is entered into (provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal shall instead refer to fifty percent (50%)), then the Company shall pay to Parent, by wire transfer of same-day funds, the Company Termination Fee on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement (provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal shall instead refer to fifty percent (50%)).

(d) For purposes of this Agreement, (i) “Company Termination Fee” shall mean a cash fee equal to $4,600,000.

(e) Except in the case of a Willful Breach by the Company, which shall each be subject to Section 8.2, following the termination of this Agreement in accordance with its terms, the payment by the Company of the Termination Expenses or the Company Termination Fee, as applicable, to the extent required pursuant to this Section 8.3, in circumstances in which it is due pursuant to the terms of this Agreement, together with any amounts payable pursuant to Section 8.3 in connection therewith, shall be the sole and exclusive remedy of Parent under this Agreement. Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted herein, in no event shall the Company be required to pay the Termination Expenses or the Company Termination Fee or, as applicable, more than once.

(f) The Company and Parent acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and, in order to obtain such payment, if the party owed such payment commences a suit, action or other proceeding that results in a judgment in its favor for such payment, the party owing such payment shall pay to the party owed such payment its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, as reported in The Wall Street Journal, in effect on the date such payment was required to be made.

(g) Each party further acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Each party further acknowledges that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement.

Section 8.4. Amendment. This Agreement may be amended or modified by written agreement of each of the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholders Approval, no amendment or modification shall be made that by applicable Law or in accordance with the rules of the NYSE requires the further approval by the stockholders of the Company without the further approval of such Company stockholders. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties.

Section 8.5. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Parent shall require the approval of the shareholders of Parent unless such approval is required by Law or in accordance with the rules of any relevant stock exchange and no extension or waiver by the Company shall require the approval of the stockholders of the Company unless such approval is required by Law or in accordance with the rules of any relevant stock exchange. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Article IX

MISCELLANEOUS

Section 9.1. Transaction Expenses. Except as provided below or in the circumstances in which the Termination Expenses or the Company Termination Fee are payable by the Company, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. Notwithstanding the foregoing, Parent and the Company each shall pay fifty percent (50%) of any and all filing fees due in connection with the filings required by or under the DPA and any other Law.

Section 9.2. Definitions. For purposes of this Agreement:

“Acquisition Proposal” means, with respect to the Company, any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by this Agreement) involving (a) the direct or indirect acquisition, exclusive license or purchase of a business or assets that constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or the assets (based on the fair market value basis as of the date thereof) of the Company and the Company Subsidiaries, taken as a whole, by any Person or group of Persons (other than Parent or any of its Affiliates); (b) direct or indirect acquisition or purchase of equity securities or capital stock of the Company or any of the Company Subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, by any Person or group of Persons (other than Parent or any of its Affiliates), following which such Person or group of Persons would hold fifteen percent (15%) or more of such class of equity securities; (c) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares or Capital Stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or group of Persons (other than Parent or any of the Company Subsidiaries) beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of the Company Subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; or (d) any combination of the foregoing.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Anti-Corruption Law” means U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and similar anti-bribery and anti-corruption laws applicable to the parties and their Subsidiaries.

“Average Parent ADS Price” means the VWAP for the ten (10) consecutive Trading Days ending on (and including) the Trading Day that is immediately preceding the day that is three (3) days prior to the Closing Date.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City, United States, or Tel Aviv, Israel.

“Capital Stock” means any and all shares, equity interests, voting securities, participations, rights or other equivalents, however designated, and including common or preferred securities.

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

“CFIUS Approval” means (a) written notification of CFIUS’s determination that the transactions contemplated by this Agreement do not constitute a “covered transaction” under the DPA, (b) written notification that CFIUS has completed its review or investigation of the transactions contemplated by this Agreement and determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and all action under the DPA has been concluded, (c) written notification of CFIUS’s determination, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action based on the parties’ CFIUS Declaration but has not requested the submission of a CFIUS Notice, or (d) CFIUS has reported the transactions contemplated by this Agreement to the President of the United States and either (i) the President of the United States has made a decision not to suspend or prohibit such transactions, or (ii) the President of the United States has not taken any action within fifteen (15) days from the date he received the report from CFIUS.

“CFIUS Declaration” means a declaration and all accompanying materials with respect to the transactions contemplated by this Agreement prepared by the parties and submitted to CFIUS in accordance with the requirements of the DPA under 31 C.F.R. Part 800, Subpart D.

“CFIUS Notice” means a joint notice and all accompanying materials with respect to the transactions contemplated by this Agreement prepared by the parties and submitted to CFIUS in accordance with the requirements of the DPA under 31 C.F.R. Part 800, Subpart E.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Business Data” means any and all business information and data (whether of employees, contractors, consultants, customers, consumers, vendors, suppliers, service providers or other persons and whether in electronic or any other form or medium) Processed by the Company IT Systems or otherwise in the course of the conduct of the business of each of the Company and the Company Subsidiaries.

“Company Data Protection Requirements” means all applicable (a) Data Protection Laws; (b) Company Privacy Policies; and (c) the terms of any agreements to which each of the Company and its Subsidiaries is bound relating to the Processing of Personal Data.

“Company DeSPAC Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 23, 2021, by and among one, Caspian Merger Sub Inc. and Markforged, Inc.

“Company Earnout Shares” means the shares of Company Common Stock that are issuable to Eligible Company Equityholders (as defined in the Company DeSPAC Merger Agreement) on the terms and subject to the conditions set forth in the Company DeSPAC Merger Agreement.

“Company Equity Awards” means collectively, the Company Stock Options and Company RSU Awards.

“Company Incentive Award Plan” means the 2021 Stock Option and Incentive Plan of the Company, as may be amended from time to time.

“Company Intellectual Property Rights” means any Intellectual Property Rights that are owned, used or practiced, or held for use or practice, by the Company or the Company Subsidiaries, including any Intellectual Property Rights incorporated into, embodied in or otherwise used or practiced, or held for use or practice, in connection with (or planned by the Company or any Company Subsidiary to be incorporated into or otherwise used or practiced, or held for use or practice, in connection with) the Company Offerings.

“Company Licensed IP” means all Company Intellectual Property Rights that are not Owned Company IP.

“Company Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that a Company Material Adverse Effect shall not be deemed to include the impact of (i) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements; (ii) changes, after the date hereof, in applicable Laws, or interpretations thereof by courts or Governmental Entities; (iii) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism, or the escalation of any conflict, including the current conflicts between (A) the Russian Federation and Ukraine and (B) Israel and Palestine, or any change, escalation or worsening thereof) or in economic, market (including equity, credit and debt markets, as well as changes in interest rates) or other general industry-wide conditions affecting the industries in which the Company and its Subsidiaries operate; (iv) the announcement or the existence of, compliance with, pendency of or performance under, this Agreement or the transactions contemplated hereby or the identity of the parties to this Agreement or any of their Affiliates (provided that the exception in this clause (iv) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of or performance under this Agreement or the consummation of the transactions contemplated hereby and shall not apply to any covenant to use commercially reasonable efforts to operate in the ordinary course); (v) a decline in the trading price of the Company’s Capital Stock or any failure of the Company to meet any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to the Company or any of its Subsidiaries for any period, but not including any underlying causes thereof to the extent not otherwise excluded pursuant to subclauses (i) through (ix) herein; (vi) any natural disaster, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other similar event; (vii) any epidemic, disease outbreak or pandemic (including COVID-19 (and, for the avoidance of doubt, any loss of customers, suppliers, orders, Contracts or other business relationships resulting from, or in connection with, COVID-19 or any COVID-19 Measures)), public health emergency or widespread occurrence of infectious disease or other acts of God; (viii) any action taken by the Company or any of the Company Subsidiaries at the written request of Parent or failure to take action due to Parent’s unreasonable failure to grant consent; and (ix) Transaction Litigation; except, with respect to subclause (i) to (iii), (vi) and (vii), to the extent that such effect, change, event, circumstance, condition, occurrence or development disproportionately affects the business, properties, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and the Company Subsidiaries operate.

“Company Offerings” means any material products or services marketed, offered, licensed, provided, sold, distributed or otherwise made available by or on behalf of the Company or any of the Company Subsidiaries, and any products or services currently being developed (or already developed) by or for the Company or any of the Company Subsidiaries.

“Company Privacy Policies” means all published and posted agreements and policies relating to each of the Company’s and the Company Subsidiaries’ Processing of Personal Data.

“Company RSU Award” means each award of restricted stock units with respect to shares of Company Common Stock granted under the Company Incentive Award Plan that is outstanding immediately prior to the Effective Time.

“Company Stock Option” means each option to purchase shares of Company Common Stock granted under the Company Incentive Award Plan that is outstanding immediately prior to the Effective Time.

“Company Subsidiary” means each Subsidiary of the Company, including, for the avoidance of doubt, those entities set forth on Section 9.2(i) of the Company Disclosure Schedule.

“Company Warrant” means each warrant to purchase shares of Company Common Stock of the Company that is outstanding immediately prior to the Effective Time.

“control,” “controlled” and “controlling” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, ‘shelter in place’, ‘stay at home’, social distancing, or similar requirements of any Governmental Entity, in connection with or in response to COVID-19 and any mutations or variations thereof.

“Data Protection Laws” means any applicable Laws relating to the Processing of data, data privacy, data security, data breach notification, and the cross-border transfer of Personal Data.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all implementing regulations issued and effective thereunder.

“Environmental Claim” means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance, violation, liability or obligation, by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (a) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (b) any Environmental Law or any Permit issued pursuant to Environmental Law.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Materials, the preservation or protection of soils, subsoils, waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the occupational health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, in effect at any time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any entity (whether or not incorporated) other than such Person that, together with such Person, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code and/or Section 4001(b)(1) of ERISA.

“Exchange Ratio” means the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the Average Parent ADS Price.

“Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, polychlorinated biphenyls, per- and polyfluoroalkyl substances, toxic mold, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“In-the-Money Company Stock Option” means each Company Stock Option that has a per share exercise price less than the Per Share Merger Consideration that would be payable in respect of the Company Common Stock underlying such Company Stock Option.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations, including any applicable penalties (including with respect to any prepayment thereof), interest and premiums, of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person (excluding equipment deposits or advances); (b) all obligations of such Person evidenced by bonds, debentures, indentures, notes or similar instruments; (c) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment; (d) all obligations of such Person for the deferred purchase price of property (other than trade payables or accruals in the ordinary course of business consistent with past practice), including, for the avoidance of doubt, any earnouts, holdbacks or post-closing adjustment payments, whether contingent or otherwise; (e) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (f) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others; (h) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (i) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

“Intellectual Property Right” means intellectual property rights of any kind or nature recognized in any applicable jurisdiction worldwide, including all U.S. and foreign (a) patents and pending patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”); (b) trademarks, trademark applications, registered trademarks, service marks, service mark applications, registered service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith (“Marks”); (c) copyrights; mask works, works of authorship and moral rights and any registrations, applications, renewals, extensions and reversions of any of the foregoing; (d) all rights in Software and Technology; (e) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies; (f) registrations and applications for registration for the foregoing; and (g) URL and domain name registrations.

“International Trade Law” means (a) all applicable trade, export control, import, and anti-boycott laws and regulations imposed, administered, or enforced by the U.S. government, including, but not limited to, the U.S. Export Administration Act, the U.S. Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. Arms Export Control Act (22 U.S.C. § 1778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), the Israeli Trading with the Enemy Act, the U.S. customs laws and regulations and the Foreign Trade Regulations (15 C.F.R. Part 30), (b) the Israeli Penal Law, the Israeli Control of Products and Services Declaration (Engagement of Encryption), 1974, as amended; the Israeli Defense Export Control Law, 2007; the Israeli Order of Import and Export (Supervision of Export of Dual Use Goods, Services and Technologies), 2006; the Law on the Struggle Against Iran’s Nuclear Program, 5772-2012 the Prevention of Distribution and Financing of Weapons of Mass Destruction Law, 5778-2018 and any additional economic sanctions programs which may be administered by the Israeli Department of Treasury and Ministry of Defense and any regulations or orders issued thereunder, and (c) other applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.

“Intervening Event” means any material event or development, or material changes in circumstances first occurring, arising or coming to the attention of the Company Board after the date of this Agreement to the extent that such event, development or change in circumstances (a) was not known by the Company Board and was not reasonably foreseeable by the Company Board as of or prior to the date of this Agreement; and (b) does not relate to an Acquisition Proposal or a Superior Proposal or any inquiry or communications relating thereto.

“IRS” means the United States Internal Revenue Service.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including the regulations promulgated thereunder, or any other law that may come in its stead, including all amendments made thereto.

“ITA” means the Israeli Tax Authority.

“Knowledge” whether or not capitalized, means (i) when used with respect to the Company, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 9.2(ii) of the Company Disclosure Schedule, and (ii) when used with respect to Parent, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 9.2 of the Parent Disclosure Schedule.

“Maximum ADS Amount” means such number of Parent ADSs representing that number of Parent Ordinary Shares equal to (a) no more than 19.9% of the number of Parent Ordinary Shares outstanding or 19.9% of the voting power of Parent Ordinary Shares outstanding, in each case, immediately prior to the Effective Time, minus (b) such number of Parent Ordinary Shares reserved for settlement of, or other issuance pursuant to the terms of, the Replacement RSU Awards.

“Merger Consideration” means the aggregate Per Share Merger Consideration payable hereunder with respect to all shares of Company Common Stock and Company Stock Options, on the terms and subject to the conditions of this Agreement.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Net Share” means, with respect to an In-the-Money Company Stock Option, the quotient obtained by dividing (a) the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such In-the-Money Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to the vested portion of such In-the-Money Company Stock Option, immediately prior to the Effective Time, by (b) the Per Share Merger Consideration.

“Open Source Software” means any software that contains or is derived in any manner (in whole or in part) from any software, code or libraries that are distributed as free software or as open source software or under any licensing or distribution models similar to open source, including but not limited to any software licensed under or subject to terms that require Source Code to be provided or made available to subsequent licensees or sublicensees (regardless of whether the license restricts Source Code from being distributed in modified form) or which may impose any other obligation or restriction with respect to a Person’s Intellectual Property Rights, including, without limitation, any software licensed under or subject to the Artistic License, the Mozilla Public License, the GNU Affero GPL, the GNU GPL, the GNU LGPL, any other license that is defined as an “Open Source License” by the Open Source Initiative, and any similar license or distribution model.

“Ordinance” means the Israeli Income Tax Ordinance New Version, 5721-1961, as amended, and the rules and regulations promulgated thereunder.

“Out-of-the-Money Company Stock Option” means each Company Stock Option that has a per share exercise price equal to or greater than the Per Share Merger Consideration that would be payable in respect of the Company Common Stock underlying such Company Stock Option.

“Owned Company IP” means all Registered Company Intellectual Property Rights and all other Company Intellectual Property Rights owned or purported to be owned by, or subject to an obligation to be assigned to, the Company or any Company Subsidiary.

“Parent ADS” means an American depositary share of Parent representing a beneficial interest in one (1) Parent Ordinary Share.

“Parent Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has or would reasonably be expected to materially impair or prevent the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

“Parent Ordinary Share” means an ordinary share of Parent, par value NIS 5.00 per share.

“Parent Subsidiary” means each Subsidiary of Parent.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the latest financial statements of (i) Parent included in the Parent SEC Documents or (ii) the Company included in the Company SEC Documents, as the case may be; (b) statutory Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Law; (c) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements, which do not materially impair the use of the real property in the operation of the business thereon; (d) Liens for Indebtedness existing as of the date hereof (which indebtedness is described in the Parent SEC Documents or the Company SEC Documents, as the case may be), including Liens required from time to time pursuant to the terms of the documents governing such Indebtedness; (e) Liens that, individually or in the aggregate, do not or would not reasonably be expected to materially interfere with the ability of a party and its Subsidiaries to conduct their business as presently conducted; and (f) with respect to any Intellectual Property Right, any outbound non-exclusive license.

“Per Share Merger Consideration” means $5.00.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity or group (as defined in the Exchange Act).

“Personal Data” means (a) information related to an identified or identifiable individual and (b) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by Data Protection Laws.

“Process” (and the corollary terms “Processed” and “Processing”) means, with respect to data, the collection, use, storage, transfer, disclosure, disposal, or other processing of such data.

“Registered Company Intellectual Property Rights” means (a) all issued Patents, pending Patent applications, Mark registrations, applications for Mark registrations, copyright registrations, applications for copyright registrations, industrial design registrations, applications for industrial design registrations and Domain Name registrations owned or purported to be owned, by the Company or any Company Subsidiary, and (b) any other applications, registrations, recordings and filings filed by or on behalf of the Company or any Company Subsidiary (or otherwise authorized by or in the name of the Company or any Company Subsidiary) with respect to any Intellectual Property Rights of the Company.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pumping, pouring, abandonment, discarding, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Representatives” means any directors, officers, employees, investment bankers, accountants, attorneys and other advisors, agents, debt financing sources and other representatives of a Person.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.

“Software” means all (a) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in Source Code, object code or other form, including libraries, subroutines and other components thereof; (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (d) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Source Code” means computer software in a form which a program’s design, logic, structuring and processing methods may be read by a trained human being, including without limitation, all source code, scripts, data definition, flow charts, file layouts, program narratives and program listings.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Subsidiary” means with respect to any Person, an entity of which such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect a majority of such entity’s board of directors or other governing body, or otherwise to control the management of such entity; or (b) a majority of the outstanding equity or financial interests of such entity.

“Superior Proposal” means, with respect to the Company, any bona fide written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) being deemed to be replaced with references to fifty percent (50%)) with respect to the Company on terms which the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel, and after taking into account all legal, regulatory, financial and other aspects of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal), to be (x) more favorable from a financial point of view to the Company’s stockholders than the Merger and (y) reasonably likely to be irrevocably consummated (if accepted) on a timely basis in accordance with its terms and taking into account all relevant financial, legal and regulatory aspects of such Acquisition Proposal (including the identity of the Person making such Acquisition Proposal).

“Tax” or “Taxes” means all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, unemployment, payroll, premium, withholding, escheat, unclaimed property, alternative or added minimum, ad valorem, transfer or excise taxes, customs, tariffs, imposts, levies, duties, Israeli value added tax, fees or other like assessments or charges imposed by a Governmental Entity, together with all interest, penalties and additions imposed by such Governmental Entity with respect to such amounts.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, and any amended Tax return, in each case, relating to Taxes and which is filed or required to be filed by a Governmental Entity.

“Technology” means all Software, content, websites, technical data, subroutines, tools, materials, invention disclosures, improvements, apparatus, creations, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, documentation, user manuals and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

“Termination Expenses” means reasonable, documented out-of-pocket fees and expenses, not to exceed $4,000,000 in the aggregate, incurred or paid by or on behalf of Parent and its Subsidiaries in connection with the transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case, including documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to Parent and its Subsidiaries.

“Trading Days” means a day on which Parent ADSs are traded on Nasdaq.

“Transaction Proposals” means (a) adoption and approval of this Agreement and the Merger in accordance with applicable Law and NYSE rules and regulations, (b) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement or correspondence related thereto, (c) adoption and approval of any other proposals as reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the transactions contemplated by this Agreement and (d) adjournment of the Company Stockholders’ Meeting as permitted under Section 6.13.

“Valid Tax Certificate” means, in respect of a Payor, a valid certificate or ruling issued by the ITA in form and substance reasonably acceptable to the Surviving Corporation, Parent and the Exchange Agent, and reasonably satisfactory to Payor: (a) exempting such Payor from the duty to withhold Israeli Taxes with respect to the applicable payment, (b) determining the applicable rate of Israeli Taxes to be withheld from the applicable payment (c) providing any other instructions regarding the payment or withholding with respect to the applicable payment, or (d) a tax residency certificate.

“VWAP” means the volume weighted average price of Parent ADSs, as reported by Bloomberg or, in the event Bloomberg does not report such information, such third party service as is mutually agreed upon in good faith by the parties.

“Willful Breach” means a material breach of this Agreement as a result of a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a breach of this Agreement.

Section 9.3. Interpretation. Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The words “as of the date of this Agreement” and words of similar import shall be deemed in each case to refer to the date of this Agreement as set forth in the Preamble hereto. The term “or” is not exclusive. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such word or phrase shall not mean simply “if.” Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Entity shall be deemed to include reference to any successor thereto. Any reference to a document being “provided” or “made available” to a party or its advisers, shall mean that such document had been included at least one Business Day prior to the date of this Agreement in the virtual data room established by the applicable party, and to which access to the other party and its advisers had been granted at least three Business Days prior to the date of this Agreement, or in the Company SEC Documents or the Parent SEC Documents filed publicly at least three Business Days prior to the date of this Agreement, as applicable.

Section 9.4. Non-survival of Representations and Warranties. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and all such representations, warranties, covenants, obligations or other agreements, including all such rights, shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article IX.

Section 9.5. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email (without receiving a failure of delivery message in return) or, to the extent not delivered on a Business Day during business hours, on the next Business Day, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

(a) if to the Company, to:

Markforged Holding Corporation

60 Tower Road

Watertown, MA 02451

Email: [***]

Attention: Shai Terem

with copies, not constituting notice, to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Email: [***] and [***]

Attention: Ken Gordon and Blake Liggio

(b) if to Parent or Merger Sub, to:

Nano Dimension Ltd.

2 Ilan Ramon

Ness Ziona

7403635

Israel

Email: [***]

Attention: Zivi Nedivi

with copies, not constituting notice, to:

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

HaArba’a Towers - 28 HaArba’a St.

North Tower, 35th floor

Tel-Aviv, Israel 6473925

Email: [***] and [***]

Attention: Oded Har-Even and Tamir Chagal

and

Greenberg Traurig LLP

401 East Las Olas Boulevard

Suite 2000

Ft. Lauderdale, Florida

Email: [***] and [***]

Attention: Bruce March and Flora Perez

Section 9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.6 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.8. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, the voting agreements contemplated hereby, the exhibits hereto and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Merger and the other transactions contemplated by this Agreement; and (b) except for Section 6.9 and for the right of the equityholders of the Company to receive the consideration specified in Section 1.5 and Section 1.6 on the terms and subject to the conditions of this Agreement, is not intended to confer upon any Person other than the parties any rights or remedies.

Section 9.9. Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relating to this Agreement or the other agreements delivered in connection herewith, or the execution or performance of this Agreement or such other agreements, or the transactions contemplated by this Agreement (the “Relevant Matters”) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state; provided, however, that any determination to be made with respect to corporate matters of Parent shall be determined in accordance with the Laws of the State of Israel.

Section 9.10. Forum. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Relevant Matter or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.10 in the manner provided for notices in Section 9.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 9.11. Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8.1, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement as provided for herein, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 9.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.13. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that Merger Sub may assign its rights and obligations hereunder to any direct, wholly owned Affiliate of Parent without the prior written consent of the Company. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.14. Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature page next]

IN WITNESS WHEREOF, the parties hereunder have duly executed this Agreement as of the date first written above.

MARKFORGED HOLDING CORPORATION

By:	/s/ Shai Terem
Name:	Shai Terem
Title:	Chief Executive Officer

NANO DIMENSION LTD.

By:	/s/ Yoav Stern
Name:	Yoav Stern
Title:	Chief Executive Officer

NANO US II, INC.

By:	/s/ Tomer Pinchas
Name:	Tomer Pinchas
Title:	Director

[Signature Page to Agreement and Plan of Merger]

Annex B

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement, dated as of September 25, 2024 (this “Agreement”), is by and between Nano Dimension Ltd., an Israeli company (“Nano”), and the undersigned stockholders (collectively, the “Stockholder”) of Markforged Holding Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein but not defined shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Nano, the Company and Nano US II, Inc., a Delaware corporation (“Merger Sub”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the Merger as a direct wholly owned subsidiary of Nano;

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of and has sole or shared voting power with respect to the number of shares of Company Common Stock set forth below the Stockholder’s signature on the signature page hereto (the “Shares”);

WHEREAS, receiving the Company Stockholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Nano to enter into the Merger Agreement and incur the obligations therein, Nano has required that the Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote; Restrictions on Transfers.

(a) Agreement to Vote the Shares. The Stockholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in any other circumstances upon which a vote, consent or other approval of stockholders is sought, the Stockholder will, to the extent that the Stockholder’s Shares are entitled to vote thereon and when a meeting concerning the Transactions (as defined below) is held, (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted, including by proxy or by delivering a written consent, all of the Shares, (A) in favor of the Merger and the approval and adoption of the Merger Agreement and each of the transactions contemplated thereunder (collectively, the “Transactions”), (B) against any Acquisition Proposal (other than the Merger), without regard to the terms of such Acquisition Proposal, (C) against any amendment to the Company Certificate of Incorporation or the bylaws of the Company that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger, (D) in favor of any proposal to adjourn or postpone any such meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve and adopt the Merger Agreement on the date on which such meeting is held if such adjournment or postponement is requested by Nano or the Company in accordance with Section 6.3 of the Merger Agreement and (E) against any action, agreement, transaction or proposal that would reasonably be expected to result in a material breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger. Except as set forth in this Section 1(a), nothing in this Agreement shall restrict the Stockholder from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.

(b) Restrictions on Transfers. The Stockholder hereby agrees that, during the term of this Agreement, the Stockholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of any Shares, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”) other than any Transfer of Shares (A) (i) to any Affiliate of the Stockholder, (ii) as a bona fide gift or gifts, (iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of the Stockholder or trusts for the benefit thereof, (iv) to any custodian or nominee for the purpose of holding such Shares for the account of the Stockholder, or (v) by operation of law or (B) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the earlier of the receipt of the Company Stockholder Approval and the Expiration Time, to the Company in order to satisfy any required withholding taxes applicable upon such vesting or exercise of such Company Equity Awards (such exceptions set forth in sections (A)(i), (A)(ii), (A)(iii), (A)(iv), (A)(iv) and (B), referred to as “Permitted Transfers”); provided, that, prior to and as a condition to the effectiveness of any Transfer described in clause (A)(i), (A)(ii), (A)(iii) or (A)(iv) above, such transferee executes a joinder to this Agreement, in a form reasonably acceptable to Nano, pursuant to which such transferee agrees to become a party to this Agreement and be subject to all of the restrictions and obligations applicable to the Stockholder and otherwise become a party for all purposes of this Agreement to the extent relating to such transferred Shares. Any Transfer (other than a Permitted Transfer or a Permitted Encumbrance) in violation of this Section 1(b) shall be null and void. The Stockholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting and Transfer of the Shares.

(c) Transfer of Voting Rights. The Stockholder hereby agrees that, prior to the earlier of the receipt of the Company Stockholder Approval and the Expiration Time, the Stockholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement with any Person to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares owned by the Stockholder.

(d) Acquired Shares. Any shares of Company Common Stock or other voting securities of the Company with respect to which beneficial ownership is acquired by the Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such securities or upon exercise or conversion of any securities of the Company, if any, after the execution hereof shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof.

Section 2. Non-Solicit. The Stockholder shall not, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any Person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person regarding any Acquisition Proposal (except to disclose the existence of the provisions of this Section), or (iv) propose, recommend, endorse or participate in any way in an Acquisition Proposal or publicly disclose its intention to do so. For the avoidance of doubt, nothing contained herein shall prohibit the Stockholder, in his or her capacity as a member of the Company Board, from taking any action in such capacity to the extent such action is permitted by the Merger Agreement.

Section 3. Representations and Warranties of the Stockholder.

(a) Representations and Warranties. The Stockholder represents and warrants to Nano as follows:

(i) Power and Authority; Consents. The Stockholder has the requisite capacity and authority to enter into and perform the Stockholder’s obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such permit, authorization, consent or approval or to make such filings would not prevent or materially delay the performance by the Stockholder of its, his or her obligations under this Agreement in any material respect.

(ii) Due Authorization. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Nano, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iii) Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not, (I) violate or conflict with, or constitute a default or breach under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder or the Stockholder’s property or assets is bound, or (II) violate any statute, rule or regulation to which the Stockholder or the Stockholder’s property or assets is subject, except, in the case of each of clauses (I) or (II), as would not prevent or materially delay the Stockholder from performing its obligations under this Agreement in any material respect. The Stockholder has not appointed or granted a proxy or power of attorney to any Person with respect to any Shares that remains in effect. Except for this Agreement, the Stockholder is not a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares.

(iv) Ownership of Shares. Except for restrictions in favor of Nano pursuant to this Agreement, transfer restrictions of general applicability as may be provided under applicable securities Laws and any Permitted Encumbrances, the Stockholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, or other Encumbrances, and has sole voting power and sole power of disposition with respect to the Shares with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, and no Person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Shares. Stockholder does not own any options, equity awards, warrants, or equity interests or shares of the Company other than the Shares. As of the date hereof, the number of the Shares is set forth below the Stockholder’s signature on the signature page hereto. As used in this Agreement, (i) “Encumbrance” shall mean any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, preemptive right, voting trust or any other similar right and (ii) “Permitted Encumbrance” shall mean (x) any Encumbrance arising (A) under this Agreement and (B) under securities laws; and (y) any right, agreement, understanding or arrangement which represents a financial interest in cash received upon sale of the Shares and not an Encumbrance upon the Shares prior to such sale.

(v) Legal Actions. There is no action, suit, investigation, complaint or other legal proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other Person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other Person that restricts or prohibits or would reasonably be expected to restrict or prohibit the exercise by Nano of its rights under this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(vi) The Stockholder hereby irrevocably waives, and agrees not to exercise, any statutory rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares that may arise in connection with the Merger.

(vii) The Shareholder hereby authorizes Nano to maintain a copy of this Agreement at either the executive office or the registered office of Nano.

Section 4. Representations and Warranties of Nano.

(a) Representations and Warranties. Nano represents and warrants to the Stockholder as follows:

(i) Power and Authority; Consents. Nano has the requisite power and authority to enter into and perform its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Nano for the execution, delivery and performance of this Agreement by Nano or the consummation by Nano of the transactions contemplated hereby except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such permit, authorization, consent or approval or to make such filings would not prevent or delay the performance by Nano of its, his or her obligations under this Agreement in any material respect.

(b) Due Authorization. This Agreement has been duly executed and delivered by Nano and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the valid and binding agreement of Nano, enforceable against Nano in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(i) Non-Contravention. The execution and delivery of this Agreement by Nano does not, and the performance by Nano of Nano’s obligations hereunder and the consummation by Nano of the transactions contemplated hereby will not, violate or conflict with, or constitute a default or breach under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Nano is a party or by which Nano or Nano’s property or assets is bound, or any statute, rule or regulation to which Nano or Nano’s property or assets is subject.

Section 5. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Expiration Time.

Section 6. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or Nano any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

Section 7. Termination. This Agreement will terminate upon the earlier of (a) the Effective Time, (b) the date of the termination of the Merger Agreement in accordance with its terms, (c) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the Per Share Merger Consideration or changes the form of consideration thereof to be paid in respect of the Shares, (d) a Company Change in Recommendation, and (e) the written agreement of the Stockholder and Nano (the “Expiration Time”); provided that this Section 7, Section 8 and Section 9 shall survive the Expiration Time indefinitely. Upon the termination or expiration of this Agreement, all obligations of the parties under this Agreement will terminate without any liability or other obligation on the part of any party to this Agreement to any Person with respect to this Agreement or the transactions contemplated by this Agreement, and no party to this Agreement shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter of this Agreement; provided, however, that no such termination or expiration shall relieve any party hereto from any liability for any willful breach of this Agreement or fraud occurring prior to such termination; provided, that in no event shall the Stockholder’s liability for monetary damages exceed the value of the aggregate consideration to which it would be entitled pursuant to the Merger Agreement.

Section 8. No Limitation. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company, as applicable. Without limiting Nano’s and Merger Sub’s rights under the Merger Agreement, nothing in this Agreement shall be construed to prohibit the Stockholder or any of the Stockholder’s Representatives who is an officer or member of the board of directors of the Company from taking any action (or failure to act) in his or her capacity as an officer or member of the board of directors of the Company or from taking any action with respect to any Acquisition Proposal in his or her capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 9. Miscellaneous.

(a) Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email (without receiving a failure of delivery message in return) or, to the extent not delivered on a Business Day during business hours, on the next Business Day, (ii) on the fifth Business Day after dispatch by registered or certified mail, or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

(i) If to Nano, to:

Nano Dimension Ltd.

2 Ilan Ramon

Ness Ziona

7403635

Israel

Email: [***]

Attention: Zivi Nedivi

with copies (which shall not constitute notice) to:

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

HaArba’a Towers - 28 HaArba’a St.

North Tower, 35th floor

Tel-Aviv, Israel 6473925

Email: [***]

Attention: Oded Har-Even

and

Greenberg Traurig LLP

401 East Las Olas Boulevard

Suite 2000

Ft. Lauderdale, Florida

Email: [***] and [***]

Attention: Bruce March and Flora Perez

(ii) If to the Stockholder, to:

[Name]

[Address]

Email: [Email]

(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(e) Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(f) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(i) Specific Performance; Remedies Cumulative. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by the Stockholder in accordance with the terms hereof and, accordingly, that Nano shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Nano may be entitled at law or in equity, including without limitations, (a) the Stockholder’s obligations to vote Stockholder’s Shares as provided in this Agreement, without proof of damages, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and Stockholder acknowledges that without these rights, Nano would not have entered into this Agreement. The Stockholder hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. Stockholder agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that Nano has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9(l) in the manner provided for notices in Section 9(b). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(m) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(n) Headings. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(o) Counterparts. This Agreement may be executed by facsimile or other electronic transmission means (including, without limitation, any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com)) and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(p) No Agreement Until Executed. Irrespective of negotiations between the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the Parties unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by each Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

NANO DIMENSION LTD.

By:
Name: Yoav Stern
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDER:

Number of shares of Company Common

Stock:

Address:

[Signature Page to Voting and Support Agreement]

Annex C

Opinion of Evercore Group L.L.C.

September 25, 2024

The Board of Directors Markforged Holding Corporation 60 Tower Road Waltham, MA 02451

Members of the Board of Directors:

We understand that Markforged Holding Corporation (the “Company”) proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Nano Dimension Ltd. (“Parent”) and Nano US II, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (as defined below), Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, at the effective time of the Merger, each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than shares owned by Parent, Merger Sub or any Company Subsidiary (as defined in the Merger Agreement) or held by the Company as treasury stock (collectively, the “Owned Company Shares”) and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $5.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares) in the Merger is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)

reviewed certain internal projected financial data relating to the Company, including certain net operating loss carryforwards of the Company, prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);

(iii)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;

(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)

compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of the Merger Agreement; and

(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger. In addition, we have relied, without independent verification, on the assessments of the management of the Company as to (i) the validity of, and risks associated with, the Company’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of the Company’s current and future products and services.

We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to Parent and we have not received any compensation from Parent during such period. We may provide financial advisory or other services to the Company, Parent or any of their respective affiliates in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Parent.

Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock (other than holders of Owned Company Shares and Dissenting Shares) in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Daniel Levy
Daniel Levy

Annex D

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

MARKFORGED HOLDING CORPORATION

60 TOWER ROAD

WALTHAM, MA 02451

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MKFG2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58743-S00868      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKFORGED HOLDING CORPORATION

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

1.

To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of September 25, 2024, by and among Nano Dimension Ltd., a Israeli company (“Nano”), Nano US II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Nano (“Merger Sub”), and Markforged Holding Corporation (“Markforged”), pursuant to which Merger Sub will be merged with and into Markforged, with Markforged surviving as an indirect wholly-owned subsidiary of Nano.

	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2.

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

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V58744-S00868

Markforged Holding Corporation

Special Meeting of the Stockholders

December 5, 2024, 9:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Shai Terem, Assaf Zipori and Stephen Karp, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of MARKFORGED HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held in a virtual format only at 9:00 A.M. Eastern Time on December 5, 2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side